UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Horace Mann Educators Corporation

(Name of Registrant as Specified In Its Charter)

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Springfield, Illinois

April 8, 2015

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of your corporation to be held at 9:00 a.m. Central Daylight Saving Time on Wednesday, May 20, 2015, at the Horace Mann Lincoln Auditorium, 1 Horace Mann Plaza, Springfield, Illinois 62715.

We will present a report on Horace Mann’s current affairs, and Shareholders will have an opportunity for questions and comments.

We encourage you to read the Proxy Statement and vote your shares as soon as possible. You may vote via the Internet, by telephone or by completing and returning a proxy card. Specific voting instructions are set forth in the Proxy Statement, the Notice of Internet Availability of Proxy Materials and the proxy card. You may revoke your voted proxy at any time prior to the meeting or vote in person if you attend the meeting.

We look forward to seeing you. If you vote by proxy and do not plan to attend, let us know your thoughts about Horace Mann either by letter or by comment on the proxy card.

Sincerely,

Gabriel L. Shaheen	Marita Zuraitis
Chairman of the Board	President and Chief Executive Officer

ANNUAL MEETING OF SHAREHOLDERS

Meeting Notice

HORACE MANN EDUCATORS CORPORATION

1 Horace Mann Plaza

Springfield, Illinois 62715-0001

When

Wednesday, May 20, 2015

9:00 a.m. Central Daylight Saving Time

Where

Horace Mann Lincoln Auditorium

1 Horace Mann Plaza

Springfield, Illinois 62715

Why

•	Elect nine Directors named in the Proxy Statement.

•	Approve the Horace Mann Educators Corporation 2010 Comprehensive Executive Compensation Plan as amended and restated.

•	Approve the advisory resolution to approve Named Executive Officers’ compensation.

•	Ratify the appointment of KPMG LLP, an independent registered public accounting firm, as the Company’s auditors for the year ending December 31, 2015.

•	Conduct other business, if properly raised.

Record Date

March 24, 2015 - Shareholders registered in the records of the Company or its agents on that date are entitled to receive notice of and to vote at the meeting.

The approximate availability date of the Proxy Statement and the proxy card is April 8, 2015. Your vote is important. Whether or not you plan to attend the Annual Meeting, the Board of Directors urges you to vote via the Internet, by telephone or by returning a proxy card. If you vote via the Internet or by telephone, do not return your proxy card. You may revoke your proxy at any time before the vote is taken at the Annual Meeting provided that you comply with the procedures set forth in the Proxy Statement which accompanies this Notice of Annual Meeting of Shareholders. If you attend the Annual Meeting, you may either vote by proxy or vote in person.

A broker is not permitted to vote on the election of directors, the Horace Mann Educators Corporation 2010 Comprehensive Executive Compensation Plan as amended and restated, or the advisory resolution to approve Named Executive Officers’ compensation without instructions from the beneficial owner. Therefore, if your shares are held in the name of your broker, bank or other nominee, unless you vote your shares, your shares will not be voted regarding these proposals.

We encourage you to read the Proxy Statement and vote your shares as soon as possible.

By order of the Board of Directors,

Ann M. Caparrós

Corporate Secretary

Springfield, Illinois

April 8, 2015

HORACE MANN EDUCATORS CORPORATION

2015 Proxy Statement – Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting.

GENERAL INFORMATION	ITEMS TO BE VOTED ON

Meeting: Annual Meeting of Shareholders

Date: May 20, 2015

Time: 9:00 a.m. Central Daylight Saving Time

Location: Horace Mann Lincoln Auditorium,

1 Horace Mann Plaza, Springfield, Illinois 62715

Record Date: March 24, 2015

Common Stock Outstanding: 41,120,398 shares

Stock Symbol: HMN

Exchange: NYSE

State of Incorporation: Delaware

Year of Incorporation: 1968

Public Company Since: 1991

Corporate Website: www.horacemann.com

Election of Nine Directors

Director Nominees:

Daniel A. Domenech (Independent)

Mary H. Futrell (Independent)

Stephen J. Hasenmiller (Independent)

Ronald J. Helow (Independent)

Beverley J. McClure (Independent)

Gabriel L. Shaheen (Independent)(Chairman)

Robert Stricker (Independent)

Steven O. Swyers (Independent)

Marita Zuraitis (Management)

Horace Mann Educators Corporation 2010 Comprehensive Executive Compensation Plan as Amended and Restated

Advisory Resolution to Approve Named Executive Officers’ Compensation

Ratification of Independent Registered Public Accounting Firm

CORPORATE GOVERNANCE	EXECUTIVE COMPENSATION GOVERNANCE

Director Term: One year

Director Election Standard: Majority vote

Board Meetings in 2014: 4

Board Committees (Meetings in 2014):

Audit (12), Compensation (5), Executive (0); Investment & Finance (4), Nominating & Governance (4), Customer Experience & Technology (4)

Corporate Governance Materials: www.horacemann.com - Investors - Corporate Overview - Governance Documents

Board Communication: By mail to: Board of Directors, c/o Corporate Secretary, 1 Horace Mann Plaza, Springfield, Illinois 62715. By email to: hmecbofd@horacemann.com

•    Hedging transactions prohibited

•    Pledging shares prohibited

•    Clawback provisions applicable to all Executive Officers for both cash and equity awards

•    Stock Ownership Requirements for all Directors and Executive Officers

•    Stock Option holding requirement post exercise

•    Executive Change in Control Plan excludes “tax gross-up” provisions

•    Perquisites for Executive Officers limited to third party financial planning services

ANNUAL MEETING OF SHAREHOLDERS

Proxy Statement

General Information

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on Wednesday, May 20, 2015. The Proxy Statement and Annual Report to Shareholders and Form 10-K (the “Proxy Materials”) are available at www.proxyvote.com.

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Horace Mann Educators Corporation (“HMEC”, the “Company” or “Horace Mann”) of proxies (that is, the authority to vote shares) from holders of the Company’s common stock, par value $.001 per share (“Common Stock”). The proxies will be voted at the Annual Meeting of Shareholders to be held on Wednesday, May 20, 2015 at 9:00 a.m. Central Daylight Saving Time at the Horace Mann Lincoln Auditorium, 1 Horace Mann Plaza, Springfield, Illinois 62715 and at any adjournment or postponement thereof (the “Annual Meeting”).

The mailing address of the Company is 1 Horace Mann Plaza, Springfield, Illinois 62715-0001 (telephone number 217-789-2500). This Proxy Statement and the proxy card are being first made available to shareholders of the Company (“Shareholders”) on or about April 8, 2015.

The Board has fixed the close of business on March 24, 2015 as the record date (the “Record Date”) for determining the Shareholders entitled to receive notice of and to vote at the Annual Meeting. At the close of business on the Record Date, an aggregate of 41,120,398 shares of Common Stock were issued and outstanding, each share entitling the holder thereof to one vote on each matter to be voted upon at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of such outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The Company, through bankers, brokers or other persons, also intends to make a solicitation of beneficial owners of Common Stock.

At the Annual Meeting, Shareholders will be asked to (1) elect nine Directors named in the Proxy Statement to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified, (2) approve the HMEC 2010 Comprehensive Executive Compensation Plan as amended and restated, (3) approve the advisory resolution to approve Named Executive Officers’ compensation, and (4) ratify the appointment of KPMG LLP, an independent registered public accounting firm, as the Company’s auditors for the year ending December 31, 2015.

Shareholders may also be asked to consider and take action with respect to such other matters as may properly come before the Annual Meeting.

Copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (“Annual Report”), including the Company’s audited consolidated financial statements, were made available to known Shareholders on or about March 2, 2015.

2015 Proxy Statement • General Information	1

Your Proxy Vote

How to Vote

(1)

Via Internet: Go to www.proxyvote.com to vote via the Internet. You will need to follow the instructions on your Notice of Internet Availability of Proxy Materials (“Notice”) or proxy card and the website. If you vote via the Internet, you may incur telephone and Internet access charges.

(2)	By Telephone: Call the toll-free telephone number on the proxy card or the website to vote by telephone. You will need to follow the instructions and the voice prompts.
(3)	By Mail: Request, complete and return a paper proxy card, following the instructions on your Notice.
(4)	In Person: Attend the Annual Meeting, or send a personal representative with an appropriate proxy, to vote by ballot.

If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card. If you vote via the Internet or by telephone, do not return your proxy card.

If your shares are held in “street name” (that is, in the name of a bank, broker or other holder of record), you will receive a Notice containing instructions from the holder of record that you must follow in order for your shares to be voted. Internet and/or telephone voting also will be offered to Shareholders owning shares through most banks and brokers.

Participants in the Company’s stock fund within the Horace Mann Service Corporation Supplemental Retirement and Savings 401(k) Plan can direct the trustee to vote their shares via the Internet as directed in the Notice, by telephone as provided on the website or proxy card, or by signing and returning a proxy card.

Voting Rules

Solicitation and Revocation

Your proxy is being solicited by and on behalf of the Board. The persons named in the Form of Proxy have been designated as proxies by the Board. Such persons are Directors of the Company.

Shares of Common Stock represented at the Annual Meeting by a properly executed and returned proxy will be voted at the Annual Meeting in accordance with the instructions noted thereon, or if no instructions are noted, the proxy will be voted in favor of the proposals set forth in the Notice of Annual Meeting. A submitted proxy is revocable by a Shareholder at any time prior to it being voted, provided that such Shareholder gives written notice to the

Corporate Secretary at or prior to the Annual Meeting that such Shareholder intends to vote in person or by submitting a subsequently dated proxy. Attendance at the Annual Meeting by a Shareholder who has given a proxy shall not in and of itself constitute a revocation of such proxy.

Further solicitation may be made by officers and other employees of the Company personally, by telephone or otherwise, but such persons will not be specifically compensated for such services. Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of Common Stock. The costs of soliciting proxies will be borne by the Company. It is estimated these costs will be nominal.

Shareholder Approval

Shareholders are entitled to one vote per share of Common Stock on all matters submitted for consideration at the Annual Meeting. Under the Company’s Bylaws, the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required for the election of Directors, approval of the HMEC 2010 Comprehensive Executive Compensation Plan as amended and restated, approval of the advisory resolution to approve Named Executive Officers’ compensation and the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

Abstentions have the same effect as a vote “against” approval of the matter.

Please note that under NYSE rules, brokers who hold shares of Common Stock in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. With respect to the matters to come before the Annual Meeting, if brokers are not entitled to vote without instructions and therefore cast broker non-votes, the broker non-votes will have no direct effect on the outcome of the vote. However, because each matter requires a majority vote of the outstanding shares present and entitled to vote, a broker non-vote will indirectly work against the matter for which a broker non-vote is cast.

For this Annual Meeting, if you do not give specific instructions, your broker may cast your vote in its discretion on only Proposal No. 4 - Ratification of Independent Registered Public Accounting Firm.

Other Matters

Other than the matters set forth below, the Board has not received any Shareholder proposal by the deadline prescribed by the rules of the SEC, and otherwise knows of no other matters to be brought before the Annual Meeting. However, should any other matters properly come before the meeting, the persons named in the Form of Proxy will vote or refrain from voting thereon at their discretion.

2	2015 Proxy Statement • Your Proxy Vote

Proposals and Company Information

PROPOSAL NO. 1 - ELECTION OF NINE DIRECTORS

The By-Laws of the Company provide for the Company to have not less than five or more than fifteen Directors. The following nine persons currently are serving as Directors of the Company (“Directors”): Mary H. Futrell, Stephen J. Hasenmiller, Ronald J. Helow, Beverley J. McClure, Gabriel L. Shaheen, Roger J. Steinbecker, Robert Stricker, Steven O. Swyers and Marita Zuraitis. The terms of these Directors expire at the Annual Meeting. Mr. Steinbecker will be retiring from the Board as of the Annual Meeting, and the Board has nominated Daniel A. Domenech to serve as a new Director of the Company. We thank Mr. Steinbecker for his exemplary service.

The Board of Directors believes it is necessary for each of the Company’s Directors to possess a variety of qualities and skills. The Nominating & Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. This assessment includes members’ qualifications as independent, as well as consideration of skills, experience, diversity and age in the context of the needs of the Board. The Nominating & Governance Committee does not have a formal diversity policy; however, the Board and the Nominating & Governance Committee believe that it is essential that the Board members represent diverse viewpoints. The Nominating & Governance Committee assesses the effectiveness of the criteria described above when evaluating new Board candidates and when assessing the composition of the Board as a whole.

Upon the recommendation of the Nominating & Governance Committee, the Board nominated Dr. Domenech, Dr. Futrell, Mr. Hasenmiller, Mr. Helow, Ms. McClure, Mr. Shaheen, Mr. Stricker, Mr. Swyers and Ms. Zuraitis (the “Board Nominees”) to hold office as Directors. The proxies solicited by and on behalf of the Board will be voted “FOR” the election of the Board Nominees unless you specify otherwise. The Company has no reason to believe that any of the foregoing Board Nominees is not available to serve or will not serve if elected, although in the unexpected event that any such Board Nominee should become unavailable to serve as a Director, full discretion is reserved to the persons named as proxies to vote for such other persons as may be nominated, or the Board may reduce the size of the Board. Each Director will serve until the next Annual Meeting of Shareholders and until his or her respective successor is duly elected and qualified.

Board Nominees

The following information, as of March 15, 2015, is provided with respect to each Board Nominee:

Daniel A. Domenech Age: 69 Board Nominee

Dr. Domenech has served as the Executive Director of American Association of School Administrators since July 2008. He is currently Chairman of the Board of the Communities in Schools of Virginia and the National Student Clearinghouse Research Center and is a member of the Board of Directors of Learning First Alliance, America’s Promise, the Center for Naval Analyses, ACT and Universal Service Administrative Company (USAC). Dr. Domenech is also a past President of the New York State Council of School Superintendents, the Suffolk County Superintendents Association and the Suffolk County Organization for Promotion of Education, and was the first President and cofounder of the New York State Association for Bilingual Education. In addition, he has served on the U.S. Department of Education’s National Assessment Governing Board, on the Advisory Board for the Department of Defense schools, on the Board of Overseers for the Baldrige Award and the National Board for Professional Teaching Standards. Dr. Domenech has more than 40 years of experience in public education.

Dr. Domenech’s experience in public education will provide the Board with valuable insight into the Company’s niche market and the challenges and opportunities within that market.

2015 Proxy Statement • Proposals and Company Information	3

Mary H. Futrell Age: 74 Director Since: 2001 Horace Mann Committees: Compensation Customer Experience & Technology Nominating & Governance

Dr. Futrell is Co-Director of the Center for Curriculum, Standards and Technology, a position she has held since 1990, at The George Washington University. In addition, Dr. Futrell is Professor, Department of Education Leadership, a position she has held since 1999; previously, she served as Dean of the Graduate School of Education and Human Development, a position she held from 1995 to 2010, and Associate Professor from 1992 to 1999. Dr. Futrell currently serves as a member of the Boards of Directors of K-12 Inc., Kettering Foundation, International Council on Education for Teaching and Lynchburg College. She is also President of Americans for UNESCO and a Member of the U.S. National Commission for UNESCO. Dr. Futrell is the Founding President of Education International and past President of the National Education Association and the Virginia Education Association.

Dr. Futrell’s experience in the educational community gives her unique insights into the Company’s niche market and the opportunities and challenges within that market.

Stephen J. Hasenmiller Age: 65 Director Since: 2004 Horace Mann Committees: Nominating & Governance (Chair) Compensation Executive

Mr. Hasenmiller retired in March 2001 after 24 years of service at The Hartford Financial Services Group, Inc., as Senior Vice President - Personal Lines. Mr. Hasenmiller’s prior affiliations include his tenure as Chairman of the Personal Lines Committee of the American Insurance Association (1999-2001) and membership on the Boards of Directors of the Institute for Business & Home Safety (1996-2001) and the Insurance Institute for Highway Safety (1995-2001).

Mr. Hasenmiller’s seasoned insurance background in the personal lines business, including both direct sales and agency distribution, as well as his understanding and experience in dealing with complex insurance issues, provides the Board with a valuable perspective.

Ronald J. Helow Age: 70 Director Since: 2009 Horace Mann Committees: Customer Experience & Technology (Chair) Audit Executive

Mr. Helow is managing director of New Course Advisors, a consulting firm he founded in 2008 to advise companies on how to use advanced technologies to create a competitive advantage. Mr. Helow served from 2001 to 2008 as Partner and Chief Technology Officer at NxtStar Ventures, LLC, a firm providing consulting services to life insurance and retail financial services businesses, and founded Registry Systems Corporation in 1990 to custom design and implement mission critical projects using advanced computer technologies for insurance companies.

Mr. Helow’s past experience in developing and securing solutions to insurance company operating challenges through technology brings to the Board unique knowledge and perspective.

4	2015 Proxy Statement • Proposals and Company Information

Beverley J. McClure Age: 60 Director Since: 2013 Horace Mann Committees: Audit Customer Experience & Technology

Ms. McClure retired in 2007 after a 35 year career with United Services Automobile Association (“USAA”), as Senior Vice President, Enterprise Operations. She is owner of Fresh Perspectives LLC, a firm she founded in 2007 which specializes in executive coaching and small business consulting. Ms. McClure previously served as Senior Advisor of Endeavor Management, a consulting firm specializing in service culture creation, leadership coaching, business transformation, operational execution, and customer experience management, a position she held from 2010 to 2013. She holds the Chartered Life Underwriter and Fellow, Life Management Institute designations and is a certified executive coach through the International Coach Federation.

Ms. McClure’s broad experience in the areas of service excellence, customer experience, culture creation, employee engagement and quality management provides the Board with a valuable perspective.

Gabriel L. Shaheen Age: 61 Director Since: 2007 Chairman Since: 2010 Horace Mann Committees: Compensation (Chair) Executive (Chair) Nominating & Governance

Mr. Shaheen retired in 1999 after 22 years of service with Lincoln National Corporation, including service as President and Chief Executive Officer of Lincoln National Life Insurance Company, Managing Director of Lincoln UK, and President and Chief Executive Officer of Lincoln National Reinsurance Companies. Since 2000, he has been Chief Executive Officer of GLS Capital Ventures, LLC and Partner of NxtStar Ventures, LLC, firms providing consulting services to life insurance and retail financial services businesses. He is currently a member of the Board of Directors of Steel Dynamics, Inc., one of the largest steel producers and metals recyclers in the United States. Mr. Shaheen holds the Fellow of the Society of Actuaries designation.

Mr. Shaheen’s insurance experience, technical insurance expertise and leadership background are valuable Board resources and contribute to Board discussion of issues impacting the Company.

Robert Stricker Age: 68 Director Since: 2009 Horace Mann Committees: Investment & Finance (Chair) Compensation Customer Experience & Technology

Mr. Stricker retired from Shenkman Capital Management, Inc., an investment management firm, in March 2009 as Senior Vice President and Principal. Prior to joining Shenkman, he served as Managing Director, Head of U.S. Fixed Income, Citigroup Asset Management at Citigroup, Inc. from 1994 to 2001. Mr. Stricker has over 35 years of experience in the financial services industry. He currently serves as a Director of the CQS Directional Opportunities Feeder Fund Ltd. and on the OPEB Trust Board of the town of Greenwich, Connecticut. Mr. Stricker holds the Chartered Financial Analyst designation.

Mr. Stricker’s investment knowledge and financial services industry experience provide the Board with financial insights and assist the Board in its oversight responsibilities.

2015 Proxy Statement • Proposals and Company Information	5

Steven O. Swyers Age: 64 Director Since: 2014 Horace Mann Committees: Audit Investment & Finance

Mr. Swyers retired in 2013 after a 40 year career with PricewaterhouseCoopers LLP (“PwC”), a public accounting firm. During this time with PwC, he served as the lead engagement partner on many national and international companies, including those in the financial services industry. He has also held various leadership positions at PwC including leader of the Central Region’s consumer and industrial products business segment, and managing partner of their St. Louis practice. He is currently a member of the Board of Directors of Mercy Health East Communities and is Chairman of the Board of Webster University. Mr. Swyers holds the Certified Public Accountant designation.

Mr. Swyers has an extensive audit and accounting background and is recognized as a financial expert. His knowledge in these areas assists the Board in its oversight responsibilities.

Marita Zuraitis Age: 54 Director Since: 2013 Horace Mann Committees: Customer Experience & Technology Executive Investment & Finance

Ms. Zuraitis was appointed to her present position as President and Chief Executive Officer in September 2013. She joined the Company in May 2013 as President and Chief Executive Officer-Elect. Ms. Zuraitis joined Horace Mann from The Hanover Insurance Group where she was an Executive Vice President and a member of The Hanover’s Executive Leadership Team. From 2004 to 2013, she served as President, Property and Casualty Companies, responsible for the personal and commercial lines operations at Citizens Insurance Company of America, The Hanover Insurance Company and their affiliates. Prior to 2004, Ms. Zuraitis was with The St. Paul/Travelers Companies for six years, where she achieved the position of President and Chief Executive Officer, Commercial Lines. She also held a number of increasingly responsible underwriting and field management positions with United States Fidelity and Guaranty Company and Aetna Life and Casualty. She is a member of the Board of Directors of LL Global, Inc., a trade association with operating divisions LIMRA and LOMA, and a member of the Board of Trustees of The Institutes, the leading provider of risk management and property-casualty insurance education, whose offerings include the premier CPCU® designation. She is also a member of the Board of Directors of Citizens Financial Group, Inc. Ms. Zuraitis has over 30 years of experience in the insurance industry.

Ms. Zuraitis’s knowledge of and extensive background in the insurance industry contribute to Board discussion and understanding of issues impacting the Company.

All of the Board Nominees were elected Directors at the last Annual Meeting of Shareholders of the Company held on May 21, 2014, with the exception of Dr. Domenech, who was recommended for nomination as a Director by the Company’s Nominating and Governance Committee.

The Board recommends that Shareholders vote FOR the election of these nine nominees as Directors.

Board of Directors and Committees

There were nine members on the Board as of March 15, 2015. The Board met four times during 2014. No Director of the Company attended fewer than 75% of the Board meetings and the committee meetings to which he or she was appointed and served during 2014.

The Chairman of the Board presides over all executive sessions of the Board, including executive sessions of non-employee Directors, and may be contacted as described in “Corporate Governance - Communications with Directors”. The members of the Board are expected to be present at the Annual Meeting. The following eight Directors serving on the Board at the time of last year’s Annual

6	2015 Proxy Statement • Proposals and Company Information

Meeting attended the meeting: Dr. Futrell, Mr. Hasenmiller, Mr. Helow, Ms. McClure, Mr. Shaheen, Mr. Steinbecker, Mr. Stricker and Ms. Zuraitis.

Committees of the Board

The standing committees of the Board consist of the Executive Committee, Compensation Committee, Nominating & Governance Committee, Investment & Finance Committee and Audit Committee. Each standing committee is governed by a charter that defines its role and responsibilities which are available on the Company’s website at www.horacemann.com under “Investors - Corporate Overview - Committee Composition and Charters”. A printed copy of these charters may be obtained by Shareholders upon written request addressed to Investor Relations, Horace Mann Educators Corporation, 1 Horace Mann Plaza, C-120, Springfield, Illinois 62715-0001. The Board may also form ad hoc committees from time to time.

The Executive Committee exercises certain powers of the Board during intervals between meetings of the Board and, as requested by the Chief Executive Officer, acts as a sounding board for discussing strategic and operating issues.

The Compensation Committee approves and recommends to the Board the compensation, salaries, bonuses and awards applicable to the Executive Officers and Directors of the Company and oversees the process of Executive Officer leadership development and succession. Each of the current members of this Committee is independent under the listing standards of the NYSE applicable to compensation committee members. The Compensation Committee receives recommendations from management and has unrestricted access to the Company’s personnel documents and to reports or evaluations of any independent compensation consultants, specialists or advisors who are retained by the Company or the Compensation Committee to analyze the compensation of the Executive Officers and members of the Board. The Compensation Committee also has access to any other resources which it needs to discharge its responsibilities, including selecting, retaining and/or replacing, as needed, compensation consultants and other outside consultants to provide independent advice to the Compensation Committee. Additional information regarding the processes and procedures for the consideration and determination of Executive Officer compensation is provided in the “Compensation Discussion and Analysis”.

The Nominating & Governance Committee develops and recommends to the Board corporate governance principles applicable to the Company, oversees the Board succession planning process, and recommends Director candidates to the Board. The Nominating & Governance Committee will consider Director candidates recommended by Shareholders. Candidates may be submitted in writing to the Corporate Secretary, Horace Mann Educators Corporation, 1 Horace Mann Plaza, Springfield, Illinois 62715-0001. There are no differences between the evaluation of candidates recommended by Shareholders and the evaluation of candidates recommended by members of the Nominating & Governance Committee.

The Committee evaluates possible nominees to the Board on the basis of the factors it deems relevant, including the following:

•	high standards of personal character, conduct and integrity;

•	an understanding of the interests of the Company’s Shareholders, clients, employees, agents, suppliers, communities and the general public;

•	the intention and ability to act in the interest of all Shareholders;

•	a position of leadership and substantial accomplishment in his or her field of endeavor, which may include business, government or academia;

•	the ability to understand and exercise sound judgment on issues related to the goals of the Company;

•	a willingness and ability to devote the time and effort required to serve effectively on the Board, including preparation for and attendance at Board and committee meetings;

•

the absence of interests or affiliations that could give rise to a biased approach to directorship responsibilities and/or a conflict of interest, and the absence of any significant business relationship with the Company except for the employment relationship of an employee Director; and

•	the needs of the Board, including skills, experience, diversity and age.

The Investment & Finance Committee approves investment strategies, monitors the performance of investments made on behalf of the Company and its subsidiaries, and oversees issues and decisions relating to the Company’s capital structure.

The Audit Committee oversees the accounting and financial reporting process, audits of the financial statements, and internal operating controls of the Company. It meets with both the Company’s management and the Company’s independent registered public accounting firm. Each of the current members of this Committee is independent under the independence standards of the NYSE applicable to audit committee members. No Audit Committee member serves on the audit committee of more than three other publicly traded companies. The Board has determined that Mr. Steinbecker is a financial expert. Mr. Steinbecker retired in 2001 from PricewaterhouseCoopers LLP after a 35 year career where he was the partner responsible for the audits of many national and international companies, served as leader of the firm’s Southeast Region’s consumer and industrial products business segment, and was managing partner of their Philadelphia and Denver practices.

The Customer Experience & Technology Committee is an ad hoc committee formed by the Board during 2013. The Committee oversees the Company’s goals and strategies related to improving and managing the customer experience, as well as the development and implementation of the Company’s technology strategies.

2015 Proxy Statement • Proposals and Company Information	7

The following table identifies membership and the Chairman of each of the current committees of the Board, as well as the number of times each committee met during 2014.

Director	Executive Committee	Compensation Committee	Nominating & Governance Committee	Investment & Finance Committee	Audit Committee	Customer Experience & Technology Committee (1)
Mary H. Futrell		X	X			X
Stephen J. Hasenmiller	X	X	Chair
Ronald J. Helow	X				X	Chair
Beverley J. McClure					X	X
Gabriel L. Shaheen	Chair	Chair	X
Roger J. Steinbecker				X	Chair
Robert Stricker		X		Chair		X
Steven O. Swyers				X	X
Marita Zuraitis	X			X		X
Meetings in 2014	0	5	4	4	12	4

   Chair - Committee Chair

   X - Committee member

(1)	The Customer Experience & Technology Committee is an ad hoc committee.

Director Compensation

The compensation program for non-employee Directors is shown in the following table:

Compensation Element	Non-Employee Director Compensation (1)(2)
Board Chairman Annual Retainer	$100,000
Board Member Annual Retainer (other than Board Chairman)	$55,000
Committee Chairman Annual Retainer	$25,000 Audit Committee $15,000 Compensation Committee $12,000 Nominating & Governance Committee $15,000 Customer Experience & Technology Committee $10,000 all other Committees
Committee Member Annual Retainer (other than Committee Chairman)	$10,000 Audit Committee $ 7,500 all other Committees
Share-based Compensation

Fair value on the date of the respective awards is used to determine the number of Restricted Stock Units (“RSUs”) awarded.

An annual award of $90,000 in RSUs following the Annual Shareholder Meeting. $90,000 in RSUs if joining the Board within 6 months after the prior Annual Shareholder Meeting, $45,000 in RSUs if joining more than 6 months after the prior Annual Shareholder Meeting but before the next Annual Shareholder Meeting.

All awards have a 1 year vesting period.

Basic Group Term Life Insurance	Premium for $10,000 face amount
Business Travel Accident Insurance	Premium for $100,000 coverage

(1)

Annual retainer fees are paid following the Annual Shareholder Meeting each year. The annual retainer fees are prorated to the extent that a non-employee Director joins the Board after the Annual Shareholder Meeting.

(2)	Non-employee Directors may elect to defer cash compensation into Common Stock equivalent units (“CSUs”).

Non-employee Directors are required to hold shares of HMEC Common Stock with a book value equal to five times their annual cash retainer.

Until non-employee Directors meet this ownership requirement, they must retain all Common Stock equivalent units and Restricted Stock Units granted as share-based compensation (net of taxes). All non-employee Directors have met the guidelines with the exception of Ms. McClure, who joined the Board in 2013, and Mr. Swyers, who joined the Board in 2014, and they have 5 years to meet this requirement. Employee Directors do not receive compensation for serving on the Board and are subject to separate stock ownership guidelines. See “Compensation Discussion and Analysis - Stock Ownership and Holding Requirements”.

8	2015 Proxy Statement • Proposals and Company Information

The following table sets forth information regarding compensation earned by, or paid to, the non-employee Directors during 2014:

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Mary H. Futrell	38,750	128,750	204	167,704
Stephen J. Hasenmiller	82,000	90,000	51	172,051
Ronald J. Helow	87,500	90,000	204	177,704
Beverley J. McClure	72,500	90,000	51	162,551
Gabriel L. Shaheen	132,500	90,000	51	222,551
Roger J. Steinbecker	87,500	90,000	204	177,704
Robert Stricker	80,000	90,000	204	170,204
Steven O. Swyers	72,500	90,000	25	162,525

(1)

Represents fees deferred in 2014 pursuant to the HMEC 2010 Comprehensive Executive Compensation Plan, as well as $90,000 in RSUs (awarded May 21, 2014). As of December 31, 2014, each Director had 3,184 unvested RSUs.

(2)

Represents insurance premiums provided by the Company for group term life insurance and business travel accident insurance for each Director. The group term life insurance premiums are age-banded and this is reflected in the lower premiums for Mr. Hasenmiller, Ms. McClure, Mr. Shaheen and Mr. Swyers. In addition, Mr. Swyers’ premiums were pro-rated based on the date that he joined the Board.

Corporate Governance

Director Independence

The Company’s Corporate Governance Principles require that the Board consist of a majority of directors who meet the criteria for independence required by the listing standards of the NYSE. Based on the independence requirements of the NYSE and after reviewing any relationships between the Directors and the Company or its management (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or its management) that could impair, or appear to impair, the Director’s ability to make independent judgments, the Board determined that none of its non-employee Directors have a material relationship with the Company, and therefore all of these Directors are independent. In addition, the Board determined that Dr. Domenech does not have a material relationship with the Company, and therefore is independent. These independence determinations are analyzed at least annually in both fact and appearance to promote arms-length oversight. The current non-employee Directors are Dr. Futrell, Mr. Hasenmiller, Mr. Helow, Ms. McClure, Mr. Shaheen, Mr. Steinbecker, Mr. Stricker and Mr. Swyers.

Board Leadership Structure

The Board is committed to strong, independent Board leadership and believes that objective oversight of management is a critical aspect of effective corporate governance. Accordingly, the Board currently has two separate individuals holding the offices of Chairman and Chief Executive Officer, and the position of Chairman is held by an independent Director. The Board of Directors believes that having an independent Director serve as Chairman is in the best interest of the Company at this time as this structure provides a greater role for the independent Directors in the oversight of the Company. However, as described in the Company’s Corporate Governance Principles, this situation can change in the future to permit one individual to hold both positions, if the Board deems it to be in the best interests of the Company at a given time.

Board’s Role in Risk Oversight

The Board of Directors is responsible for overseeing the processes that management has established for assessing and managing risk. In addition, the Board has delegated oversight of certain categories of risk to designated Board committees. In performing their oversight responsibilities, the Board and relevant committees regularly discuss with management the Company’s policies with respect to risk assessment and risk management. The committees report to the Board regularly on matters relating to the specific areas of risk the committees oversee.

In addition, the Company has established an internal Enterprise Risk Management (“ERM”) Committee, which is composed of certain members of senior management including the President and Chief Executive Officer; the Executive Vice President and Chief Financial Officer; the Executive Vice President, Annuity and Life; the Executive Vice President and Chief Marketing Officer; the Senior Vice President, Property & Casualty; the Senior Vice President and Chief Human Resources Officer; the Senior Vice President and Chief Information Officer; and the General Counsel, Chief Compliance Officer and Corporate Secretary. The ERM Committee is chaired by the Executive Vice President and Chief Financial Officer of the Company.

Throughout the year, the Board and the relevant Board committees receive regular reports from the Enterprise Risk Management Committee and its chairman regarding major risks and exposures facing the Company and the steps management has taken to monitor and control such risks and exposures. In addition, throughout the year, the Board and the relevant Board committees dedicate a portion of their meetings to review and discuss specific risk topics in greater detail.

2015 Proxy Statement • Proposals and Company Information	9

Code of Ethics, Code of Conduct and Corporate Governance Principles

The Company has adopted a Code of Ethics and a Code of Conduct applicable to all employees, including the Chief Executive Officer, Chief Financial Officer, Controller and Directors (in their capacity as Directors of the Company). The Company has also adopted Corporate Governance Principles. The Codes and Principles are available on the Company’s website at www.horacemann.com, under “Investors - Corporate Overview - Governance Documents”. A printed copy of the Codes and Principles may be obtained by Shareholders upon written request, addressed to Investor Relations, Horace Mann Educators Corporation, 1 Horace Mann Plaza, C-120, Springfield, Illinois 62715-0001.

Director Education

Each Director is required to participate in at least one education program every two years and may choose to participate in up to two education programs in a two year period at the Company’s expense. All Directors are in compliance with this requirement.

Communications with Directors

The Company has established various processes to facilitate communications with the Board by Shareholders and other interested parties. Communications to non-employee Directors as a group or to the Chairman of the Board or to an individual Director may be submitted via regular mail addressed to the Board of Directors, c/o the Corporate Secretary, Horace Mann Educators Corporation, 1 Horace Mann Plaza, Springfield, Illinois 62715-0001. Additionally, communications may be emailed to the Board of Directors, c/o the Corporate Secretary at hmecbofd@horacemann.com.

Compensation Committee Interlocks and Insider Participation

There are no Compensation Committee interlocks between the Company and other entities involving the Company’s Executive Officers and Directors who serve as executive officers or directors of such other entities. During 2014, no member of the Compensation Committee was a current or former officer or employee of the Company.

Review, Approval or Ratification of Transactions with Related Persons

The Board reviews issues involving potential conflicts of interest of its members and is responsible for reviewing and approving all related party transactions. The Board does not have a formal related party transaction policy but it considers each related party transaction individually.

Related Person Transactions

BlackRock, Inc., which owns beneficially more than 5% of the issued and outstanding shares of Common Stock, provides investment management services to the Company and has done so for more than 10 years. In 2014, the Company paid approximately $0.2 million in investment management fees to BlackRock and $0.4 million in fees associated with the Company’s use of analytical software owned by BlackRock. Other than the BlackRock relationship, the Company does not have any contracts or other transactions with related parties that are required to be reported under the applicable securities laws and regulations.

PROPOSAL NO. 2 - APPROVAL OF THE HORACE MANN EDUCATORS CORPORATION 2010 COMPREHENSIVE EXECUTIVE COMPENSATION PLAN AS AMENDED AND RESTATED

Introduction

At the Annual Meeting, Shareholders will be asked to approve the HMEC 2010 Comprehensive Executive Compensation Plan (“CECP”) as amended and restated. The principal change in the amended and restated CECP is to add 3.25 million shares of common stock (“Stock”) to the number authorized for issuance thereunder. Some technical and updating changes have also been made. Terms used in the discussion of this Proposal have the same meaning as defined in the CECP.

The CECP was originally approved at our 2010 Annual Meeting of Shareholders and became effective on May 27, 2010. When the CECP was created in 2010, it contained an original authorization of 1,913,608 shares of Stock plus the number of shares subject to awards under the CECP and the Preexisting Plans (as defined in the CECP) which became available in accordance with Section 5.02 of the CECP after May 27, 2010. An amendment to the CECP adding 2.2 million shares of Stock to the authorization was approved at our 2012 Annual Meeting of Shareholders on May 23, 2012. As of March 15, 2015, 11,016,749 shares of Stock have been subject to awards granted or otherwise issued under the CECP, leaving only 783,251 shares for future grants. The reason for the requested increase is to make shares available for future grants under the CECP. The Board continues to believe that grants under the CECP constitute an excellent tool to motivate employees of the Company and to align their interests with Shareholders, as is discussed in more detail in the Compensation Discussion and Analysis contained herein. The increase in the number of shares is believed by the Board to be a reasonable number to provide flexibility to the Board to make such grants for a number of years to come. Because the amended and restated CECP materially increases the number of shares available, Shareholder approval is required by the listing standards of the New York Stock Exchange on which the Company’s Stock is traded.

Shareholder approval of the CECP, including its performance criteria, is also necessary to permit the compensation expense recognized by the Company upon its payment of cash incentive awards to certain of its executive officers to qualify as “performance-based” compensation for purposes of Code Section 162(m). Under Code Section 162(m), the Company cannot claim a federal income tax deduction for compensation paid to its chief executive officer or any of its three other most highly compensated executive officers other than the chief financial officer, in excess of $1,000,000 in any year, unless the compensation qualifies as shareholder-approved “performance-based” compensation.

Compensation attributable to performance-based awards under the CECP is eligible to be considered as performance-based compensation for purposes of Code Section 162(m). Where, however, as under the CECP, the Committee has authority to change the performance criteria after Shareholder approval of the performance goals, the material terms of the performance goals must be disclosed and reapproved by shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the performance goals. The CECP

10	2015 Proxy Statement • Proposals and Company Information

also contains some additions and clarifications to the performance goals. Performance-based awards paid pursuant to the CECP will not satisfy the requirements of Code Section 162(m) unless our Shareholders approve the amended and restated CECP.

For these reasons, on March 4, 2015, the Board unanimously approved the amendment and restatement of the CECP increasing the number of shares available for issuance by 3.25 million and adding to the list of authorized performance goals, subject to Shareholder approval, and recommends that Shareholders approve the amended and restated CECP. If Shareholders do not approve the amended and restated CECP, the CECP as previously approved will continue in effect and the Committee may continue to make share Awards under the CECP until the available shares of Stock are exhausted, but no such Awards, even if performance-based by their terms, will be considered performance-based for purposes of Code Section 162(m). If Shareholders approve the amended and restated CECP, it will become effective on the approval date (planned for May 20, 2015) (“Restatement Effective Date”).

As of March 15, 2015, 390,189 shares were subject to outstanding unvested Options under the CECP, with a weighted average exercise price of $27.12 and an average remaining term of 7.9 years. Also as of March 15, 2015, 349,327 shares of Stock were subject to outstanding vested Options under the CECP, with a weighted average exercise price of $18.80 and an average remaining term of 4.2 years. In addition, as of March 15, 2015, 734,288 shares of Stock were subject to outstanding unvested awards of restricted Stock units (“RSUs”) and 741,850 shares were subject to vested Awards for which settlement is deferred.

Description of the HMEC 2010 Comprehensive Executive Compensation Plan as Amended and Restated

The following is a brief description of the material features of the CECP. This description is qualified in its entirety by reference to the full text of the CECP, attached hereto as Exhibit 1.

General. The CECP is intended to attract, retain, motivate and reward employees, non-employee directors and other persons providing substantial services to the Company and its affiliates; to provide equitable and competitive compensation opportunities, including deferral opportunities; to encourage long-term service; to recognize individual contributions and reward achievement of Company goals; and to promote creation of long-term value for Shareholders by closely aligning the interests of employees and other participants with the interests of Shareholders. Insofar as it results in a deferral of income, it is intended to provide deferred compensation to a select group of management and highly compensated employees.

Eligibility. Executive officers and other employees of the Company and its affiliates, and non-employee directors, consultants and others who provide substantial services to the Company and its affiliates, are eligible to be granted awards and thereby become participants under the CECP. In addition, any person who has been offered employment by the Company or an affiliate may be granted awards, but such prospective grantee may not receive any payment or exercise any right relating to the award until he or she has commenced employment or the providing of services. Approximately 1,400 employees and 8 non-employee directors qualify to participate in the CECP as of March 15, 2015.

Administration. The CECP is administered by the Compensation Committee (the “Committee”), except that the full Board may itself perform any function of the Committee for purposes of the CECP except as otherwise limited by the By-laws of the Company or exchange listing requirements, and the full Board will act as the Committee for purposes of granting awards to non-employee Directors. (References in this summary to the “Committee” will include the Board when so acting.) Subject to the terms and conditions of the CECP, the Committee is authorized to select participants; determine the type and size of awards; specify grant, exercise and settlement dates, performance and deferral conditions; and all other matters relating to awards. The Committee is also authorized to prescribe forms of award agreements, specify rules and regulations relating to the CECP, amend award agreements, construe and interpret the CECP and make all other determinations which may be necessary or advisable for the administration of the CECP, in its discretion. Awards and Accounts are subject to the Company’s policy on recoveries and such other terms and conditions as the Committee may impose in the event the Committee determines a participant’s own misconduct contributed materially to his or her receipt of unearned amounts of cash, Stock or other property.

The Committee may act through subcommittees and delegate to management of the Company the authority to perform such functions, including administrative functions, as the Committee may determine. The CECP provides that members of the Committee and persons acting on the Committee’s behalf shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the CECP.

Shares Reserved and Award Limits. The total number of shares that may be delivered pursuant to awards under the CECP is currently 783,251 shares of Stock available as of March 15, 2015 plus the number of shares subject to awards under the CECP which become available in accordance with Section 5.02 of the CECP. If the amendment and restatement to the CECP is approved, an additional 3.25 million shares of Stock will be reserved for issuance under the CECP.

Shares that become available because an Award is cancelled, expired, forfeited, or otherwise terminated or settled without delivery of shares will again be available for Awards. All of the shares reserved may be delivered in connection with any type of award, including full value Awards (which are Awards other than Options, stock appreciation rights (“SARs”) and Awards under which the participant has paid the intrinsic value, either directly or in exchange for (or by foregoing) a right to receive a cash payment from the Company equal to the intrinsic value of the Award); provided, however, that any Stock underlying Options or SARs shall be counted against the share limit on a one-for-one basis and any Stock granted as full-value Awards shall be counted against the share limit as two and one half (2.5) shares for every one (1) share subject to such Award.

The following shares of Stock are not added back to the aggregate number of shares of Stock available for delivery: (i) shares of Stock that were subject to an SAR that was settled in Stock, (ii) shares of Stock delivered to or withheld by the Company to pay the exercise price of an Option, (iii) shares of Stock delivered to or withheld by the Company to pay the withholding taxes related to an Award, or (iv) shares of Stock repurchased on the open market with cash proceeds from exercise of an Option.

2015 Proxy Statement • Proposals and Company Information	11

Any shares of Stock that again become available for grant pursuant to Section 5.02 of the CECP are added back as one (1) share of Stock if such shares were subject to Options or stock appreciation rights, and as two and one half (2.5) shares of Stock if such shares were subject to full-value awards. All of the shares available may be granted with respect to incentive stock options (“ISOs”). Because the limitation applies to shares of Stock delivered, the Committee may grant Awards for more shares than are actually available. If such shares are not eventually authorized, such Awards will vest or be settled only in proportion to the number of shares available, and the balance of the Award will either be forfeited or paid in cash in the discretion of the Committee. Stock delivered under the CECP may be either newly issued or treasury shares.

For Awards that are intended to qualify as performance-based compensation not subject to the limitation on deductibility under Code Section 162(m), the CECP limits the amount of Awards that may be granted to any one participant in a given year to 500,000 shares, and the maximum amount payable as a cash award for any performance period may not exceed $2.5 million per calendar year. In the case of a multi-year performance period, the share limit and the dollar limit apply to each calendar year or portion thereof in the performance period. The above limits apply only to Awards under the CECP that are intended to qualify as performance-based for purposes of Code Section 162(m), and do not apply to other Awards or limit the Company’s ability to enter into compensation arrangements outside of the CECP. Awards to non-employee directors (excluding elected fee deferrals) may not exceed $150,000 in value in any calendar year.

Adjustments to the aggregate number and kind of shares of Stock which may be delivered in connection with Awards or deferred cash accounts under the CECP (whether outstanding or to be granted), the share limitations described above, the exercise price, grant price or purchase price relating to any Award, and in the terms of common Stock equivalent units under the CECP are authorized (or if appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding award), in the event of a large, special or non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affecting the Stock. The Committee is also obligated to adjust outstanding Awards upon the occurrence of these types of events to preserve, without enlarging, the rights of participants with respect to such Awards. Such adjustments to Awards intended to qualify as performance-based must conform to requirements imposed by Code Section 162(m).

For more information on the total number of shares available under the Company’s equity compensation plans and subject to outstanding options and other Awards and rights as of the end of the last fiscal year, see “Equity Compensation Plan Information.”

Awards - Overview. Awards under the CECP may generally be grouped into:

•

Stock awards, including Options (which may be non-qualified Options or ISOs), stock appreciation rights (“SARs”), restricted Stock, RSUs, Stock granted as a bonus or in lieu of another award, dividend equivalents, or other Stock-based awards;

•	Performance-based awards, which may be paid in cash or may be denominated in shares of Stock and/or settled by delivery of Stock.

The CECP also permits deferrals of certain amounts otherwise payable in cash through the deferred cash sub-plan. Deferrals of Stock Awards other than Options and SARs are also available. The following summarizes those Stock Awards, performance awards, and the deferred cash sub-plan.

Stock Options and SARs. The Committee may grant Options, including both ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified Options. ISOs may only be granted to employees. SARs may also be granted, entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the SAR’s designated base price. The exercise price of an Option and the base price of a SAR are determined by the Committee, but may not be less than the fair market value of a share of Stock on the date of grant. The maximum term of each Option or SAR will be ten years. Subject to this limit, the times at which each Option or SAR will be exercisable, the conditions and circumstances for exercise (including any performance goals and service requirements), the manner for payment of the exercise or base price and settlement of the Award (which is in Stock for Options but may be cash, Stock or other property for SARs) are as determined by the Committee.

Restricted Stock. The Committee may grant restricted Stock subject to such restrictions (which may include risks of forfeiture and transferability restrictions) as the Committee deems appropriate. Restrictions may lapse based on performance criteria or future service requirements. During the restriction period, restricted Stock may not be sold and will be forfeited in the event of termination of service in specified circumstances. Dividends paid on restricted Stock during the restriction period may be, as determined by the Committee, paid to the participant, reinvested in restricted Stock subject to the same restrictions, or paid on a deferred basis.

RSUs. The Committee may grant RSUs which give a participant the right to receive Stock at the end of a specified deferral period during which they are subject to a substantial risk of forfeiture. If authorized by the Committee, the settlement date may be deferred at the election of the grantee. RSUs may be settled in cash, Stock or other property.

Dividend Equivalents. The Committee may grant dividend equivalents. These are rights to receive cash, Stock or other property equivalent in value to the amount of dividends paid on a specified number of shares of Stock while an Award is outstanding. Dividend equivalents may be granted on a stand-alone basis or in conjunction with another Award, except that they may not be granted with respect to Options or SARs. Dividend equivalents may provide for payment when accrued or for deferral (and deemed invested in common Stock, awards, or other investment vehicles, and may be subject to risks of forfeiture, restrictions on transferability, and other conditions as the Committee determines). Dividend equivalents on performance-based Awards will be forfeited if the underlying Awards are forfeited or if the performance criteria are not satisfied or deemed satisfied.

Other Awards. The Committee may grant other Awards that are denominated or payable in cash, or valued in whole or in part by reference to, or otherwise based on or related to Stock. The Committee will determine the terms and conditions of such awards,

12	2015 Proxy Statement • Proposals and Company Information

including the consideration, if any, to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant Stock as a bonus free of restrictions, or to grant Stock or other awards (including cash) in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Performance-based Awards. The Committee may grant performance-based awards, which may be cash-denominated awards or Stock-based awards. Generally, performance-based Awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Committee. Performance is determined by such business criteria or other measures as the Committee deems appropriate. After the end of the performance period, the Committee determines the amount actually payable under the award, and has the discretion to reduce or increase the amount payable to any participant, except that discretionary increases may not be applied to awards intended to qualify as performance-based compensation under Code Section 162(m).

In the case of awards intended to qualify as performance-based compensation under Code Section 162(m), the Committee will select the business criteria used in establishing performance goals from among the following:

•	insurance premiums written, insurance premiums earned, contract deposits, contract charges earned, or policies or contracts in force;

•	increase in gross revenues;

•

income before realized investment gains and losses (operating income), before or after taxes, and income before or after interest, depreciation, amortization, or extraordinary, or, for accounting periods beginning after December 15, 2015, unusual or infrequently occurring or special items;

•

income before realized investment gains and losses (operating income) per common share (basic or diluted), and income before realized investment gains and losses (operating income) from continuing operations per common share (basic or diluted);

•	return on equity, return on assets (gross or net), return on investment, or return on capital;

•	market capitalization;

•	cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;

•	book value of common Stock, including or excluding the effect of unrealized investment gains and losses (FAS 115 or any successor thereto);

•	net interest margin;

•	annuity accumulated value or annuity accumulated value persistency;

•	net investment income or realized investment gains or losses (including on a per share basis);

•	economic value created;

•	operating margin or profit margin;
•	expense, claims or loss ratios;

•	Stock price or total shareholder return;

•	shareholders’ equity or changes therein;

•	dividends, including as a percentage of net income;

•

strategic business criteria, consisting of one or more objectives based on meeting specified: market penetration or geographic business expansion goals, cost targets, market share, premium or surplus levels, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, sales units, agent growth or goals relating to acquisitions, divestitures or joint ventures;

•	satisfaction of hiring goals;

•	financial or credit ratings;

•	results of objective customer satisfaction surveys;

•	satisfaction of diversity goals;

•	enterprise risk management; or

•	succession planning.

The Committee retains discretion to set the targeted level of performance for a given business criterion that will result in the earning of a specified amount under a performance-based Award. These goals may be set with fixed, quantitative targets, targets relative to past Company performance, or targets compared to the performance of other companies, including published or special indices covering multiple companies. The Committee may provide in any performance-based Award that any evaluation of performance may include or exclude unusually large catastrophe losses which aggregate (net of reinsurance) in excess of “planned” catastrophe losses; asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, regulations, or other laws or regulations affecting reported results; any reorganization and restructuring programs; acquisitions or divestitures; extraordinary items identified in the Company’s audited financial statements, including footnotes, or, for accounting periods beginning after December 15, 2015, unusual or infrequently occurring or special items; annual incentive payments or other bonuses; or capital charges.

The Committee generally must establish the terms of performance-based Awards, including the applicable performance goals, the corresponding amounts payable (subject to per-person limits), and other terms of settlement, not later than the earlier of 90 days after the beginning of the performance period, or the date on which 25% of the performance period has elapsed. The Committee may establish an unfunded performance award pool based on the performance goals and criteria listed above, with the maximum amount payable to any participant in the pool being a stated percentage of the bonus pool (not in excess of 100% of the bonus pool in the aggregate).

Before settlement of a performance-based Award intended to qualify as performance-based compensation under Code Section 162(m), the Committee must certify the level of attainment of the performance goal and satisfaction of any other material terms of the performance-based Award. Determinations of the Committee with respect to such awards must be in writing.

Deferred Cash Sub-Plan. The CECP includes a separate sub-plan providing for deferrals of certain amounts otherwise payable in cash. Under the sub-plan, an employee of the Company or its affiliate

2015 Proxy Statement • Proposals and Company Information	13

eligible for long-term bonus compensation may elect to defer such compensation, and a non-employee Director may elect to defer all or a portion of his or her cash Director compensation. Deferral elections must be made before the start of the calendar year in which the compensation is earned (or within 30 days of the date an individual first becomes eligible for long-term bonus compensation or becomes a non-employee Director).

Deferred amounts are converted into fully vested RSUs as of the date they would otherwise have been paid in cash (based upon the fair market value of Stock on that date) and credited to a Stock equivalent account, and (except for individuals whose separation from service occurs before the dividend record date), also credited with dividend equivalents. Deferred Stock equivalent accounts are distributed on a distribution date, and in a lump sum or installment form, as elected by the participant. Such elections must be made before the start of the calendar year in which the compensation is earned (or becoming a new participant) and may not be changed thereafter, except that distributions may be made upon an unforeseeable emergency or upon a Change in Control.

The Company intends that amounts deferred under the sub-plan be either exempt from or comply with the restrictions on deferred compensation under Code Section 409A.

Change in Control. In the event of a Change in Control, unless otherwise provided in the Award agreement, the Committee may without the consent of the participant provide for the assumption or substitution of, or adjustment to, any outstanding Award, the acceleration of the vesting of the Award and termination of any restrictions or performance conditions on the Award, or the cancellation of the Award or agreement for payment to the participant in cash or other property, and may provide for such changes to occur upon the Change in Control or upon separation from service within a fixed time after the Change in Control.

For these purposes a “Change in Control” generally occurs if (i) any one person or group becomes the owner of more than 50% of the fair market value or total voting power of the stock of the Company through any combination of previously owned stock or stock acquisitions, (ii) if any one person or group acquires 30% or more of the fair market value or total voting power of the stock of the Company through acquisitions over a 12-month period, or (iii) a majority of the Company’s Board of Directors is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board before the date of the appointment or election. For awards granted after the Restatement Effective Date of the CECP, a Change in Control will also occur upon consummation of a sale or other disposition of all or substantially all the assets of the Company, provided that any one person or group acquires 40% or more of the fair market value of the Company’s assets.

However, notwithstanding the above, for awards granted after the Restatement Effective Date, a Change in Control will not occur because of (i) an acquisition of Stock or assets by the Company, an affiliate of the Company, or a benefit plan of the Company (ii) a merger or similar transaction where the pre-change shareholders of the Company own substantially all of the post-change Company in the same proportions, (iii) an issuance of Stock directly by the Company to a person or group to raise capital or make an acquisition, provided such person or group does not own more than 50% of the post-issuance outstanding Stock, or (iv) an asset transfer to a Shareholder in exchange for stock, or to a person or group controlling, controlled by or under common control with the Company, where control means ownership of 50% or more of the voting power of the stock or other voting interests in the controlled entity.

For awards granted before May 27, 2010, unless the Award agreement provides otherwise, “Change in Control” occurs upon (i) approval by Shareholders of a merger, reorganization, consolidation, or similar transaction in which the Company is not the surviving corporation or in which common Stock would be converted to cash, securities or other property, other than a merger in which the ownership percentage of any Shareholder is not decreased by 10% or more (except by virtue of odd lot transactions), (ii) Shareholder approval of a liquidation, dissolution or sale of substantially all assets, (iii) any “person” becomes the owner, directly or indirectly, of more than 50% of the Company, and (iv) certain changes of more than half of the membership of the Board of Directors.

Awards that are deferred compensation subject to Code Section 409A will become vested, any applicable restrictions shall lapse, and the Award will be settled as soon as practicable, if the participant has a separation from service initiated by the Company or an affiliate other than for cause within one year after the Change in Control; and deferred Stock equivalent accounts under the deferred cash sub-plan will be paid in cash within 10 days after the Change in Control. For these purposes the Change in Control must meet the applicable definition above and must also be a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of regulations under Code Section 409A.

The Committee may provide for a different definition of Change in Control, and different consequences for a Change in Control, in any Award agreement.

Amendment and Termination. The Board, on recommendation of the Compensation Committee, may amend or terminate the CECP without Shareholder approval, unless such approval is required to enable the CECP to satisfy any applicable federal or state statutory or regulatory requirements. However,

•	no such Board action may materially and adversely affect an outstanding Award (or existing account) without the consent of the participant;

•	the Committee may not amend or replace previously granted Options in a transaction that constitutes a “repricing” under New York Stock Exchange rules; and

•	no amendment or termination of the CECP may accelerate the date of payment or distribution of any deferred compensation subject to Code Section 409A.

Unless earlier terminated, the CECP will terminate at such time that no shares reserved under the CECP remain available and the Company has no further obligation with respect to any outstanding Award, except no ISOs may be granted more than 10 years after March 4, 2015.

14	2015 Proxy Statement • Proposals and Company Information

Federal Income Tax Implications of the HMEC 2010 Comprehensive Executive Compensation Plan as Amended and Restated

The Company believes that under law in effect on March 15, 2015 the following federal income tax consequences generally would arise with respect to awards under the CECP. The following discussion of federal income tax consequences of the CECP is intended to be a summary of applicable federal law in effect as of March 15, 2015. It should not be taken as tax advice by CECP participants, who are urged to consult their individual tax advisors.

Options and SARs that are not deemed to be deferral arrangements under Code Section 409A would have the following tax consequences: the grant of an Option or a SAR will create no federal income tax consequences for the participant or the Company; a participant will not have taxable income upon exercising an Option that is an ISO, except that the alternative minimum tax may apply. Upon exercising an Option that is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and non-forfeitable shares acquired on the date of exercise. Upon exercising a SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the Stock received.

Upon disposition of Stock acquired from the exercise of an ISO before the end of the applicable ISO holding period, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the ISO shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant’s sale of Stock acquired by exercise of an Option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such Stock. The tax basis normally is the exercise price plus any amount the participant recognized as ordinary income in connection with the option’s exercise. A participant’s sale of Stock acquired by exercise of an SAR generally will result in a short-term or long-term capital gain or loss measured by the difference between the sale price and the tax basis in the Stock, which generally is the amount the participant recognized as ordinary income in connection with the SAR’s exercise.

The Company normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with an Option or SAR, but not relating to a participant’s capital gains. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the Stock for the applicable ISO holding period before selling the Stock.

Some Options and SARs, such as those with deferral features and a SAR settleable in cash, may be subject to Code Section 409A, which regulates deferral arrangements. In such cases, the distribution to the participant of Stock or cash relating to the Award would have to meet certain restrictions in order for the participant not to be subject to tax and a tax penalty at the time of vesting. One significant restriction would be a requirement that the distribution not be controlled by the participant’s discretionary exercise of the Option or SAR (subject to limited exceptions). If the distribution and other award terms meet applicable requirements under Code Section 409A, the participant would realize ordinary income at the time of distribution, with the amount of ordinary income equal to the distribution date fair market value of the Stock less any exercise price actually paid. The Company would not be entitled to a tax deduction at the time of exercise but would become entitled to a tax deduction at the time Stock is delivered at the end of the deferral period.

Awards other than options and SARs that result in a transfer to the participant of cash or Stock or other property generally will be structured under the CECP to meet applicable requirements under Code Section 409A. If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares actually received. Thus, for example, if the Company grants an Award of vested RSUs or requires or permits deferral of receipt of cash or shares under a vested award, the participant should not become subject to income tax until the time at which Shares are actually delivered, and the Company’s right to claim a tax deduction will be deferred until that time. However, if a restriction on transferability and substantial risk of forfeiture applies to Shares or other property actually distributed to a participant under an Award (such as, for example, a grant of restricted Stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts when either the transferability restriction or risk of forfeiture lapses, whichever is earlier. In all cases, the Company can claim a tax deduction in an amount equal to the ordinary income recognized by the participant as long as the deductibility limitations of Code Section 162(m) do not apply, as discussed below. A participant may elect to be taxed at the time of grant of restricted Stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such Stock or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the Stock or property on which he or she previously paid tax.

Any award that is deemed to be a deferral arrangement (excluding certain exempted short-term deferrals), and amounts deferred under the deferred cash sub-plan, will be subject to Code Section 409A. Certain participant elections and the timing of distributions relating to such awards or deferrals must meet requirements under Code Section 409A in order for income taxation to be deferred and tax penalties avoided by the participant upon vesting of the award or deferral.

As discussed above, compensation that qualifies under Code Section 162(m) as performance-based compensation is excluded from the $1 million deductibility cap of Code Section 162(m) and therefore remains fully deductible by the company that pays it. Under the CECP, options and SARs granted with an exercise price or base price at least equal to 100% of fair market value of the underlying Stock at the date of grant, annual incentive awards to employees, and certain other awards conditioned upon achievement of performance goals may in the Committee’s discretion, be designed to qualify as such performance-based compensation. The Committee may also grant Awards that do not qualify as performance-based compensation under Code Section 162(m). A number of requirements must be met in order for particular compensation to so qualify. The rules and regulations promulgated under Code Section 162(m) are complicated and subject to change from time to time, sometimes with retroactive effect. As such, there can be no assurance that such compensation under the CECP will be deductible. In addition, other time-vested

2015 Proxy Statement • Proposals and Company Information	15

awards under the CECP, such as restricted Stock and RSUs, generally will not so qualify, so that compensation paid in connection with such awards, to the extent it and other compensation subject to Code Section 162(m)’s deductibility cap exceed $1 million in a given year, may not be deductible by the Company as a result of Code Section 162(m).

The foregoing provides only a general description of the application of federal income tax laws to certain Awards under the CECP. This discussion is not intended to be tax guidance, as the consequences may vary with the types of awards made, the method of payment or settlement, and individual circumstances. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws. The summary is not intended or written to be used, and cannot be used, for the purposes of avoiding tax penalties.

New Plan Benefits Under the HMEC 2010 Comprehensive Executive Compensation Plan as Amended and Restated

The benefits that will be awarded or paid in the future under the CECP are not currently determinable. Such awards are within the discretion of the Committee, and the Committee has not determined future awards or who might receive them. Information about awards granted in fiscal year 2014 under the CECP to the Company’s Named Executive Officers can be found in the Compensation Discussion and Analysis table under the heading “Grants of Plan-Based Awards” in this Proxy Statement. As of March 15, 2015, the closing price of a share of the Company’s common Stock was $33.27.

The Board of Directors considers the amendment and restatement of the HMEC 2010 Comprehensive Executive Compensation Plan to be in the best interests of the Company and its Shareholders and therefore recommends that Shareholders vote FOR approval of the HMEC 2010 Comprehensive Executive Compensation Plan as amended and restated which will make 3.25 million additional shares of Stock available under the Plan.

PROPOSAL NO. 3 - ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICERS’ COMPENSATION

The Board is asking Shareholders to approve an advisory resolution to approve the compensation of the Company’s Named Executive Officers (“NEOs”) as reported in this Proxy Statement. The Compensation Committee has structured our NEOs’ compensation program as described below under “Compensation Discussion and Analysis”.

The Board recommends that Shareholders read the “Compensation Discussion and Analysis” (“CD&A”) included in this Proxy Statement, which describes in more detail how our Executive Compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the “Summary Compensation Table” and other related compensation tables and narrative included within the CD&A, which provide detailed information on the compensation of our NEOs. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the CD&A are effective in achieving our goals.

In accordance with Section 14(a) of the Exchange Act, and as a matter of good corporate governance, the Board is asking Shareholders to approve the following advisory resolution at the 2015 Annual Meeting:

RESOLVED, that the Shareholders of Horace Mann Educators Corporation (the Company) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2015 Annual Meeting of Shareholders.

This advisory resolution, commonly referred to as a “Say on Pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our NEOs’ compensation program.

The Board has adopted a policy providing for an annual advisory vote to approve NEOs’ compensation. Unless the Board modifies its policy on the frequency of holding such advisory votes, the next advisory vote will occur at the Company’s 2016 Annual Meeting of Shareholders.

The Board recommends that Shareholders vote FOR the approval of the advisory resolution to approve Named Executive Officers’ compensation.

16	2015 Proxy Statement • Proposals and Company Information

Compensation Discussion and Analysis

In this section, we describe the material components of our executive compensation program for our Named Executive Officers, or “NEOs,” whose compensation is displayed in the 2014 Summary Compensation Table and the other compensation tables contained in this Proxy Statement. We also provide an overview of our executive compensation philosophy and we explain how and why the Compensation Committee (the “Committee”) arrives at specific compensation policies and decisions.

Our 2014 NEOs are our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the three other most highly compensated Executive Officers employed at the end of 2014:

Marita Zuraitis, President and Chief Executive Officer;

Dwayne D. Hallman, Executive Vice President and Chief Financial Officer;

Stephen P. Cardinal, Executive Vice President and Chief Marketing Officer;

Matthew P. Sharpe, Executive Vice President, Annuity and Life; and

John P. McCarthy, Senior Vice President and Chief Human Resources Officer.

Executive Summary

This summary highlights information from this Compensation Discussion and Analysis section and may not contain all the information that is necessary to gain a full understanding of our policies and decisions. Please read the entire Compensation Discussion and Analysis section and compensation tables for a more complete understanding of our compensation program.

Our Business

We are a personal insurance and financial services business with approximately $9.8 billion of assets as of December 31, 2014. Founded by Educators for Educators®, we offer our products and services primarily to K-12 teachers, administrators, and other employees of public schools and their families. We underwrite personal lines of auto, property and life insurance, and retirement annuities in the United States of America.

2014 Business Highlights

The Company delivered solid underlying financial results across all three segments of its multiline insurance platform in 2014. Full year operating income was $2.30 per diluted share. Book value per share* increased 7% in 2014 driven by the solid operating results and positive contributions from investment portfolio performance. In addition, broad-based increases in new business sales and solid policy retentions were achieved during the past year. Total Shareholder Return was 9.5% in 2014 and slightly underperformed key insurance indices. However, since January 1, 2012 and January 1, 2013 the total shareholder return was approximately 165% and 77%, respectively, and outperformed key insurance indices.

*	Excluding the fair value adjustment for investments

These results reflect significant progress on numerous strategic initiatives, including:

•	Increased sales levels year-over-year in all lines of business excluding property
•	New auto sales premium increased 6%
•	Horace Mann agency annuity sales increased 26% led by the new fixed indexed annuity product
•	Horace Mann life product sales increased 31%
•	Strong auto and property retention ratios
•	Improved profitability in the underlying auto book of business
•	Increased annuity assets under management by 6%
•	Improved annuity profitability

Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in HMEC’s 2014 Annual Report on Form 10-K for a more detailed description of these financial results.

2015 Proxy Statement • Compensation Discussion and Analysis	17

Highlights of Pay Practice and Governance

•     Balanced pay mix comprised of Base Salary, Long-term Equity Incentive Awards, and Annual Cash Incentives

•     Over 69% of the CEO’s target compensation and over 58% of all other NEOs’ target compensation is linked to performance and service-based incentives and is at risk

•     Balanced performance measures designed with a focus on shareholder return and incenting profitable growth while managing risk

•     Performance incentives tied to multiple overlapping performance periods

•     Annual Incentive Plan tied to absolute performance measures; Long-term Incentive Plan tied to relative performance measures

•     Long-term Incentives are entirely equity based

➢       Service-based stock options with a 4-year vesting period

➢       Performance-based RSUs vest following a 3-year performance period

➢        Service-based RSUs with a 3-year vesting period

•     Stock Ownership Requirements for NEOs (500% of salary for CEO, 350% of salary for other NEOs) and a 12-month post-exercise holding requirement on stock options

•     Clawback Policy applicable to both cash and equity awards

•     Executive Change in Control Plan excludes “tax gross-up” provisions

Strong Pay for Performance

We target compensation around the median of the competitive market, with executives earning more or less than median based on the performance of the Company and value delivered to Shareholders. The overall executive compensation program includes base salary, long-term equity awards, and annual cash incentives. Incentive awards are earned upon the achievement of short-term and long-term business goals that are reviewed and approved by the Committee at the beginning of each performance period. Performance goals are structured to reward for business growth and profitability, balanced with productivity and risk and capital management.

Long-term Incentive Plan

Our Long-term Incentive for 2103 and 2014 is comprised of three vehicles, performance-based RSUs, service-based RSUs and stock options, as described below. The performance-based RSUs provide an effective vehicle for rewarding executives based on a three-year performance period and have a high value in promoting executive retention. The performance-based RSUs, along with the service-based RSUs and stock options provide strong alignment with Shareholder interests and assist in the retention of key executive talent.

Long-term Incentive Vehicles

Performance-based RSUs - Earned over a three-year period, based upon Relative Measures. If any shares are earned at the end of the three-year performance period, the executive fully vests in the award
Service-based RSUs - Vest 1/3 per year after years 3, 4 and 5
Stock options - Granted at fair market value with a 10 year life; options vest ratably over 4 years

2013-2015 Performance-based RSU Measures

Total Shareholder Return – Relates to the Total Shareholder Return for the three-year period measured against a peer group of companies

Operating Return on Equity – Relates to the average annual Operating Income return on average equity for the three-year period measured against a peer group of companies

Operating Earnings per Share Growth – Relates to the total percentage increase or decrease in Operating Earnings per share for the three-year period measured against a peer group of companies

18	2015 Proxy Statement • Compensation Discussion and Analysis

2014-2016 Performance-based RSU Measures

Operating Return on Equity - Relates to the average annual Operating Income return on average equity for the three-year period measured against a peer group of companies

Total Shareholder Return - Relates to the Total Shareholder Return for the three-year period measured against a peer group of companies

These two measures focus on the effective use of capital and delivering on growth objectives while retaining our strong alignment with shareholder interests.

Annual Incentive Plan

The Annual Incentive performance measures provide balance between shareholder return (Operating income - 50%) and growth (sales and revenues - 50%). Further, these measures were designed to complement the metrics of the Long-term Incentive which focus on long-term shareholder value creation. The performance measures correspond to plan objectives approved by the Committee. The Annual Incentive is paid in cash.

2014 Annual Incentive Performance Measures

Adjusted Operating Income - Operating income (GAAP net income after tax, excluding realized investment gains and losses) adjusted for Property & Casualty (“P&C”) catastrophe costs different than Plan, Annuity & Life deferred acquisition costs (“DAC”) unlocking / change in guaranteed minimum death benefit (“GMDB”) reserve due to capital gains and losses and market performance different than Plan, and the impact of share repurchases on investment income

P&C Net Premium Written (GAAP) - Amount charged for property and casualty policies issued during the year; portions of such amounts may be earned and included in financial reports over future periods

Annuity Sales - The amount of new business from the sales of Horace Mann annuity products, from Horace Mann and independent agents, as measured by premiums and deposits to be collected over the 12 months following the sale

Life Sales - The amount of new Horace Mann individual life insurance products sold during the year, as measured by premiums and deposits to be collected over the 12 months following the sale

Committee Oversight

The Committee oversees the compensation program for our NEOs. The compensation program is designed to provide a direct and clear link between the performance of the Company and executive pay. To assist in the construct of the compensation program design, the assessment of the program’s relevance to current market trends and the analysis of the program’s effectiveness, the Committee retained Compensation Advisory Partners LLC (“CAP”) as independent compensation consultants who report directly to the Committee. CAP attends Committee meetings, including portions of executive sessions, and serves solely at the pleasure of the Committee.

In addition, the Committee believes its oversight of executive compensation is strongly enhanced by the on-going education of each Committee member on emerging legislation, regulatory guidelines and industry best practices. This is done through review of topical publications, participation in webcasts, attendance at seminars and conferences on executive compensation and formal updates by CAP and other external experts during Committee meetings. Committee members provide management and CAP with topics for presentation and discussion prior to each meeting. During the Committee meetings, Committee members, the Board’s outside legal counsel, management and CAP discuss executive compensation, benefits and related issues and their relevancy to the Company, its Shareholders and its executive compensation program. The Committee has an executive session, without management present, during each of its meetings.

Stock Ownership & Holding Requirements

The Company’s Long-term Incentive Plan has been 100% equity-based since 2009. The equity is comprised of a combination of stock options, performance-based RSUs and service-based RSUs.
Paying these incentives solely in equity-based instruments and requiring executives to meet specific stock ownership requirements further serves to align our executives’ and Shareholders’
interests. As part of its 2014 overall review of the executive compensation program, the
Committee determined the existing multiples of base salary stock ownership requirements for the
Executive Officers were appropriate and would be continued in 2015. The CEO is required to accumulate and maintain beneficial stock ownership with a book value of at least 500% of base salary and all other NEOs to accumulate and maintain beneficial stock ownership with a book value of at least 350% of base salary. Currently, our NEOs are required to satisfy stock ownership

Stock Ownership Requirements
CEO	500% (1)
All other NEOs	350% (1)
(1) Percentage of base salary

levels within five years of attaining their position. Beginning with the March 9, 2011 stock option grants, the NEOs are required to hold shares equivalent to any proceeds from a long-term incentive stock option exercise, net of exercise price and related taxes and the costs of the exercise, for a minimum of twelve months after the date of exercise. All NEOs have met or are on target to meet the stock ownership requirements.

2015 Proxy Statement • Compensation Discussion and Analysis	19

Annual Performance & Pay Review

To further reinforce the tie between Company results and compensation, each executive officer’s performance is reviewed by the Committee every 12 months, coinciding with the review of corporate performance results. Each executive officer is reviewed not only on prior year business results but also on the individual’s demonstration of leadership skills and progress on specific strategic initiatives and other key priorities. The Committee also considers any adjustments to base salary, long-term incentive opportunity and annual incentive opportunity at this review.

The Committee recognizes the need to have market-competitive compensation opportunities to attract, retain, and reward high performing executive talent. CAP reviews our executive compensation and compensation practices relative to the competitive market. Overall, our total target compensation is comparable to the market median, with above-target performance allowing for the possibility of total compensation greater than market median and below-target performance resulting in total compensation below market median.

Risk Assessment

Our programs are structured to discourage excessive risk-taking through a balanced use of compensation vehicles and metrics with an overall goal of delivering sustained long-term shareholder value while aligning our executives’ interests with those of our Shareholders. To this end, management and CAP conduct, and the Committee and the Board’s outside legal counsel reviews, an annual risk analysis of the compensation plans and incentive metrics. Our programs require that a substantial portion of each executive officer’s compensation be contingent on delivering performance results that benefit our Shareholders. In addition, a significant portion of our NEOs’ compensation is delivered in equity over a multi-year timeframe and each executive is expected to satisfy meaningful stock ownership requirements as well as comply with holding requirements. Furthermore, incentive compensation is subject to clawbacks. Similarly, we have stock ownership requirements for our non-employee Directors which are described under “Director Compensation.” The Compensation Committee has been advised by the Board’s outside legal counsel and agrees that no unreasonable risk exists that a compensation policy or incentive plan would have a material adverse impact on the Company.

Succession Planning Process

To further mitigate enterprise risk and ensure the Company does not suffer sustained gaps in leadership, the Committee approves, oversees and monitors the Company’s succession planning process. This process identifies candidates that have the skill sets, background, training, and industry knowledge to assume critical positions on an emergency basis and also for the long-term executive succession plan. The Company’s succession plan is reviewed by the full Board annually.

Minimal Use of Employment Agreements

As of the time of this Proxy Statement, the Company did not have any individual employment agreements with any executive and intends to continue to minimize their use, while recognizing that in isolated situations they may be needed for attraction and retention of key executive talent.

Change in Control and Elimination of Prospective Gross-ups

Four of the NEOs are covered under the Horace Mann Service Corporation Executive Change in Control Plan (“Executive CIC Plan”). This plan provides “double trigger” benefits and does not contain a tax gross-up provision. The Company does have an individual change in control severance agreement with Mr. Hallman, which provides severance pay, including a “parachute tax” gross-up payment, in the event of an actual or constructive termination of employment within a fixed time after a change in control of the Company, as defined in the agreement (a “double trigger”). The Committee has determined that, while it cannot change unilaterally any existing change in control severance agreements with current executives, it does not plan to include tax gross-up provisions in any future agreements.

Clawbacks

The Committee further believes that our compensation program should reward performance that supports the Company’s culture of integrity through compliance with applicable laws and regulations and our codes of ethics and conduct. As a further step to support that belief, the Committee has determined that all executive officers are subject to the same standards as the CEO and CFO regarding cash compensation clawbacks as defined under Section 404 of the Sarbanes-Oxley Act of 2002. In addition, under the HMEC 2010 Comprehensive Executive Compensation Plan (“CECP”), the Company has the right to recover any cash or equity award if it is determined that an executive’s own misconduct contributed materially to the executive’s receipt of an award. New guidance under the Dodd-Frank Act related to clawbacks is anticipated and the Company will modify the current clawback provisions, if necessary, to comply with this legislation when guidance is released.

Favorable Say on Pay

Based on the structure of the compensation plans, the absence of excessive perquisites, the demonstrated pay-for-performance practices and the strength of the Company’s compensation processes and practices, the Committee recommended and the Board has approved an annual “Say on Pay” advisory vote by Shareholders. At our 2014 Annual Meeting of Shareholders, we received substantial support for the compensation of our NEOs, with 96.3% of the votes cast in favor of the “Say on Pay” advisory vote on executive compensation. The Compensation Committee and the Board appreciate and value the views of our Shareholders. In considering the results of this advisory vote, the Compensation Committee was pleased that a significant majority of our Shareholders approved the proposal, showing strong support for the structure of the compensation plans, the absence of excessive perquisites, the demonstrated pay-for-performance practices and the strength of the Company’s compensation processes and practices.

Hedging Prohibition

NEOs and other Reportable Insiders are prohibited from engaging in hedging transactions in HMEC common stock.

20	2015 Proxy Statement • Compensation Discussion and Analysis

Pledging Prohibition

Beginning in 2013, NEOs and other Reportable Insiders have been prohibited from pledging their HMEC common stock shares.

Perquisites and Personal Benefits

We provide limited perquisites, which are commonly provided among our peer companies. Please see the “Summary Compensation Table” for further details.

2015 Proxy Statement • Compensation Discussion and Analysis	21

Executive Compensation Program

Oversight

The Committee oversees our executive compensation program. The current members of the Committee are Dr. Futrell, Mr. Hasenmiller, Mr. Shaheen, and Mr. Stricker. Mr. Shaheen serves as the Committee Chair. Consistent with the listing standards of the NYSE, the Committee is composed entirely of independent Directors.

The Compensation Committee is composed entirely of independent Directors.

The Committee has retained CAP to provide information and advice on the competitive market for executive talent, evolving market practices in our industry and the general employment market, regulatory and other external developments, and our executive compensation philosophy and incentive program design. The CAP consultants report directly to the Committee, attend the Committee meetings and portions of executive sessions of the Committee at the Chair’s request and serve at the pleasure of the Committee. CAP performs no other services for management or the Committee. CAP works with management to obtain necessary data and perspectives on the Company’s strategic objectives, business environment, corporate culture, performance and other areas. This information is used by CAP to formulate its recommendations related to competitive compensation performance targets and overall design. CAP’s findings and recommendations are reported directly to the Committee. The services provided by CAP during 2014 are described in more detail throughout this analysis. Pursuant to regulatory requirements, the Committee has assessed CAP’s independence and concluded that CAP’s work did not raise any conflict of interest. In addition, the Committee has the authority to hire other experts and advisors as it deems necessary.

Management also supports the Committee by providing analysis and recommendations. When setting levels of executive compensation, the Committee requests, receives and considers the recommendations of the CEO regarding the performance of her direct reports and other Executive Officers. Members of the management team from Human Resources also attend and contribute to Committee meetings as relevant to the Committee agenda.

The Committee discusses its fundamental views on compensation and guiding principles, as well as its expectations of the CEO’s performance and annual goals, with the CEO and subsequently proposes the CEO’s goals to the Board for approval. The Committee does not include the CEO or other members of management in its discussions with CAP on the CEO’s compensation, nor does the CEO or management participate in the Committee’s recommendation to the Board on the CEO’s compensation. The Committee reviewed the performance and compensation of specified Long-term Incentive Plan (“LTI”) participants on a common review date concurrent with the annual review of the prior year’s performance under the incentive plans.

Guiding Principles

The Committee has established the following core principles that underlie our executive compensation program:

•     Executive interests should be aligned with Shareholders;

•     Incentive compensation should be structured to drive long-term value creation and reward strong performance;

•     A significant portion of compensation should be “at risk” based on the Company’s performance; and

•     Compensation levels should be market competitive.

Executive interests should be aligned with Shareholders

Our incentive plans facilitate stock ownership and include performance measures that drive long-term sustained shareholder value. The Company grants equity awards with multi-year performance periods to reward sustained performance and multi-year vesting to encourage retention. We allow deferrals of RSU awards and our executives are also required to satisfy meaningful stock ownership requirements. In 2014 through the Long-term Incentive Plan, we delivered approximately 43% of Ms. Zuraitis’s compensation in equity. With respect to the other NEOs, approximately 42% to 43% of their compensation was delivered in equity.

Incentive compensation should be structured to drive long-term value creation and reward strong performance

Our executive compensation program includes significant equity-based and cash-based incentives intended to drive long-term and short-term value creation. The Long-term Incentive Plan delivers 50% of the long-term incentive opportunities in performance-based and 50% in service-based equity awards. The minimum vesting period for any equity award is three years and the maximum is five years. The Annual Incentive is solely performance-based and paid in cash.

22	2015 Proxy Statement • Compensation Discussion and Analysis

A significant portion of compensation should be “at risk” based on the Company’s performance

Over 65% of the CEO’s target total pay is at risk and over 55% of target total pay for all other NEOs is at risk.

Generally, over 65% of the CEO’s target total pay and over 55% of target total pay for all other
NEOs (base salary plus target annual incentive plus target long-term incentive) is at risk, is variable from year to year, and demonstrates a strong link between pay and performance. To further enhance the pay-for-performance linkage, we incorporate performance relative to comparable companies into our long-term incentive measures.

Compensation levels should be market competitive

The Committee believes a competitive compensation program is critical in attracting and retaining top executives. Consequently, when making compensation decisions, the Committee considers the compensation opportunities provided to similarly situated executives at comparable companies as well as how compensation is delivered (e.g., short-term vs. long-term and fixed vs. variable).

Assessing Compensation Competitiveness

The Committee intends to set total direct compensation for the NEOs – salary and target annual and long-term incentive opportunities – within a reasonable range of the median of the competitive market, while providing the opportunity for additional compensation if warranted by performance. To determine competitive pay levels, we use comparable survey market data provided by our independent consultant, CAP, and from published survey sources including Mercer LLC, LOMA and Towers Watson. The data from these surveys is scaled to our size by CAP based on revenues or asset ranges as provided by the various surveys. The NEOs are assessed against comparable functional matches in the insurance industry and the broader general industry, as appropriate.

Every year, CAP provides the Committee with a comparison of the base salary, annual incentives and long-term incentives of the CEO with those of other chief executive officers based on survey data. Based on the data, CAP makes recommendations for CEO compensation for the Committee’s consideration. The Committee then deliberates in executive session to determine its recommendation for approval by the Board of Directors.

2014 Consultant Survey Sources

•   Mercer: Financial Services Survey

•   Mercer: US Executive Remuneration Suite

•   LOMA: Executive Compensation Survey

•   Towers Watson: Top Management Compensation Survey

•   Towers Watson: Survey Report on Insurance Management Personnel Compensation

For 2014, the CAP analysis demonstrated that the average of 2014 total direct compensation was consistent with target pay positioning at the median of the market. This is consistent with the Committee’s compensation philosophy.

2015 Proxy Statement • Compensation Discussion and Analysis	23

Compensation Mix

We structure our executive compensation program to deliver the majority of pay through incentives driving both operating results and long-term value and positioning more than half of each NEO’s pay at risk. The targeted compensation mix of total direct compensation for the NEOs at the beginning of 2014 is illustrated below. The mix of 2014 actual compensation varied as a result of actual incentives earned.

Base Salary

Competitive base salaries are critical to attracting and retaining high performing executive talent. The Committee seeks to pay salaries that approximate median industry salaries for executives of similar companies in like positions. In order to determine competitive positioning, the Committee requests CAP to assess compensation for the CEO and four other NEOs. CAP makes their comparisons based on industry norms, represented by survey compensation for comparable positions in the insurance industry and general industry, and this information is used as a reference point for the Committee. However, in recruiting new executives, these guidelines are sometimes exceeded to attract qualified candidates. There may also be instances where an existing executive’s compensation deviates from the median, either up or down, due to performance, responsibilities, compensation history, internal equity and/or retention risk with no pre-determined goals assigned to such considerations.

Salaries for Executive Officers are reviewed every 12 months in connection with the review of financial results for the prior fiscal year. In addition to considering market data, the Committee reviews each executive’s performance, including the accomplishment of key corporate, strategic, operational, financial and management goals, and upholding our standards of ethical conduct.

Name	2013 Annualized Salary	2014 Annualized Salary	Percent of 2014 Increase	Reason For Increase
Marita Zuraitis	$650,000	$704,000	8.31%	Merit increase based on strong performance
Dwayne D. Hallman	$430,008	$444,000	3.25%	Merit increase based on strong performance
Stephen P. Cardinal	$412,008	$429,000	4.12%	Merit increase based on strong performance
Matthew P. Sharpe	$325,008	$364,000	12.00%	Merit increase based on strong performance and to bring base salary closer to the median of the market
John P. McCarthy	NA	$300,000	NA	New hire in 2014

24	2015 Proxy Statement • Compensation Discussion and Analysis

Long-term Incentive Plan

The Company awards long-term incentives to NEOs and other executives who can have the greatest impact on the Company’s long-term success. Long-term incentives are intended to focus executives on driving operating performance as well as long-term value creation. They are also an effective vehicle for attracting and retaining executive talent. All long-term incentive grants are made under the Company’s 2010 Comprehensive Executive Compensation Plan. As discussed previously, the Company’s Long-term Incentive Plan is comprised of three vehicles, performance-based RSUs, service-based RSUs and stock options.

(1)

Graph represents percent of target performance-based awards earned in the year the long-term incentive measurement period ended. Performance-based RSUs comprise 45-50% of the total long-term incentive opportunity.

(2)	Due to the Company adopting a three-year performance period in 2013, the next performance period will end in 2015, and therefore no results are shown for 2014.

In setting targets for performance-based RSUs under the Long-term Incentive Plan, the Committee considers, among other things, the external competitive and financial markets environment, the strategic goals of the Company, internal financial projections, and the difficulty of meeting those goals and projections. For the five most recently completed performance periods, awards earned under the Long-term Incentive Plan have ranged from 0% to approximately 176% of target, with an annual average of 103.4% of target for the performance periods, as illustrated in the graph above.

The variability and average level of the awards earned confirms the Committee’s practice of establishing reasonable yet aggressive goals for the Company’s Long-term Incentive Plan.

The intent of the program is to focus executives on shareholder value and key strategic objectives, while promoting retention and recognizing the market trend to deliver long-term incentives through a mix of equity-based compensation vehicles. Further, in combination with the cash component of the Annual Incentive Plan (“AIP”), the compensation program provides a meaningful incentive without encouraging excessive risk taking. To ensure that our executives’ interests are aligned with those of our Shareholders, our executives are required to invest and defer earned and vested RSU awards until their stock ownership requirements are met.

Long-term Incentive Plan Design and Target Setting

2013-2015 Long-term Incentive Plan Grants and Awards

The 2013 awards were 100% equity-based and were comprised of 50% performance-based RSUs, 20% service-based RSUs and 30% service-based stock options. All measures are defined as relative, specified performance levels measured against a peer group of companies. The peer group of companies is made up of all insurance companies included in the Russell 2000® Index, except for brokerages, reinsurance, financial guarantee and health companies. The performance measures and targets for the performance-based RSUs are as follows:

2013-2015 Performance Measures (1)	Measurement Weighting	2013-2015 Performance Period Targets	Absolute vs. Relative
Operating Earnings per Share Growth	30%	50th Percentile of Peer Group	Relative
Operating Return on Equity	30%	50th Percentile of Peer Group	Relative
Total Shareholder Return	40%	50th Percentile of Peer Group	Relative
Total	100%

(1)	The Performance Measures, as defined under the Long-term Incentive Plan, include:
•	Operating Earnings per Share Growth – Relates to the total percentage increase or decrease in Operating Earnings per share for the three-year period measured against a peer group of companies.
•	Operating Return on Equity – Relates to the average annual Operating Income return on average equity for the three-year period measured against a peer group of companies.
•	Total Shareholder Return – Relates to the Total Shareholder Return for the three-year period measured against a peer group of companies.

2015 Proxy Statement • Compensation Discussion and Analysis	25

2014-2016 Long-term Incentive Plan Grants and Awards

The 2014 awards were 100% equity-based and were comprised of 50% performance-based RSUs, 20% service-based RSUs and 30% service-based stock options. All measures are defined as relative, specified performance levels measured against a peer group of companies. The peer group of companies is made up of all insurance companies included in the Russell 2000® Index, except for brokerages, reinsurance, financial guarantee and health companies. The two relative performance measures for the 2014-2016 performance period – operating return on equity and total shareholder return – continue to support the objective of out-performing our peers as the Company focuses on investments needed in the next three years to allow for strategic growth. These two measures focus on the effective use of capital and delivering on growth objectives while retaining our strong alignment with Shareholder interests. The performance measures and targets for the performance-based RSUs are as follows:

2014-2016 Performance Measures (1)	Measurement Weighting	2014-2016 Performance Period Targets	Absolute vs. Relative
Operating Return on Equity	50%	50th Percentile of Peer Group	Relative
Total Shareholder Return	50%	50th Percentile of Peer Group	Relative
Total	100%

(1)	The Performance Measures, as defined under the Long-term Incentive Plan, include:
•	Operating Return on Equity – Relates to the average annual Operating Income return on average equity for the three-year period measured against a peer group of companies.
•	Total Shareholder Return – Relates to the Total Shareholder Return for the three-year period measured against a peer group of companies.

In setting the dollar values of the 2013 and 2014 long-term incentive opportunities for each NEO, the Committee targeted amounts that would achieve the Company’s overall objective of positioning total compensation at approximately the market median. The 2013 and 2014 target grant values for the NEOs for the 2013-2015 and 2014-2016 performance periods were as follows:

Name	Long-term Incentive Target in 2013	Long-term Incentive Target in 2014
Marita Zuraitis	$800,000	$1,000,000(1)
Dwayne D. Hallman	$500,000	$500,000
Stephen P. Cardinal	$500,000	$500,000
Matthew P. Sharpe	$300,000	$400,000
John P. McCarthy	N/A	$300,000

(1)	Ms. Zuraitis assumed the Chief Executive Officer position in late 2013.

Performance-Based RSUs    We believe the RSUs are an effective vehicle for rewarding executives based on performance and have a high value in promoting executive retention. RSUs were granted on March 5, 2013 for the 2013-2015 performance period and March 5, 2014 for the 2014-2016 performance period. RSUs will be earned on December 31, 2015 and December 31, 2016, respectively, based on achievements relative to the three-year performance period targets. Participants can earn up to 200% of their target award of RSUs based on performance. For the 2013-2015 program, any RSUs earned at the end of 2015 are 100% vested on January 1, 2016 following the performance period. Under the 2014-2016 program, any RSUs earned at the end of 2016 are 100% vested on January 1, 2017 following the performance period. Once vested, the RSUs are subject to holding requirements until the executive’s stock ownership requirements are met. See “Stock Ownership and Holding Requirements.” From the date of grant, RSUs accrue dividends at the same rate as dividends paid to our Shareholders, but are only paid on the corresponding shares that are earned. If no shares are earned, the dividends are forfeited. Earned dividends are converted into additional RSUs.

Target RSU opportunities for the 2013-2015 and 2014-2016 performance periods for the NEOs were established as 50% of the total long-term incentive opportunities. On an annualized basis, the awards of RSUs ranged from approximately 44% to 86% of base salary. Maximum opportunities were set at 200% of target and threshold opportunities were set at 50% of target.

The performance measures for the 2013-2015 performance period – operating earnings per share growth, operating return on equity, along with total shareholder return, each relative to a peer group of insurance companies – provide strong alignment with Shareholder interests. Each of the performance measures are required to be at or above the 25th percentile of peers to earn an award. At the 25th percentile, participants can earn 50% of their target award and at the peer group median participants can earn their target award. If the performance measure is at or above the 90th percentile of peers, 200% of the target award can be earned.

The two relative performance measures for the 2014-2016 performance period – operating return on equity and total shareholder return – continue to support the objective of out-performing our peers as the Company focuses on investments needed in the next three years to allow for strategic growth. These two measures focus on the effective use of capital and delivering on growth objectives while retaining our strong alignment with Shareholder interests. Each of the performance measures are required to be at or above the 25th percentile of peers to earn an award. At the 25th percentile, participants can earn 50% of their target award and at the peer group median participants can earn their target award. If the performance measure is at or above the 90th percentile of peers, 200% of the target award can be earned.

26	2015 Proxy Statement • Compensation Discussion and Analysis

Service-Based RSUs    We believe service-based RSUs, like stock options, provide strong alignment with Shareholder interests and a long-term focus for our executives and assist in the retention of key executive talent. Service-based RSUs were granted on March 5, 2014 and comprise 20% of the long-term incentive opportunity. Service-based RSUs vest 33% after the third year, vest an additional 33% after the fourth year and vest the final 34% after the fifth year. Once vested, the RSUs are subject to a holding requirement until the executive’s stock ownership requirements are met. See “Stock Ownership and Holding Requirements.” From the date of the grant, the RSUs accrue dividends at the same rate as dividends paid to our Shareholders. These dividends are converted into additional RSUs and vest when the underlying RSUs vest.

Stock Options    We believe that stock options provide strong alignment with Shareholder interests, as participants do not realize any value unless our stock price appreciates. Stock options granted under the Long-term Incentive Plan have an exercise price equal to the closing stock price on the date of grant, vest ratably over a four-year period and have a ten-year term. In determining the number of stock options granted on March 5, 2014, we divided 30% of the total target long-term incentive opportunity by the Black-Scholes value of an option. For additional information regarding assumptions used for these valuations, see the Company’s 2014 Annual Report on Form 10-K “Notes to Consolidated Financial Statements – Note 1 – Summary of Significant Accounting Policies – Stock Based Compensation.” Beginning with the options granted March 9, 2011, upon exercise Executive Officers are required to hold shares equivalent to any proceeds (net of exercise price and related taxes and the costs of the exercise) for a minimum of twelve months.

Timing of Equity Grants    The Committee has granted long-term incentives only at its regularly scheduled Board meetings. The Company uses the closing stock price on the date of the grant to determine the exercise price for stock options. For regularly scheduled annual awards or for awards pursuant to the Long-term Incentive Plan, the grant effective date is the approval date of the applicable resolution or as otherwise specified in the duly authorized resolution. For other awards, the grant effective date is the first business day of the next securities trading window established by the Company following the approval date. Under no circumstances does the grant effective date precede the approval date of a given award.

Stock Ownership and Holding Requirements

Stock ownership requirements were established in 1998. Currently, our NEOs are required to satisfy meaningful stock ownership levels within five years of attaining their position. Stock ownership may be achieved by direct ownership or beneficial ownership through a spouse or child. The following types of beneficial ownership are considered in determining stock ownership: direct ownership of HMEC Common Stock, HMEC Common Stock held in the Company 401(k) Plan, HMEC deferred Common Stock equivalent units and RSUs (vested and unvested). Outstanding stock options are not used in determining stock ownership. Beginning with the 2010-2011 Long-term Incentive period, NEOs are required to defer receipt of their RSUs until the stock ownership requirements are met. The CEO is required to maintain beneficial stock ownership with a book value of at least 500% of base salary and all other NEOs are required to maintain beneficial stock ownership with a book value of at least 350% of base salary. As shown in the graph below, as of December 31, 2014, all NEOs with the exception of Mr. McCarthy who has only been with the Company for less than a year have exceeded their stock ownership requirements. Given the volatility of the stock market in recent years, we have migrated to an approach whereby the value of the shares required to be owned is based on the Company’s book value, not stock price, as book value is less volatile than stock price. For this purpose, the Company’s book value per share is determined by dividing total shareholders’ equity, less the fair value adjustment for investments, by the number of outstanding shares of common stock.

In addition, beginning with the March 9, 2011 stock option grants, the NEOs are required to hold shares equivalent to any proceeds from a long-term incentive stock option exercise, net of exercise price and related taxes and the costs of the exercise, for a minimum of twelve months after the date of exercise. As indicated in the following chart, all NEOs have met or exceeded their stock ownership requirements except for Mr. McCarthy who is on target to meet the requirement by his 2019 deadline.

2015 Proxy Statement • Compensation Discussion and Analysis	27

Name	2014 Stock Ownership	2014 Book Value (1)
Marita Zuraitis	183,573	$4,659,083
Dwayne D. Hallman	137,158	$3,481,070
Stephen P. Cardinal	154,330	$3,916,895
Matthew P. Sharpe	54,757	$1,389,733
John P. McCarthy	10,129	$257,074	(2)

(1)	Based on the Company’s December 31, 2014 book value per share excluding the fair value adjustment for investments of $25.38.
(2)	Mr. McCarthy’s length of service with the Company is less than one year.

Annual Incentive Plan

Our Annual Incentive Plan (“AIP”) is designed to drive and reward strong performance over a one-year period. The annual incentive is a key part of our overall compensation structure and is directly linked to the Company’s annual business plan. Under the Company’s 2010 Comprehensive Executive Compensation Plan (“CECP”), the Committee establishes Company-wide and business unit/division performance objectives every March, as well as the related threshold, target and maximum bonus opportunities for each NEO. In setting these objectives and opportunities, the Committee considers, among other things, the strategic goals of the Company, corporate financial projections and the degree of difficulty in achieving the targets. It is the goal of the Committee to establish measurements and targets that are reasonable, but not easily achieved. As evidence of this, the AIP has generated awards ranging from approximately 102% to 172% of target over the past 5 years, with an average of approximately 139% for the five-year period. During this period, the Company has consistently maintained strong earnings, including record operating earnings per share in 2013, and dividend growth that has provided solid total shareholder returns. The variability and average level of the awards earned confirms the Committee’s practice of establishing reasonable yet aggressive goals for the Company’s AIP. The measures and targets are discussed with the CEO, other NEOs, other members of the Board and CAP before they are set. Each March, the Committee also certifies performance and determines annual incentive award payouts for the prior year.

Target incentive opportunities for the NEOs are intended to approximate the median of the target bonus potential for similarly situated executives in comparable companies. Maximum incentive opportunities are set at 200% of target. Changes made to these opportunities, if any, generally take effect for the next fiscal year. Based on the 2014 performance of the Company relative to the Corporate Measures described below, the Committee approved the resulting award of 149.5% of target for Ms. Zuraitis and the other NEOs. The annual incentives paid to the NEOs are shown in the Non-Equity Incentive Plan Compensation column of the “Summary Compensation Table.” For 2014, the target annual incentive opportunities for the NEOs, the actual AIP paid (149.5% of target) along with the actual AIP payment expressed as a percentage of base salary as of December 31, 2014, were as follows:

Name	2014 Target AIP Opportunity	2014 Actual AIP Paid	2014 Actual AIP Paid as a Percent of Salary
Marita Zuraitis	90%	$929,068	131.97%
Dwayne D. Hallman	50%	$329,275	74.16%
Stephen P. Cardinal	50%	$317,502	74.01%
Matthew P. Sharpe	50%	$264,803	72.75%
John P. McCarthy	40%	$118,335	39.45%

28	2015 Proxy Statement • Compensation Discussion and Analysis

For 2014, 100% of the CEO’s and all other NEOs’ annual incentive opportunities were tied to Company-wide performance. For Mr. McCarthy, the actual AIP paid was adjusted for length of service. The Committee believes that tying this incentive to Company performance provides appropriate alignment for an executive’s compensation as it recognizes that the Company as a whole must perform well in order to deliver value to our Shareholders.

Annual Incentive Plan Targets

The Committee finalized targets for the 2014 corporate performance measures in its March 2014 meeting. The targets for the Operating Income and Insurance Sales measures were based on a review of market conditions and expectations of other companies in the industry as well as our financial plan for 2014 (“Plan”). The financial plan was the basis of our 2014 earnings guidance, which was publicly disclosed in February 2014 in connection with our release of earnings for the year ended December 31, 2013. All measures are defined as absolute (meeting specific established internal goals, i.e., earnings, revenues and sales). For 2014, the corporate measures (“Corporate Measures”), bonus targets and results were as follows:

Annual 2014 Corporate Measures (1)	Measurement Weighting	Target	Results	Actual Weighted Results	Absolute vs. Relative
Adjusted Operating Income	50%	$90.8 million	$95.6 million	75.11%	Absolute
P&C Net Premium Written	20%	$590.0 million	$584.4 million	14.39%	Absolute
Horace Mann Annuity Sales	20%	$318.4 million	$340.8 million	40.00%	Absolute
Horace Mann Life Sales	10%	$9.1 million	$11.0 million	20.00%	Absolute
Total	100%			149.50%

(1)	The Corporate Measures, as defined by the AIP, include:
•

Adjusted Operating Income—Operating income (GAAP net income after tax, excluding realized investment gains and losses) adjusted for Property & Casualty (“P&C”) catastrophe costs different than Plan, Annuity & Life deferred acquisition costs (“DAC”) unlocking / change in guaranteed minimum death benefit (“GMDB”) reserve due to capital gains and losses and market performance different than Plan, and the impact of share repurchases on investment income.

•	P&C Net Premium Written (GAAP)—Amount charged for property and casualty policies issued during the year; portions of such amounts may be earned and included in financial reports over future periods.
•

Annuity Sales—The amount of new business from the sales of Horace Mann annuity products, from Horace Mann and independent agents, as measured by premiums and deposits to be collected over the 12 months following the sale.

•	Life Sales—The amount of new Horace Mann individual life insurance products sold during the year, as measured by premiums and deposits to be collected over the 12 months following the sale.

Retirement Plans

The NEOs participate in our Company-wide tax-qualified retirement plans and a supplemental defined contribution plan designed to provide benefits that cannot be provided under our tax-qualified defined contribution plan because of various limitations imposed by the Internal Revenue Code. Each of these plans includes a Company contribution and the amounts contributed for each NEO are included in the “Summary Compensation Table.” The Company’s intent is to provide plans that are customarily offered within our industry to enhance our ability to attract and retain executive talent. No NEO participates in the Company’s defined benefit plan or supplemental defined benefit retirement plan because participation in those plans was limited to individuals hired prior to January 1, 1999.

Deferred Compensation

Prior to 2009, the Long-term Incentive Plan provided a performance-based cash component. To further encourage ownership of HMEC’s Common Stock, deferred compensation accounts were established that permitted executives to defer their long-term cash incentives into deferred Common Stock equivalent units. Deferred Common Stock equivalent units accrue dividends at the same rate as dividends paid to our Shareholders. These dividends are converted into additional deferred Common Stock equivalent units. No other investment options are provided.

Perquisites and Personal Benefits

As of April 1, 2014 we discontinued all executive perquisites with the exception of limited financial planning services. The Company pays an annual retainer to a third-party service provider of $10,000 and an annual fee of $14,000 for each executive participating. Please see the “Summary Compensation Table” for further details.

Tax Implications

Favorable accounting and tax treatment of the various elements of the Company’s total compensation program is an important, not the sole, consideration in the design of the compensation program. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s Chief Executive Officer and three other most highly compensated Executive Officers (other than the CFO) as of the end of the fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

The Annual Incentive Plan and Long-term Incentive Plan are designed to permit full deductibility and the Committee expects all compensation to be fully deductible. However, the Committee believes that Shareholder interests are best served by not restricting the Committee’s discretion and flexibility in developing compensation programs, even though such programs may result in certain non-deductible compensation expenses. In order to satisfy the Section 162(m) qualification requirements, the Committee allocated an incentive pool equal to 4% of adjusted operating income

2015 Proxy Statement • Compensation Discussion and Analysis	29

to certain individuals under the Company’s compensation program. Once the amount of the pool and the specific allocations are determined at the end of the year, the Committee can apply “negative discretion” to reduce (but not increase) the amount of any award payable from the incentive pool to individuals, as determined by the amount payable to each individual based on performance criteria and actual results.

Executive Severance and CIC Plans

To maintain market competitiveness and allow for the successful recruitment of key executives, the Company adopted the Horace Mann Service Corporation Executive Severance Plan and the Horace Mann Service Corporation Executive CIC Plan. The Executive Severance Plan provides benefits due to loss of position with or without a Change in Control. Currently, all NEOs participate in the Executive Severance Plan. The Executive CIC Plan provides for benefits only in the event of the loss of position following a “Change-in-Control” and only includes those positions that typically would be at risk in the event of a change of control or which are integral to negotiating a transaction. This plan does not have tax gross-up provisions. Currently, Ms. Zuraitis, Mr. Cardinal, Mr. Sharpe, and Mr. McCarthy participate in the Executive CIC Plan. Those who participate in both the Executive Severance Plan and the Executive CIC Plan, or have individual CIC agreements, would not receive duplicate benefits.

Change in Control Agreements

The Company does have an individual severance agreement with Mr. Hallman. This agreement was entered into at the time of his employment and cannot be unilaterally changed. The agreement provides payments, benefits and tax gross-up provisions only if both a change in control of the Company and Mr. Hallman’s actual or constructive termination of employment occur. The CIC agreement provision is described in “Potential Payments upon Termination or Change in Control.” The agreement is intended to provide a level of security consistent with market practices, mitigate some of the conflicts an executive may be exposed to in a potential acquisition or merger situation and serve to insure a more stable transition if a corporate transaction were to occur. The Company determined that it will not provide individual CIC agreements for future hires or renew existing individual CIC agreements which have an expiration date.

Summary Compensation Table

The following table sets forth information regarding compensation of the Company’s Chief Executive Officer, Chief Financial Officer and three other most highly compensated Executive Officers, the NEOs, during 2014, 2013, and 2012.

Name	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value And Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Marita Zuraitis	2014	690,500	0	700,000	300,000	929,068	0	45,609	2,665,177
	2013	413,750	2,858,940	560,000	240,000	500,063	0	192,174	4,764,927
Dwayne D. Hallman	2014	440,502	0	350,000	150,000	329,275	0	30,200	1,299,977
	2013	403,642	0	350,000	150,000	281,540	0	29,797	1,214,979
	2012	365,003	0	565,000	135,000	313,136	0	27,625	1,405,764
Stephen P. Cardinal	2014	424,752	0	350,000	150,000	317,502	0	29,038	1,271,292
	2013	409,932	0	350,000	150,000	285,928	0	28,472	1,224,332
	2012	401,715	0	600,000	150,000	344,632	0	28,011	1,524,358
Matthew P. Sharpe	2014	354,252	0	280,000	120,000	264,803	0	36,053	1,055,108
	2013	318,756	0	210,000	90,000	222,332	0	25,528	866,616
	2012	297,884	25,000	460,000	90,000	204,444	0	36,989	1,114,317
John P. McCarthy	2014	197,884	200,000	186,228	79,812	118,335	0	82,401	864,660

(1)

Represents each NEO’s actual base salary paid for the years ended December 31, 2014, 2013 and 2012, respectively. Ms. Zuraitis was hired in 2013, Mr. Sharpe was hired in 2012, and Mr. McCarthy was hired in 2014.

(2)

For 2013, this represents a sign-on award for Ms. Zuraitis. The Company recognized the need to provide a one-time special equity award for compensation forfeited in leaving her prior employment. For 2014 and 2012, this represents sign-on awards for Mr. McCarthy and Mr. Sharpe, respectively.

(3)

Represents the grant date fair value of service-based and performance-based RSUs granted in each year. Performance-based RSUs are valued based on the probable performance of Target with the potential of 50% to 200% being earned based on performance results. For 2014, this includes an additional sign-on award for Mr. McCarthy. For 2012, this includes an additional service-based award for Mr. Hallman, Mr. Cardinal, and Mr. Sharpe.

(4)

Represents the grant date fair value of $9.01 per share for stock options granted on March 5, 2014. For Mr. McCarthy, it represents the grant date fair value of $9.02 per share for stock options granted on May 21, 2014.

(5)	Represents the cash payout for the AIP earned in each year. For Mr. McCarthy, the payout was adjusted for length of service.

30	2015 Proxy Statement • Compensation Discussion and Analysis

Detail of All Other Compensation

The following table sets forth information regarding all other compensation paid to, or earned by, the NEOs during 2014.

Name	Perquisites & Other Personal Benefits ($) (1)	Relocation	Company Contributions to Defined Contribution Plans ($)	Total ($)
Marita Zuraitis	14,342	0	31,267	45,609
Dwayne D. Hallman	375	0	29,825	30,200
Stephen P. Cardinal	0	0	29,038	29,038
Matthew P. Sharpe	10,540	0	25,513	36,053
John P. McCarthy	0	76,464	5,937	82,401

(1)

Includes a dining club membership, which is provided to help facilitate meetings conducted outside of the office. It also includes the prorated use of a financial planning service to help minimize distractions and help ensure appropriate focus on Company responsibilities.

Grants of Plan-Based Awards

The following table sets forth information concerning the grant of the 2014 Annual Incentive, the grant of the 2014 Long-term Incentive for the 2014-2016 performance period, and the sign-on RSU and stock option grant made to Mr. McCarthy. Actual payouts under the 2014 AIP are included in the “Summary Compensation Table.” Payouts for the 2014 Long-term Incentive grant and the determination of the actual RSUs earned will not occur until after the completion of the 2014-2016 performance period.

									All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock & Option Awards ($) (5)

Name	Grant Date	Incentive Plan (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Marita Zuraitis		AIP	310,725	621,450	1,242,900	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	3/5/2014	LTI	N/A	N/A	N/A	8,657	17,314	34,628	N/A	N/A	$28.88	500,028
	3/5/2014	LTI	N/A	N/A	N/A	N/A	6,927	N/A	N/A	N/A	$28.88	200,052
	3/5/2014	LTI	N/A	N/A	N/A	N/A	N/A	N/A	N/A	33,296	$28.88	300,016
Dwayne D. Hallman		AIP	110,126	220,251	440,502	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	3/5/2014	LTI	N/A	N/A	N/A	4,329	8,657	17,314	N/A	N/A	$28.88	250,014
	3/5/2014	LTI	N/A	N/A	N/A	N/A	3,465	N/A	N/A	N/A	$28.88	100,069
	3/5/2014	LTI	N/A	N/A	N/A	N/A	N/A	N/A	N/A	16,648	$28.88	150,008
Stephen P. Cardinal		AIP	106,188	212,376	424,752	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	3/5/2014	LTI	N/A	N/A	N/A	4,329	8,657	17,314	N/A	N/A	$28.88	250,014
	3/5/2014	LTI	N/A	N/A	N/A	N/A	3,465	N/A	N/A	N/A	$28.88	100,069
	3/5/2014	LTI	N/A	N/A	N/A	N/A	N/A	N/A	N/A	16,648	$28.88	150,008
Matthew P. Sharpe		AIP	88,563	177,126	354,252	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	3/5/2014	LTI	N/A	N/A	N/A	3,463	6,926	13,852	N/A	N/A	$28.88	200,023
	3/5/2014	LTI	N/A	N/A	N/A	N/A	2,772	N/A	N/A	N/A	$28.88	80,055
	3/5/2014	LTI	N/A	N/A	N/A	N/A	N/A	N/A	N/A	13,320	$28.88	120,021
John P. McCarthy		AIP	39,577	79,154	158,308	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	5/21/2014	LTI	N/A	N/A	N/A	2,301	4,602	9,204	N/A	N/A	$28.91	133,044
	5/21/2014	LTI	N/A	N/A	N/A	N/A	1,842	N/A	N/A	N/A	$28.91	53,252
	5/21/2014	LTI	N/A	N/A	N/A	N/A	N/A	N/A	N/A	8,852	$28.91	79,844
	5/21/2014	Service	N/A	N/A	N/A	N/A	3,462	N/A	N/A	N/A	$28.91	100,086
	5/21/2014	Service	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11,088	$28.91	100,121

N/A – Not applicable

(1)	Service grant represents a sign-on award to Mr. McCarthy.

(2)	Represents performance-based 2014 Annual Incentive.

(3)	Represents performance-based and service-based RSU portions of the 2014 Long-term Incentive grants.

(4)	Represents the stock option portion of the 2014 Long-term Incentive grant.

(5)	Totals equate to each NEO’s 2014 Long-term Incentive target amount and the service grant described in footnote (1). The fair value of stock options was determined using the Black-Scholes model.

2015 Proxy Statement • Compensation Discussion and Analysis	31

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding the exercisable and unexercisable stock options, as well as unvested RSUs held by each NEO at December 31, 2014.

Name	Option Awards					Stock Awards (RSUs)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Grant Date	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#) (2)	Market Value of Shares or Units of Stock that Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($) (3)
Marita Zuraitis	6,719	20,157	22.69	05/22/13	05/22/20
	0	33,296	28.88	03/05/14	03/05/24	102,971	$3,416,578	36,399	$1,207,719
Dwayne D. Hallman	8,220	0	13.83	03/03/10	03/03/17
	14,850	4,950	17.01	03/09/11	03/09/18
	11,232	11,232	17.32	03/07/12	03/07/19
	4,624	13,872	20.60	03/05/13	03/05/20
	0	16,648	28.88	03/05/14	03/05/24	44,590	$1,479,496	21,815	$723,822
Stephen P. Cardinal	7,556	0	13.83	03/03/10	03/03/17
	21,150	7,050	17.01	03/09/11	03/09/18
	12,480	12,480	17.32	03/07/12	03/07/19
	4,624	13,872	20.60	03/05/13	03/05/20
	0	16,648	28.88	03/05/14	03/05/24	49,714	$1,649,511	21,815	$723,822
Matthew P. Sharpe	7,488	7,488	17.32	03/07/12	03/07/19
	2,775	8,325	20.60	03/05/13	03/05/20
	0	13,320	28.88	03/05/14	03/05/24	31,689	$1,051,441	14,874	$493,519
John P. McCarthy	0	19,940	28.91	05/21/14	05/21/24	5,423	$179,935	4,706	$156,145

(1)	Long-term Incentive stock option grants are service-based and all unexercisable options vest on each anniversary of the grant date at a rate of 25% of the original grant.

(2)	Represents the unvested service-based RSUs granted in 2010, 2011, 2012, 2013 and 2014 and a portion of the performance-based RSUs granted in 2012 and earned at the end of 2013.

(3)	Represents the value of the RSUs based on the closing stock price of $33.18 at December 31, 2014.

(4)

The performance-based RSUs granted in 2013 will not be earned until the end of the 2013-2015 performance period. RSUs earned at the end of the performance period will vest 100% in 2016. The performance-based RSUs granted in 2014 will not be earned until the end of the 2014-2016 performance period. RSUs earned at the end of the performance period will vest 100% in 2017.

32	2015 Proxy Statement • Compensation Discussion and Analysis

Option Exercises and Stock Vested

The following table sets forth information regarding options exercised and stock awards acquired on vesting by the NEOs in 2014:

	Option Awards		Stock Awards (RSUs)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
Marita Zuraitis	0	0	0	0
Dwayne D. Hallman	0	0	0	0
Stephen P. Cardinal	0	0	27,353	836,961
Matthew P. Sharpe	0	0	0	0
John P. McCarthy	0	0	0	0

(1)	For Mr. Cardinal, it represents the number of shares vested and acquired as part of the 2009-2010, 2010-2011, and 2011-2012 Long-term Incentive Plans.

(2)

The value realized on vesting of stock awards is determined by multiplying the number of shares vested by the closing stock price on the date of vesting. The actual amounts realized from vested stock awards will depend upon the sale price of the shares when they are actually sold.

Pension Benefits

The defined benefit plans (qualified and nonqualified) sponsored by the Company were amended to freeze participation to those who were hired prior to January 1, 1999. As all of the Company’s NEOs were hired subsequent to that date, they are not eligible to participate in the defined benefit plans.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The Company offered a nonqualified deferred compensation plan to executives, which allowed them to defer receipt of Long-term Incentive cash compensation prior to 2009 when cash was a component of the Long-term Incentive Plan. Executives were allowed to defer up to 100% of their earned long-term cash incentive into HMEC’s deferred Common Stock equivalent units. All the NEOs except Mr. Hallman were hired after 2009 and do not have an account in the plan. Contributions and earnings reported below are for the year ended December 31, 2014 and the aggregate balance is as of December 31, 2014.

The Company also sponsors an unfunded excess pension plan, the Nonqualified Defined Contribution Plan (“NQDCP”), which covers only the base salary compensation in excess of the Section 415 limit, which in 2014 was $260,000. The NQDCP accounts are established for the executives at the time their compensation exceeds the Section 415 limit and the NEOs are credited with an amount equal to 5% of the excess. In addition, the NQDCP accounts are credited with the same rate of return as the qualified plan sponsored by the Company for all employees.

The following table sets forth information regarding participation by the NEOs in the Company’s NQDCP and nonqualified deferred compensation plan as of December 31, 2014.

Name	Account	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (1)	Earnings in Last FY ($) (2)	Balance at Last FYE ($)
Marita Zuraitis	NQDCP Account	0	10,467	44	10,511
	Deferred Compensation Account	0	0	0	0
Dwayne D. Hallman	NQDCP Account	0	9,025	973	38,781
	Deferred Compensation Account	0	0	17,930	230,825
Stephen P. Cardinal	NQDCP Account	0	8,238	1,057	40,937
	Deferred Compensation Account	0	0	0	0
Matthew P. Sharpe	NQDCP Account	0	4,713	119	8,028
	Deferred Compensation Account	0	0	0	0
John P. McCarthy	NQDCP Account	0	0	0	0
	Deferred Compensation Account	0	0	0	0

(1)	Represents the 2014 NQDCP Company contributions. These contributions are included in the All Other Compensation column of the “Summary Compensation Table” for 2014.

(2)

Represents (a) the gains in the NQDCP in 2014 and (b) the change in the deferred compensation account balance reflecting changes in the closing stock price of HMEC Common Stock from December 31, 2013 to December 31, 2014, each excluding contributions reflected in the first two columns.

2015 Proxy Statement • Compensation Discussion and Analysis	33

Potential Payments upon Termination or Change in Control

The NEOs are entitled to receive certain payments on termination of employment in certain circumstances, including disability or death, involuntary termination other than for cause, or within a stated period after a change in control of the Company, as discussed in more detail below. An overview of benefits available under each scenario is provided below and should be read along with the footnotes accompanying the related table. These calculations are an estimate only for purposes of this Proxy Statement.

Termination for Cause or Voluntary Resignation

Generally, on a voluntary termination or a termination for cause, no amounts are paid other than salary earned through the date of termination, any annual incentive earned for the prior year that has not yet been paid, and other vested amounts (including equity) that are required to be paid or provided in those circumstances by law or under the Company’s plans and programs (“Minimum Benefit Obligations”). Unvested equity awards and unexercised options are generally forfeited, with some pro-rata vesting in the event of retirement. None of the NEOs was eligible for retirement as of December 31, 2014.

Disability or Death

Upon termination of employment for disability or death, NEOs do not receive payments other than the Minimum Benefit Obligations and a pro-rata annual incentive. Our equity plan gives the Committee discretion to address the treatment of equity awards on death or disability. Currently the award agreements provide as follows:

•

Stock Options – All stock options vest immediately. In the case of a termination for disability, executives have the full remaining option term to exercise the stock options. In the case of termination on account of death, the executive’s estate may exercise the stock options for the lesser of two years after death or over the remaining option term.

•	Service-based RSUs – All service-based RSUs vest immediately, including performance-based RSUs that have been earned but remain unvested at the termination date.

•

Performance-based RSUs – In the case of termination on account of disability, RSUs that remain subject to performance conditions will vest pro-rata at the end of the performance period, based on actual performance and the portion of the performance period the executive was employed. In the case of termination by death, RSUs that remain subject to performance conditions will vest pro-rata at target, based on the portion of the performance period the executive was employed.

Involuntary Termination other than for Cause and not under a Change in Control arrangement

The NEOs are covered under the Executive Severance Plan which provides the following benefits, in addition to the Minimum Benefit Obligations, in the event of an involuntary termination of employment initiated by the Company other than for cause, not due to disability or death, not under a Company mandatory retirement program, not covered by a change in control arrangement, and not where the executive is offered similar employment with an affiliate:

•

Pro-rata annual incentive for the fiscal year of termination, based on actual performance and the portion of the fiscal year employed prior to termination, payable at the same time as employees receive their annual incentive for that fiscal year.

•	Multiple of the sum of salary plus target annual incentive, payable in the form of salary continuation, based on the following table:

Name	Executive Severance Plan Multiple
Marita Zuraitis	2.0
Dwayne D. Hallman	1.5
Stephen P. Cardinal	1.5
Matthew P. Sharpe	1.5
John P. McCarthy	1.0

•	Continued group health coverage under COBRA, if elected, at employee rates.

•

Our equity plan gives the Committee discretion to address the treatment of equity awards in the award agreements or at the time of termination. Currently the award agreements provide as follows with respect to involuntary termination of employment (not for cause) prior to or more than one year after a change in control:

•	Stock Options – Unexercised options terminate immediately, whether or not vested.

•	Service-based RSUs – All unvested service-based RSUs are forfeited, including performance-based RSUs that have been earned but remain unvested at the termination date.

•	Performance-based RSUs – All unvested RSUs that remain subject to performance conditions are forfeited.

These payments and benefits are subject to potential cutback to the extent they trigger a “golden parachute” excise tax unless the executive would be better off, net after tax, receiving the full amount and paying the tax.

34	2015 Proxy Statement • Compensation Discussion and Analysis

Payment of these severance amounts and provision of these benefits is subject to the executive’s entry into a customary waiver and release. The executives are also subject to restrictive covenants, including confidentiality, non-compete, non-solicitation, non-interference and non-disparagement provisions (“Restrictive Covenants”).

Qualifying termination after a Change in Control of the Company

The NEOs other than Mr. Hallman are covered under the Executive CIC Plan.

Under the Executive CIC Plan, benefits are provided in the event of an involuntary termination (other than for cause, disability or death) or a constructive discharge (a “good reason” termination, as defined in the Executive CIC Plan) within one year following a change in control of the Company (as defined in the Executive CIC Plan) - a so-called “double trigger” arrangement. In addition to the Minimum Benefit Obligations, the following payments and benefits are provided:

•	An amount equal to the target annual incentive for the fiscal year of termination, prorated for the time elapsed in the fiscal year prior to termination.

•	The multiple of the sum of salary plus target annual incentive indicated in the following table, payable in a lump sum:

Name	CIC Multiple
Marita Zuraitis	2.5
Dwayne D. Hallman	2.0
Stephen P. Cardinal	2.0
Matthew P. Sharpe	2.0
John P. McCarthy	1.0

•	COBRA coverage under applicable group health plans at employee rates, if elected.

•

Our equity plan generally gives the Committee discretion to address treatment of equity in the applicable award agreements. Currently the award agreements provide for the following treatment in the event of a change in control:

•

Stock Options – If the acquiror assumes the options, then the event of an involuntary termination (not for cause) within one year after the change in control, all stock options vest immediately, and executives have the full remaining option term to exercise the stock options. If the acquiror does not assume the options, they vest immediately upon the change in control, and the executives have the full remaining option term to exercise the options.

•

Service-based RSUs – All service-based RSUs vest immediately, including performance-based RSUs that have been earned but remain unvested at the termination date, if the grantee has an involuntary termination of employment (not for cause) within one year after the change in control.

•	Performance-based RSUs – All performance-based RSUs vest immediately if the grantee has an involuntary termination of employment (not for cause) within one year after the change in control.

There is no tax gross-up under the Executive CIC Plan. However, if the payments and benefits are such that the executive would become subject to the “golden parachute” tax, then, unless the executive would be better off, net after tax, receiving the entire amount of payments and benefits and paying the “golden parachute” tax (in which case the full amount will be paid or provided), the payments and benefits will be cut back to the highest level that does not trigger the “golden parachute” tax. There is no duplication of benefits with the Executive Severance Plan.

Each covered NEO is also subject to Restrictive Covenants and, as a condition of receiving payment, would be required to enter into a customary waiver and release of claims against the Company.

Mr. Hallman has an individual severance agreement under which he will become entitled to severance benefits only if he has an involuntary termination of employment by the Company (other than for cause) within three years following a change in control of the Company (as defined in the agreement). This is also a “double trigger” arrangement.

Under his individual severance agreement, Mr. Hallman would be entitled to the payments and benefits listed below in addition to the Minimum Benefit Obligations:

•	Two times the sum of his base salary plus his highest annual bonus in the 5 years preceding the year of his termination, payable in a lump sum,

•	Two years continued coverage under disability, life, accident and health plans at employee rates, and

•	Full vesting in any non-qualified supplemental pension.

Mr. Hallman would also be entitled to a tax gross-up if the amount of his payments and benefits is such that he becomes subject to the 20% “golden parachute” tax. The tax gross-up would be in an amount sufficient to leave Mr. Hallman in the same after-tax position as if he had not been subject to the 20% “golden parachute” tax.

Mr. Hallman would also be subject to Restrictive Covenants and would be required to enter into a customary waiver and release of claims against the Company. There is no duplication of benefits under the Executive Severance Plan.

2015 Proxy Statement • Compensation Discussion and Analysis	35

Illustration of Potential Payments upon Termination or Change in Control

The following table presents the estimated payments and benefits that would have been payable as of the end of 2014 in the event of separation due to disability or death, cause, voluntary termination of employment, retirement, involuntary termination of employment without cause, and a change of control of the Company.

Consistent with SEC requirements, these estimated amounts have been calculated as if the NEOs’ employment had been terminated as of December 31, 2014, the last business day of 2014, using the closing market price of our Common Stock on that date ($33.18). The amounts reported in the following table are hypothetical amounts based on the disclosure of compensation information about the NEOs. Actual payments will depend on the circumstances and timing of any termination of employment or other triggering event.

Estimated Payments ($) Assuming Termination as of December 31, 2014 (1)
Name & Benefits	Disability or Death	For Cause	Voluntary	Retirement	Involuntary Termination w/o Cause	Change in Control
Marita Zuraitis
Cash Severance	0	0	0	0	2,675,200	3,344,000
AIP	633,600	0	0	0	633,600	633,600
Acceleration of Stock Options	354,620	0	0	0	0	354,620
Acceleration of RSUs	3,761,158	0	0	0	0	4,410,385
Health and Welfare	0	0	0	0	40,413	50,516
Modified Cap Adjustment (2)	N/A	N/A	N/A	N/A	N/A	(999,211)
TOTAL	4,749,378	0	0	0	3,349,213	7,793,910
Dwayne D. Hallman (3)
Cash Severance	0	0	0	0	999,000	1,546,550
AIP	222,000	0	0	0	222,000	222,000
Acceleration of Stock Options	504,277	0	0	0	0	504,277
Acceleration of RSUs	1,577,123	0	0	0	0	1,902,840
Health and Welfare	0	0	0	0	38,801	51,735
Tax Gross-Up	N/A	N/A	N/A	N/A	N/A	1,261,656
TOTAL	2,303,400	0	0	0	1,259,801	5,489,058
Stephen P. Cardinal
Cash Severance	0	0	0	0	965,250	1,287,000
AIP	214,500	0	0	0	214,500	214,500
Acceleration of Stock Options	558,027	0	0	0	0	558,027
Acceleration of RSUs	1,707,985	0	0	0	0	2,033,702
Health and Welfare	0	0	0	0	30,310	40,413
Tax Gross-Up	N/A	N/A	N/A	N/A	N/A	N/A
TOTAL	2,480,512	0	0	0	1,210,060	4,133,642
Matthew P. Sharpe
Cash Severance	0	0	0	0	819,000	1,092,000
AIP	182,000	0	0	0	182,000	182,000
Acceleration of Stock Options	280,764	0	0	0	0	280,764
Acceleration of RSUs	1,111,044	0	0	0	0	1,344,785
Health and Welfare	0	0	0	0	40,479	53,971
Modified Cap Adjustment (2)	N/A	N/A	N/A	N/A	N/A	(315,980)
TOTAL	1,573,808	0	0	0	1,041,479	2,637,540
John P. McCarthy
Cash Severance	0	0	0	0	420,000	420,000
AIP	120,000	0	0	0	120,000	120,000
Acceleration of Stock Options	85,144	0	0	0	0	85,144
Acceleration of RSUs	209,431	0	0	0	0	328,681
Health and Welfare	0	0	0	0	0	0
Modified Cap Adjustment (2)	N/A	N/A	N/A	N/A	N/A	N/A
TOTAL	414,575	0	0	0	540,000	953,825

  N/A – Not applicable

(1)	All AIP and LTI earned payouts are assumed to be at target.

(2)	Benefit reduction to avoid the imposition of a “golden parachute” tax.

(3)	Mr. Hallman is entitled to change in control benefits if his involuntary termination (without cause) is up to 3 years after the Change in Control.

36	2015 Proxy Statement • Compensation Discussion and Analysis

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our review of, and the discussions with management with respect to, the Compensation Discussion and Analysis, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

GABRIEL L. SHAHEEN, Chairman

MARY H. FUTRELL, STEPHEN J. HASENMILLER and ROBERT STRICKER, Members

Equity Compensation Plan Information

The following table provides information as of December 31, 2014 regarding outstanding awards and shares remaining available for future issuance under the Company’s equity compensation plans (excluding the 401(k) plan):

Equity Compensation Plans	Securities to be Issued Upon the Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Securities Available for Future Issuance Under Equity Compensation Plans (4)
Plans Approved by Shareholders
Stock Incentive Plans (1)
Stock Options	634,437	$21.22	N/A
Restricted Stock Units (2)	1,590,138	N/A	N/A
Subtotal	2,224,575	N/A	N/A
Deferred Compensation (2)(3)	157,591	N/A	N/A
Subtotal	2,382,166	N/A	1,208,404
Plans Not Approved by Shareholders	N/A	N/A	N/A
Total	2,382,166	N/A	1,208,404

N/A – Not applicable

(1)	Includes grants under the HMEC 2010 Comprehensive Executive Compensation Plan, as amended, (“CECP”).
(2)	No exercise price is associated with the shares of Common Stock issuable under these rights.
(3)

The CECP permits Directors and participants in certain cash incentive programs to defer compensation in the form of Common Stock equivalent units, which can be settled in cash at the end of the specified deferral period. For purposes of the CECP, Common Stock equivalent units are valued at 100% of the fair market value of Common Stock on the date of crediting to the participant’s deferral account. There are 48 senior executives of the Company currently eligible to participate in the CECP. The CECP does not reserve a specific number of shares for delivery in settlement of Common Stock equivalent units but instead provides that shares will be available to the extent needed for such settlements. Further information on the CECP appears in the “Compensation Discussion and Analysis”.

(4)

Excludes securities reflected in the Securities to be Issued column and represents shares remaining as part of a fungible share pool. The pool of shares is reduced by 2.5 shares for every “full-value” Award that is granted.

2015 Proxy Statement • Proposals and Company Information	37

Executive Officers

The following is certain information, as of March 15, 2015, with respect to the executive officers of the Company and its subsidiaries who are not Directors of the Company (together with Marita Zuraitis, President and Chief Executive Officer, who is discussed above under “Board Nominees”, the “Executive Officers”):

Dwayne D. Hallman, 52

Executive Vice President and Chief Financial Officer

Mr. Hallman was appointed to his present position as Executive Vice President and Chief Financial Officer in October 2010. He joined the Company in January 2003 as Senior Vice President, Finance. From September 2000 to December 2002, he served as the Chief Financial Officer of Acceptance Insurance Companies, where he was responsible for financial reporting, investor relations, the treasury and investment management functions and property-casualty operations. From July 1995 to August 2000, Mr. Hallman served as Vice President, Finance and Treasurer at Highlands Insurance Group, where he was responsible for financial reporting, treasury, planning and office services. He served as Vice President and Controller of Ranger Insurance Company from 1988 to 1995. From 1984 to 1988, Mr. Hallman was associated with KPMG Peat Marwick, specializing in its insurance industry practice. Mr. Hallman has over 30 years of experience in the insurance industry.

Stephen P. Cardinal, 45

Executive Vice President and Chief Marketing Officer

Mr. Cardinal has served as Executive Vice President and Chief Marketing Officer since joining the Company in December 2008, with the exception of his service as Executive Vice President, Property and Casualty from November 2013 to October 2014. He previously served as Executive Vice President of personal lines distribution and President of Countrywide Insurance Service, a mortgage insurance firm, positions he held from April 2007 to November 2008. He was associated with Allstate Insurance Company from July 1995 through April 2007, including service as Regional Distribution Leader. Mr. Cardinal has over 20 years of experience in the insurance industry.

Matthew P. Sharpe, 53

Executive Vice President, Annuity and Life

Mr. Sharpe joined the Company in January 2012 as Executive Vice President, Annuity and Life. Mr. Sharpe was previously with Genworth Financial, Inc. from 1999 to 2011 where he most recently served as Senior Vice President. Over 12 years in various positions with Genworth, Mr. Sharpe gained an extensive annuity and life background while leading a variety of successful growth, product development, strategic, marketing and sales initiatives. Mr. Sharpe has over 25 years of experience in the insurance industry.

William J. Caldwell, 44

Senior Vice President, Property & Casualty

Mr. Caldwell was appointed to his present position of Senior Vice President, Property and Casualty in October 2014. He joined the Company in November 2013 as Senior Vice President, Personal Lines. Mr. Caldwell previously served as Head of Property Products at QBE North America from June 2011 through November 2013, Senior Vice President of Bank of America from August 2007 to June 2011 and Vice President of Unitrin from June 2001 to August 2007. Mr. Caldwell has over 20 years of experience in the insurance industry.

Bret A. Conklin, 51

Senior Vice President and Controller

Mr. Conklin joined the Company as Senior Vice President and Controller in January 2002. Mr. Conklin previously served as Vice President of Kemper Insurance from January 2000 through January 2002, where he was responsible for all corporate financial reporting and accounting operations; Vice President and Controller of the Company from July 1998 through January 2000; and Vice President and Controller of Pekin Insurance from September 1992 through June 1998. He has seven years of public accounting experience with KPMG Peat Marwick from 1985 to 1992, specializing in its insurance industry practice. Mr. Conklin has 30 years of experience in the insurance industry.

Sandra L. Figurski, 51

Senior Vice President and Chief Information Officer

Ms. Figurski was appointed to her present position as Senior Vice President and Chief Information Officer in November 2014. She joined the Company in September 2013 as Chief Technology Officer. Ms. Figurski was previously with Allstate Insurance Company from 1981 to 2013 where she most recently served as Vice President and Divisional Chief Information Officer. Ms. Figurski has over 30 years of experience in the insurance industry.

John P. McCarthy, 59

Senior Vice President and Chief Human Resources Officer

Mr. McCarthy joined the Company in May 2014 as Senior Vice President and Chief Human Resources Officer. Mr. McCarthy’s previous experience includes Guardian Life Insurance Company where he worked from December 2008 through March 2014, joining the company as Executive Vice President, Human Resources where he helped build a high-performing organization focusing on talent, leadership and culture. He was with Wachovia Corporation from December 1998 to December 2008, where he held multiple positions including Senior Managing Director. Mr. McCarthy has over 30 years of experience in the financial services and insurance industries.

Ann M. Caparrós, 62

General Counsel, Chief Compliance Officer and Corporate Secretary

Ms. Caparrós joined the Company in March 1994 as Vice President, General Counsel and Corporate Secretary and the additional responsibilities of Chief Compliance Officer were formalized in 2000. Prior to March 1994, she was associated with John Deere Insurance Group from 1989 to 1994 as Vice President and General Counsel. She also was staff counsel for the Kellogg Company from 1988 to 1989 and United of Omaha Life Insurance Company from 1978 to 1988. Ms. Caparrós has over 35 years of experience in the insurance industry.

38	2015 Proxy Statement • Proposals and Company Information

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of shares of Common Stock by each person who is known by the Company to own beneficially more than 5% of the issued and outstanding shares of Common Stock, and by each of the Company’s Directors, Board Nominees and the Company’s Chief Executive Officer, Chief Financial Officer and the other three highest compensated Executive Officers employed at the end of 2014 (collectively the “Named Executive Officers”), and by all Directors and Executive Officers of the Company as a group. Information in the table is as of March 15, 2015, except that the ownership information for the 5% beneficial owners is as of December 31, 2014 based on information reported by such persons to the SEC. Except as otherwise indicated, to the Company’s knowledge all shares of Common Stock are beneficially owned, and investment and voting power is held solely by the persons named as owners.

Common Stock Ownership	Beneficial Ownership Amount	Percent of Class
Security Ownership of 5% Beneficial Owners
BlackRock, Inc. (1)	3,629,567	8.7%
Dimensional Fund Advisors LP (2)	3,482,482	8.3%
Hotchkis and Wiley Capital Management, LLC (3)	2,871,489	6.9%
The Vanguard Group, Inc (4)	2,741,617	6.5%
Silvercrest Asset Management Group, LLC (5)	2,214,667	5.3%
Security Ownership of Directors and Executive Officers
Daniel A. Domenech	0	0.0%
Mary H. Futrell (6)	66,168	*
Stephen J. Hasenmiller	25,362	*
Ronald J. Helow (7)	24,289	*
Beverley J. McClure (8)	6,842	*
Gabriel L. Shaheen (9)	43,880	*
Roger J. Steinbecker (10)	34,419	*
Robert Stricker (11)	32,901	*
Steven O. Swyers	0	0.0%
Marita Zuraitis (12)	100,339	*
Dwayne D. Hallman (13)	133,593	*
Stephen P. Cardinal (14)	151,243	*
Matthew P. Sharpe (15)	29,558	*
John P. McCarthy	0	0.0%
All Directors and Executive Officers as a group (17 persons) (16)	783,524	1.9%
*	Less than 1%
(1)

BlackRock, Inc. (“BlackRock”) has a principal place of business at 55 East 52nd Street, New York, New York 10022. BlackRock has sole voting power with respect to 3,526,079 shares and sole investment power with respect to 3,629,567 shares. The foregoing is based on Amendment No. 5 to Schedule 13G filed by BlackRock on January 22, 2015.

(2)

Dimensional Fund Advisors LP (“Dimensional”) has a principal place of business at Building One, 6300 Bee Cave Road, Austin, Texas 78746. Dimensional has sole voting power with respect to 3,362,111 shares and sole investment power with respect to 3,482,482 shares. Dimensional disclaims beneficial ownership of such securities. The foregoing is based on Amendment No. 9 to Schedule 13G filed by Dimensional on February 5, 2015.

(3)

Hotchkis and Wiley Capital Management, LLC (“Hotchkis and Wiley”) has a principal place of business at 725 South Figueroa Street, 39th Floor, Los Angeles, California 90017. Hotchkis and Wiley has sole voting power with respect to 2,397,889 shares and sole investment power with respect to 2,871,489 shares. Hotchkis and Wiley disclaims beneficial ownership of such securities. The foregoing is based on the Schedule 13G filed by Hotchkis and Wiley on February 13, 2015.

(4)

The Vanguard Group, Inc. (“Vanguard”) has a principal place of business at 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. Vanguard has sole voting power with respect to 55,131 shares, sole investment power with respect to 2,690,186 shares, and shared investment power with respect to 51,431 shares. The foregoing is based on Amendment No. 3 to Schedule 13G filed by Vanguard on February 10, 2015.

(5)

Silvercrest Asset Management Group, LLC (“Silvercrest”) has a principal place of business at 1330 Avenue of the Americas, 38th Floor, New York, New York 10019. Silvercrest has shared voting and investment power with respect to 2,214,667 shares. The foregoing is based on Amendment No. 1 to Schedule 13G filed by Silvercrest on February 10, 2015.

(6)	Includes 32,796 CSUs and 28,362 vested RSUs pursuant to the CECP.
(7)	Consists entirely of 24,289 vested RSUs pursuant to the CECP.
(8)	Consists entirely of 3,131 CSUs and 3,711 vested RSUs pursuant to the CECP.
(9)	Consists entirely of 13,795 CSUs and 30,085 vested RSUs pursuant to the CECP.
(10)	Includes 20,645 CSUs and 11,480 vested RSUs pursuant to the CECP.
(11)	Consists entirely of 9,333 CSUs and 23,568 vested RSUs pursuant to the CECP.
(12)	Consists entirely of 15,043 vested stock options and 85,296 vested RSUs pursuant to the CECP.
(13)	Includes 58,278 vested stock options, 6,957 CSUs and 66,184 vested RSUs pursuant to the CECP.
(14)	Includes 67,886 vested stock options and 7,200 vested RSUs pursuant to the CECP.
(15)	Consists entirely of 20,112 vested stock options and 9,446 vested RSUs pursuant to the CECP.
(16)	Includes 206,848 vested stock options, 107,592 CSUs and 354,236 vested RSUs pursuant to the CECP.

2015 Proxy Statement • Proposals and Company Information	39

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s Executive Officers and Directors and other persons who beneficially own more than ten percent of HMEC’s outstanding Common Stock, whom the Company refers to collectively as the “Reporting Persons”, to file reports of ownership and changes in ownership with the SEC.

The Company has established procedures by which Reporting Persons provide relevant information regarding transactions in Common Stock to a Company representative and the Company prepares and files the required ownership reports. Based on a review of those reports and other written representations, the Company believes that all such reports were timely filed in 2014.

PROPOSAL NO. 4 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm selected by the Audit Committee of the Board to serve as the Company’s auditors for the year ending December 31, 2015 is KPMG LLP. KPMG LLP served in that capacity for the year ended December 31, 2014. As a matter of good corporate governance, the Audit Committee submits its selection of the auditors to the Shareholders for ratification. If the selection of KPMG LLP is not ratified, the Audit Committee will review its future selection of an independent registered public accounting firm in light of the vote result. A representative from KPMG LLP is expected to be present at the Annual Meeting. The representative will be given an opportunity to make a statement to Shareholders and is expected to be available to respond to appropriate questions from Shareholders.

The Board recommends that Shareholders vote FOR the ratification of KPMG LLP, an independent registered public accounting firm, as the Company’s auditors for the year ending December 31, 2015.

Report of the Audit Committee

Acting under a written charter, the Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee is comprised of four directors, each of whom is independent as defined by the New York Stock Exchange listing standards. Management has the primary responsibility for the Company’s financial statements and its reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, prior to the filing, the Audit Committee reviewed the audited consolidated financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and clarity of disclosures in the financial statements.

The Audit Committee has discussed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with United States generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required by applicable requirements of the Public Company Accounting Oversight Board. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with them their independence from the Company and its management taking into account the potential effect of any non-audit services provided by the independent registered public accounting firm.

The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their audits, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held twelve meetings during fiscal year 2014.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission. The Audit Committee approved the selection of the Company’s independent registered public accounting firm.

AUDIT COMMITTEE

ROGER J. STEINBECKER, Chairman

RONALD J. HELOW, BEVERLEY J. MCCLURE and STEVEN O. SWYERS, Members

40	2015 Proxy Statement • Proposals and Company Information

The Company’s Independent Registered Public Accounting Firm

The independent registered public accounting firm selected by the Audit Committee to serve as the Company’s auditors for the year ending December 31, 2015 is KPMG LLP. KPMG LLP served in that capacity for the year ended December 31, 2014.

Fees of KPMG LLP

The following were the fees of KPMG LLP for the years ended December 31, 2014 and 2013.

Fees	2014	2013
Audit (1)	$ 1,918,400	$ 1,762,800
Audit-Related (2)	$ 226,300	$ 214,000
Tax (3)	0	0
All Other (4)	0	0

(1)

Represents the aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2014 and 2013, the audit of the Company’s internal control over financial reporting as of December 31, 2014 and 2013, the reviews of the financial statements included in the Company’s quarterly reports on Forms 10-Q for the years ended December 31, 2014 and 2013 and services in connection with the Company’s statutory and regulatory filings for the years ended December 31, 2014 and 2013.

(2)

Represents the aggregate fees billed for assurance and related services rendered by KPMG LLP that are reasonably related to the audit and review of the Company’s financial statements for the years ended December 31, 2014 and 2013, exclusive of the fees disclosed under “Audit Fees”. In 2014 and 2013, KPMG LLP audited the Company’s employee benefits plans. Also in 2014 and 2013, KPMG LLP prepared SOC1 reports on the Company’s annuity operations.

(3)	Represents the aggregate fees billed for tax compliance, consulting and planning services rendered by KPMG LLP during the years ended December 31, 2014 and 2013.

(4)

Represents the aggregate fees billed for all other services, exclusive of the fees disclosed above relating to audit, audit-related and tax services, rendered by KPMG LLP during the years ended December 31, 2014 and 2013.

Pre-Approval of Services Provided by the Independent Registered Public Accounting Firm

The Audit Committee approves in advance any significant audit and all non-audit engagements or services between the Company and the independent registered public accounting firm. As a practice, the Audit Committee does not allow “prohibited non-auditing services” as defined by regulatory authorities to be performed by the same firm that audits the Company’s annual financial statements. The Audit Committee may delegate to one or more of its members the authority to approve in advance all significant audit and all non-audit services to be provided by the independent registered public accounting firm so long as it is presented to the full Audit Committee at the next regularly scheduled meeting. Pre-approval is not necessary for de minimis audit services as long as such services are presented to the full Audit Committee at the next regularly scheduled meeting. The Audit Committee approved all of the above listed expenses. KPMG LLP did not provide any non-audit related services during the years ended December 31, 2014 and 2013.

2015 Proxy Statement • Proposals and Company Information	41

Other Matters

Delivery of Proxy Materials

Electronic Access to Proxy Materials and Annual Report

As we did last year, we are delivering a Notice of Internet Availability of Proxy Materials to Shareholders in lieu of a paper copy of the Proxy Statement and related materials and the Company’s Annual Report to Shareholders and Form 10-K. If you received a Notice by mail, you will not receive a paper copy of the Proxy Materials unless you request one. Instead, the Notice will instruct you as to how you may access and review the Proxy Materials and cast your vote. If you received a Notice by mail and would like to receive a paper copy of our Proxy Materials, please follow the instructions included in the Notice.

Shareholders also can elect to receive an email message that will provide a link to the Proxy Materials on the Internet. By opting to access your Proxy Materials via email, you will save the Company the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve environmental resources. Shareholders who have enrolled previously in the electronic access service will receive their Proxy Materials via email this year. If you received a Notice by mail and would like to receive your Proxy Materials via email, please follow the instructions included in the Notice.

Copies of Annual Report on Form 10-K

The Company will furnish, without charge, a copy of its most recent Annual Report on Form 10-K filed with the SEC to each person solicited hereunder who mails a written request to Investor Relations, Horace Mann Educators Corporation, 1 Horace Mann Plaza, C-120, Springfield, Illinois, 62715-0001.

The Company also will furnish, upon request, a copy of all exhibits to the Annual Report on Form 10-K. In addition, the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and all amendments to those reports are available free of charge through the Company’s Internet website, www.horacemann.com, as soon as reasonably practicable after such reports are electronically filed with, or furnished to, the SEC. The EDGAR filings of such reports are also available at the SEC’s website, www.sec.gov.

Eliminating Duplicative Proxy Materials

If you are a beneficial owner, your bank or broker may deliver a single Proxy Statement and Annual Report, along with individual proxy cards, or individual Notices to any household at which two or more shareholders reside unless contrary instructions have been received from you. This procedure, referred to as householding, reduces the volume of duplicate materials shareholders receive and reduces mailing expenses. Shareholders may revoke their consent to future householding mailings or enroll in householding by contacting the Company’s facilitator for distribution of Proxy Materials, Broadridge Financial Solutions, Inc., at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Alternatively, if you wish to receive a separate set of Proxy Materials for this year’s Annual Meeting, we will deliver them promptly upon request to Investor Relations, Horace Mann Educators Corporation, 1 Horace Mann Plaza, C-120, Springfield, Illinois, 62715-0001 or 217-789-2500.

Submitting Shareholder Proposals for the 2016 Annual Meeting of Shareholders

Any proposals of Shareholders submitted under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, for inclusion in the Company’s Proxy Statement and Form of Proxy for the next Annual Meeting of Shareholders scheduled to be held in 2016 must be received in writing by the Corporate Secretary, Horace Mann Educators Corporation, 1 Horace Mann Plaza, Springfield, Illinois, 62715-0001 not later than the close of business on December 10, 2015 in order for such proposal to be considered for inclusion in the Company’s Proxy Statement and Form of Proxy relating to the 2016 Annual Meeting of Shareholders.

In the event that a Shareholder intends to present any proposal at the 2016 Annual Meeting of Shareholders other than in accordance with the procedures set forth in Rule 14a-8, the Shareholder must give written notice to the Corporate Secretary no less than 45 days prior to the date of the Annual Meeting setting forth the business to be brought before the meeting. Accordingly, proxies solicited by the Board for the 2016 Annual Meeting will confer upon the proxy holders discretionary authority to vote on any matter so presented of which the Company does not have notice prior to April 10, 2016, which is 45 days prior to the anticipated Annual Meeting date of May 25, 2016.

42	2015 Proxy Statement • Other Matters

EXHIBIT 1

HORACE MANN EDUCATORS CORPORATION

2010 Comprehensive Executive Compensation Plan

As Amended and Restated Effective May 20, 2015

TABLE OF CONTENTS

I.	Background		E-3

II.	Purpose		E-3

III.	Definitions		E-3

IV.	Administration		E-7

	4.01	Authority of the Committee	E-7
	4.02	Manner of Exercise of Committee Authority	E-7
	4.03	Limitation of Liability	E-8

V.	Stock Subject to Plan		E-8

	5.01	Overall Number of Shares Available for Delivery	E-8
	5.02	Share Counting Rules	E-8
	5.03	Per Person Award Limits	E-8
	5.04	Preexisting Plans	E-9

VI.	Eligibility		E-9

VII.	Specific Terms of Certain Stock-Based Awards		E-9

	7.01	General	E-9
	7.02	Options	E-9
	7.03	Stock Appreciation Rights	E-9
	7.04	Restricted Stock	E-10
	7.05	Restricted Stock Units	E-10
	7.06	Bonus Stock and Awards in Lieu of Obligations	E-11
	7.07	Dividend Equivalents	E-11
	7.08	Other Awards	E-11

VIII.	Performance Awards, Including Annual Incentive Awards		E-11

	8.01	Performance Awards Generally	E-11
	8.02	Performance Awards and Code Section 162(m)	E-12
	8.03	Settlement of Performance Awards	E-13
	8.04	Written Determinations	E-13

IX.	Deferred Cash Sub-Plan		E-13

	9.01	Deferred Cash Sub-Plan	E-13
	9.02	Sub-Plan Definitions	E-13
	9.03	Sub-Plan Administration	E-14

2015 Proxy Statement • Exhibit 1	E-1

	9.04	Deferral Elections	E-14
	9.05	Timing of Deferral Elections	E-14
	9.06	Accounts	E-15
	9.07	Distributions	E-15
	9.08	Medium of Payment	E-16
	9.09	No Subsequent Elections as to Time and Form of Distribution	E-16
	9.10	Payment Upon the Deferred Cash Participant’s Death	E-16
	9.11	Unforeseeable Emergencies	E-16
	9.12	Claims Procedures	E-16
	9.13	Deferred Compensation Plan	E-17

X.	Certain Provisions Applicable to Awards		E-17

	10.01	Additional and Substitute Awards	E-17
	10.02	Interest	E-17
	10.03	Exemptions from Section 16(b) Liability	E-17

XI.	Change in Control		E-17

	11.01	Committee Discretion for Awards that are not 409A Compensation.	E-17
	11.02	Effect of Change in Control on 409A Compensation	E-17
	11.03	“Cause”	E-18

XII.	General Provisions		E-18

	12.01	Additional Award Forfeiture Provisions	E-18
	12.02	Compliance with Legal and Other Requirements	E-18
	12.03	Limits on Transferability; Beneficiaries	E-18
	12.04	Designation of Beneficiary	E-18
	12.05	Adjustments	E-18
	12.06	Tax Provisions	E-19
	12.07	Amendment and Termination of the Plan	E-19
	12.08	No Repricing	E-19
	12.09	Clawback; Right of Setoff.	E-19
	12.10	Nonexclusivity of the Plan	E-20
	12.11	Successors	E-20
	12.12	Nature of Payments	E-20
	12.13	Electronic Media	E-20
	12.14	Payments in the Event of Forfeitures; Fractional Shares	E-20
	12.15	Code Section 409A Considerations	E-20
	12.16	Governing Law	E-20
	12.17	Awards to Participants Outside the United States	E-20
	12.18	Limitation on Rights Conferred under Plan	E-20
	12.19	Severability; Entire Agreement	E-21
	12.20	Plan Term	E-21
	12.21	Gender and Number	E-21
	12.22	General Creditor Status	E-21

E-2	2015 Proxy Statement • Exhibit 1

HORACE MANN EDUCATORS CORPORATION

2010 Comprehensive Executive Compensation Plan

As Amended and Restated Effective May 20, 2015

I. Background

1.01 Horace Mann Educators Corporation, a Delaware Corporation (the “Company”) formerly maintained the Horace Mann Educators Corporation 2002 Incentive Compensation Plan (the “2002 Incentive Plan”), the Horace Mann Educators Corporation Deferred Compensation Plan for Employees (“Employees’ Plan”), and the Horace Mann Educators Corporation Deferred Equity Plan for Directors (“Directors’ Plan”).

1.02 The Company established the 2010 Comprehensive Executive Compensation Plan (the “Plan”) effective May 27, 2010 (the “Effective Date”) to consolidate the 2002 Incentive Plan, the Employees Deferred Compensation Plan and the Directors Deferred Equity Plan into a single document, which was approved by shareholders of the Company on May 27, 2010.

1.03 The Company now desires to amend and restate the Plan effective May 20, 2015 (the “Restatement Effective Date”), subject to the approval of the shareholders of the Company with respect to shares of Stock that may be deliverable under the Plan and with respect to the requirements of Code Section 162(m).

1.04 Unless the context requires otherwise, the terms and provisions of this Plan as amended and restated shall apply to awards granted after the Restatement Effective Date, as well as to outstanding awards granted under the Plan prior to the Restatement Effective Date, to outstanding awards granted prior to the Effective Date under the 2002 Incentive Plan, and to outstanding Accounts under the Employees’ Plan and the Directors’ Plan.

II. Purpose

The purpose of the Plan is to aid the Company in attracting, retaining, motivating and rewarding employees, Non-Employee Directors, and other persons who provide substantial services to the Company or its Affiliates, to provide for equitable and competitive compensation opportunities, including deferral opportunities, to encourage long-term service, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for shareholders by closely aligning the interests of Participants with those of shareholders. The Plan authorizes stock-based and cash-based incentives for Participants. To the extent this Plan results in a deferral of income by employees for periods extending to the termination of employment or beyond, it is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

III. Definitions

In addition to the terms defined in Article I above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

3.01 “Affiliate” means any person with whom the Company would be considered a single employer under Code Sections 414(b) and 414(c), except that in applying Code Sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations under Code Section 414(b), the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Code Sections 1563(a)(1), (2) and (3), and in applying Treas. Reg. §1.414(c)-2 for purposes of determining a controlled group of trades or businesses under Code Section 414(c), the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Treas. Reg. §1.414(c)-2. Notwithstanding the foregoing, where justified by legitimate business criteria as determined by the Committee in its sole discretion, “at least 20 percent” shall be substituted for “at least 50 percent” in the preceding sentence in determining whether a Participant has had a Separation from Service.

3.02 “Annual Incentive Award” means a type of Performance Award granted to a Participant representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance over a performance period of twelve months or less.

3.03 “Award” means any Option, SAR, Restricted Stock, RSU, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Award, Performance Award or Cash Award, together with any related right or interest, granted to a Participant under the Plan. An Account (as defined in Section 9.02(c)) is not an Award.

3.04 “Award Agreement” means the agreement setting forth the terms and conditions to which an Award is subject, to the extent not provided in the Plan, together with any additional documents (such as Beneficiary designations) relating to a specific Award.

3.05 “Beneficiary” means the individual or entity designated by the Participant to receive the benefits specified under the Participant’s Award upon such Participant’s death. See Section 12.04. No Beneficiary shall have any rights under the Plan prior to the death of the Participant.

3.06 “Beneficial Owner” has the meaning specified in Rule 13d-3 under the Exchange Act.

3.07 “Board” means the Company’s Board of Directors.

3.08 “Change in Control” means, unless otherwise defined in an Award Agreement,

(a) for Awards granted prior to the Effective Date, any one or more of the following:

(i) Approval by the shareholders of the Company of a merger, reorganization, consolidation, or similar transaction, in which the Company is not the continuing or the surviving corporation, or pursuant to which Shares would be converted into cash, securities or

2015 Proxy Statement • Exhibit 1	E-3

other property, other than a merger of the Company in which no Company shareholder’s ownership percentage in the surviving corporation immediately after the merger is less than such shareholder’s ownership percentage in the Company immediately prior to such merger by ten percent (10%) or more (unless such change results from elimination of an odd lot that represented less than 0.1% of the outstanding of Stock); or (2) any sale, lease exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

(ii) The shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company which is part of a sale of assets, merger, or reorganization of the Company or other similar transaction; or

(iii) Any “person”, as such term is defined in Sections 13(d) and 14(d) of the Exchange Act, is or becomes, directly or indirectly, the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, of securities of the Company that represent more than 50% of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; or

(iv) The Incumbent Directors (determined using the Effective Date as the baseline date) cease for any reason to constitute at least a majority of the Directors of the Company then serving; and

(b) for Awards granted on and after the Effective Date, unless otherwise defined in the Award Agreement or excluded under subsection (d) below, any one or more of the following:

(i) any one person or more than one person acting as a group acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company;

(ii) any one person or more than one person acting as a group acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company that, constitutes thirty percent (30%) or more of the total fair market value or total voting power of the stock of the Company; or

(iii) a majority of members of the Company’s Board is replaced during any twelve (12)-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board before the date of the appointment or election.

(c) for Awards granted on and after the Restatement Effective Date, unless otherwise defined in the Award Agreement or excluded under subsection (d) below, but in addition to the events in subsection (b) above, consummation of a sale or other disposition of all or substantially all the assets of the Company, provided that any one person or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition of assets by such person), assets of the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

(d) Notwithstanding subsections (b) and (c) above, for awards granted on or after the Restatement Effective Date,

(i) clauses (i) and (ii) of subsection (b) and subsection (c) shall not apply to an acquisition of stock or assets by the Company, any Affiliate of the Company, or any employee benefit plan of the Company or any Affiliate;

(ii) clauses (i) and (ii) of subsection (b) and subsection (c) shall not apply to a merger, consolidation, or similar corporate transaction (including but not limited to a transaction to effect a recapitalization or change of jurisdiction of incorporation) following the consummation of which and of all related integrated transactions the record holders of the stock of the Company prior to such transaction or series of transactions have substantially the same proportionate ownership in a surviving entity that owns directly or indirectly all or substantially all of the assets that the Company owned directly or indirectly immediately before such transaction or series of transactions except for a change in proportionate ownership that results from elimination of one or more odd lots that represented less than 0.1% of the outstanding stock, and a majority of the members of the Company’s Board at any time during the 12-month period prior to such transaction on series of related integrated transactions constitute a majority of the members of the board of directors of the surviving entity immediately following the transaction or series of related integrated transactions;

(iii) clauses (i) and (ii) of subsection (b) shall not apply to the acquisition by a person or more than one person acting as a group of stock or securities voluntarily issued directly by the Company to such person or group in connection with the Company raising capital or making an acquisition, provided that (A) such stock or securities do not constitute more than fifty percent (50%) of the total fair market value or total voting power of the stock and securities of the Company determined after the issuance of such stock or securities, (B) such person or group is in compliance with any agreement between the Company and such person or group relating to such issuance and acquisition of stock or securities, and (C) such stock or securities are not subsequently transferred by such person or group except as may be permitted by written agreement between the Company and such person or group made at the time such stock or securities are issued; and

(iv) subsection (c) shall not apply to a transfer of assets (A) to a shareholder of the Company in exchange for or with respect to its stock, (B) to an entity fifty percent (50%) or more of the total value or voting power of which is owned directly or indirectly by the Company, (C) to a person, or more than one person acting as a group, that owns directly or indirectly fifty percent (50%) or more of the total value

E-4	2015 Proxy Statement • Exhibit 1

or voting power of all of the outstanding stock of the Company, or (D) to an entity, at fifty percent (50%) of the total value or voting power of which is owned directly or indirectly by a person described in immediately preceding clause (C).

3.09 “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall include any successor provisions and regulations, and other applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service and applicable case law.

3.10 “Committee” means the Compensation Committee of the Board of Directors, the composition and governance of which is established in the Committee’s Charter as approved from time to time by the Board and subject to Section 303A.05 of the Listed Company Manual of the New York Stock Exchange, and other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or this Plan. The full Board may perform any function of the Committee hereunder except to the extent limited under Section 303A.05 of the Listed Company Manual, or the Company’s bylaws, in which case the term “Committee” shall refer to the Board. To the extent the Committee has delegated authority to another person or persons (including the Administrator as defined in Section 9.02) the term “Committee” shall refer to such other person or persons.

3.11 “Company” is defined in Section 1.01.

3.12 “Deferred Cash Sub-Plan” is defined in Section 9.01.

3.13 “Director” means a member of the Board.

3.14 “Dividend Equivalent” means a right granted to a Participant to receive cash, Stock, or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock in connection with dividend declarations, reclassifications, spin-offs, and the like.

3.15 “Effective Date” is defined in Section 1.02.

3.16 “Eligible Person” means an employee of the Company or any Affiliate, including any executive officer, a Non-Employee Director of the Company, a consultant or other person who provides substantial services to the Company or an Affiliate, and any person who has been offered employment by the Company or an Affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or an Affiliate.

3.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time and the rules and regulations thereunder.

3.18 “Fair Market Value” means as of any applicable date the closing sale price of a share of Stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if no sales were reported on such date, the closing sales price on the last preceding day on which a sale was reported; provided that if Stock is not quoted on the Composite Tape, the closing sales price on the New York Stock Exchange shall be used, or, if Stock is not listed on such Exchange, the closing sales price on the principal United States securities exchange registered under the Exchange Act on which Stock is listed shall be used, or, if Stock is not listed on any such exchange, the last closing bid quotation with respect to a share of Stock immediately preceding the time in question on the Nasdaq or any system then in use (or any other system of reporting or ascertaining quotations then available) shall be used, or if Stock is not so quoted, the fair market value on the applicable date of a share of Stock as determined by the Board in good faith.

3.19 “409A Change in Control” means a Change in Control that also qualifies, with respect to the Participant, as a change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation, within the meaning of Treas. Reg. §1.409A-3(i)(5). The determination of whether a Change in Control qualifies as a 409A Change in Control shall be made on a Participant-by-Participant basis.

3.20 “409A Compensation” means an Award, an Account, or other compensation that is “nonqualified deferred compensation” subject to Code Section 409A, regardless of when granted or awarded.

3.21 “Incentive Stock Option” or “ISO” means any Option intended to qualify as an incentive stock option within the meaning of Code Section 422, and qualifying thereunder.

3.22 “Incumbent Directors” means, as of any specified baseline date, individuals then serving as members of the Board who were members of the Board as of the date immediately preceding such baseline date; provided that any subsequently-appointed or elected member of the Board whose election, or nomination for election by shareholders of the Company or the Surviving Corporation, as applicable, was approved by a vote or written consent of a majority of the Directors then comprising the Incumbent Directors shall also thereafter be considered an Incumbent Director, unless the initial assumption of office of such subsequently-elected or appointed Director was in connection with (i) an actual or threatened election contest, including a consent solicitation, relating to the election or removal of one or more members of the Board, (ii) a “tender offer” (as such term is used in Section 14(d) of the Exchange Act), or (iii) a proposed reorganization transaction.

3.23 “Non-Employee Director” means a Director who is not an employee of the Company or an Affiliate.

2015 Proxy Statement • Exhibit 1	E-5

3.24 “Nonstatutory Option” means an Option that is not an Incentive Stock Option.

3.25 “Option” means a right, granted to a Participant, to purchase a number of shares of Stock, Restricted Stock, or fully vested RSUs at a specified price during a specified time period, and subject to such other terms and conditions as the Committee may determine. The term “Option” includes both an Incentive Stock Option and a Nonstatutory Option.

3.26 “Other Awards” means cash or Stock-based Awards granted to an Eligible Person under Section 7.08.

3.27 “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person, and including any permitted transferee of such Award. Where appropriate in context, “Participant” includes a “Deferred Cash Participant”.

3.28 “Performance Award” means a conditional right granted to an Eligible Person to receive cash, Stock or other Awards or payments, as determined by the Committee, based upon the degree of satisfaction of performance criteria specified by the Committee. Performance Awards include, but are not limited to Annual Incentive Awards.

3.29 “Preexisting Plans” means the 1991 Stock Incentive Plan, the 2001 Stock Incentive Plan, the 2002 Incentive Plan, the Employees’ Plan and the Directors’ Plan.

3.30 “Restricted Stock” means Stock granted to an Eligible Person under Section 7.04 which is subject to certain restrictions and to a substantial risk of forfeiture.

3.31 “Restricted Stock Unit” or “RSU” means a bookkeeping entry representing a hypothetical share of Stock granted to an Eligible Person under Section 7.05 or credited to a Deferred Stock Equivalent Account pursuant to the Deferred Cash Sub-Plan under Article IX which, if so provided in an Award Agreement, is subject to certain restrictions and to a substantial risk of forfeiture. A Restricted Stock Unit shall have a nominal value on any date equal to the Fair Market Value of one share of Stock on that date. A Restricted Stock Unit may be settled for cash, property, or shares of Stock, and may be a Performance Award. Restricted Stock Units represent an unfunded and unsecured obligation of the Company. Fully vested RSUs credited pursuant to the Deferred Cash Sub-Plan under Article IX were referred to as “Common Stock Equivalent Units” or “CSUs” prior to the Restatement Effective Date.

3.32 “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

3.33 “Separation from Service” means

(a) in the case of an individual who is an employee of the Company or an Affiliate, the employee’s termination of employment with the Company and its Affiliates. Whether a termination of employment has occurred shall be determined based on whether the facts and circumstances indicate the individual and the employer reasonably anticipate that no further services will be performed by the individual for the Company and its Affiliates; provided, however, that an individual shall be deemed to have a Separation from Service if the level of services he or she would perform for the Company and its Affiliates after a certain date permanently decreases to no more than twenty percent (20%) of the average level of bona fide services performed for the Company and its Affiliates (whether as an employee or independent contractor) over the immediately preceding 36-month period (or the full period of services to the Company and its Affiliates if the Participant has been providing services for less than 36 months). For this purpose, a Participant is not treated as having a Separation from Service while he or she is on a military leave, sick leave, or other bona fide leave of absence, if the period of such leave does not exceed six months (90 days in the case of an Incentive Stock Option), or if longer, so long as the Participant has a right to reemployment with the Company or an Affiliate under an applicable statute or by contract; and

(b) in the case of a Director, the individual ceases to be a Director of the Company and all Affiliates, unless immediately upon such cessation the individual has a relationship with the Company or an Affiliate such that such cessation would not be a separation from service under Code Section 409A, in which case a Separation from Service will occur upon the cessation of such relationship as provided in Code Section 409A.

3.34 “Specified Employee” means an individual who, as of the date of his or her Separation from Service, is a key employee of the Company or any Affiliate whose stock is publicly traded. An individual is a key employee if he or she meets the requirements for being a “key employee” under the so-called top heavy rules of Code Section 416(i)(1)(A)(i), (ii), or (iii), applied by disregarding Code Section 416(i)(5), at any time during the 12-month period ending each December 31; provided that any individual who is a key employee on December 31 of any year (“Key Employee Identification Date”) shall be deemed to be a “Specified Employee” for the 12-month period beginning on April 1 of the following calendar year (“Specified Employee Effective Date”) and ending on March 31 of the next following calendar year. The Board may, consistent with the requirements of Code Section 409A, by separate action, given effect with respect to all non-qualified deferred compensation plans subject to Code Section 409A no earlier than 12 months after such action, change the December 31 date and the April 1 date in the foregoing portion of this definition, provided the new Specified Employee Effective Date is no later than the first day of the fourth month after the new Key Employee Identification Date.

3.35 “Stock” means the Company’s common stock $0.001 par value, and any other equity securities of the Company that may be substituted or resubstituted for Stock.

E-6	2015 Proxy Statement • Exhibit 1

3.36 “Stock Appreciation Right” or “SAR” means a right granted to an Eligible Person under Section 7.03 to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee, which grant price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR,

3.37 “Termination of employment” or “Termination of service” and words of similar import, unless the context clearly indicates otherwise, mean Separation from Service.

IV. Administration

4.01 Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in its discretion, in each case subject to and consistent with the provisions of the Plan,

(a) to determine which Eligible Persons shall be granted Awards;

(b) to determine the type and size of Awards, the dates on which Awards may be granted, exercised or settled and on which the risk of forfeiture or any deferral period relating to Awards shall lapse or terminate, and the acceleration of any such dates;

(c) to determine the expiration date of any Award;

(d) to determine whether an Award will be granted on a standalone or tandem basis;

(e) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property;

(f) to determine other terms and conditions of, and all other matters relating to, Awards;

(g) to prescribe Award Agreements evidencing or setting terms of Awards (such Award Agreements need not be identical for each Participant);

(h) to adopt amendments to Award Agreements and to establish rules and regulations for the administration of the Plan and amendments thereto; provided that, except as set forth herein or in the Award Agreement, the Committee shall not amend an Award Agreement in a manner that materially and adversely affects the Participant without the consent of the Participant (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant);

(i) to construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein;

(j) to exercise the powers and duties of the Administrator (as defined in Section 9.02) as provided in the Sub-Plan; and

(k) to make all other decisions and determinations (including factual determinations) in its discretion as the Committee may deem necessary or advisable for the administration of the Plan.

Decisions of the Committee with respect to the administration and interpretation of the Plan and any Award Agreement shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 12.03 and other persons claiming rights from or through a Participant, and shareholders. In exercising its discretion hereunder, the Committee shall have due regard for the accounting, tax, and disclosure requirements on the Company and the Participants. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to Non-Employee Directors and shall have all the powers of the Committee with respect thereto (authority with respect to other aspects of Non-Employee Director awards is not exclusive to the Board, however).

4.02 Manner of Exercise of Committee Authority.

(a) The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 (in which case the members of the Committee who qualify as Non-Employee Directors shall act as the Committee), or qualifying Awards under Code Section 162(m) as performance-based compensation (in which case the members of the Committee who qualify as outside Directors under Code Section 162(m) shall act as the Committee). The express grant of any specific power to the Committee, and the taking of any action by the Committee or a subcommittee, shall not be construed as limiting any power or authority of the Committee.

(b) The Committee may delegate to officers or managers of the Company or any Affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the fullest extent permitted under Section 157 and other applicable provisions of the Delaware General Corporation Law and the Company’s bylaws. Such delegation may be revoked at any time.

(c) Except to the extent prohibited by applicable law, the Committee may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to the Committee under the Plan. Such delegation may be revoked at any time.

2015 Proxy Statement • Exhibit 1	E-7

4.03 Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or an Affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or an Affiliate acting at the direction or on behalf of the Committee or a delegate shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

V. Stock Subject to Plan

5.01 Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 12.05, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be

(a) 783,251 shares as of March 15, 2015 plus

(b) the number of shares subject to awards under the Plan and Preexisting Plans which become available in accordance with Section 5.02 after the Restatement Effective Date

(c) an additional 3,250,000 shares.

Of these shares, 100% may be delivered in connection with any Award, including “full-value Awards,” meaning Awards other than Options, SARs, or Awards for which the Participant pays the intrinsic value, either directly or in exchange for (or by foregoing) a right to receive a cash payment from the Company equal to the intrinsic value of the Award; provided, however, that any shares granted under Options or SARs shall be counted against the share limit on a one-for-one basis and any shares granted as full-value Awards shall be counted against the share limit as two and one-half (2.5) shares for every one (1) share subject to such Award. In addition 100% of the shares may be granted with respect to ISOs. The Company shall at all times during the term of the Plan retain as authorized and unissued Stock or treasury Stock at least the number of shares of Stock from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

5.02 Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Shares of Stock subject to an Award or an award under a Preexisting Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated or settled without delivery of the full number of shares of Stock subject to such Award to the Participant will again be available for Awards. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or an Affiliate, shares delivered or to be delivered in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business. This Section 5.02 shall apply to the number of shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code. Because shares will count against the number reserved in Section 5.01 upon delivery (or later vesting), and subject to the share counting rules under this Section 5.02, the Committee may determine that Awards may be outstanding that relate to more shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan. If for any reason Awards require delivery, at the same time or as a result of the same event, of Shares in excess of the number then available, there shall be paid out with respect to each affected Award a number of Shares bearing the same ratio to the number of Shares to be delivered under such Award as the number of Shares available bears to the number of Shares required under all affected Awards. In the discretion of the Committee, either the undelivered balance of the Shares required under the affected Awards shall be forfeited or shall be delivered when the shareholders approve an increase in the number of Shares available, or the Fair Market Value of the undelivered Shares shall be paid to the affected Participants in cash. Notwithstanding the foregoing, the following shares of Stock will not be added back (or with respect to awards under a Preexisting Plan, will not be added) to the aggregate number of shares of Stock available for issuance: (i) any shares of Stock that were subject to an SAR that was settled in stock (or a stock appreciation right granted under a Preexisting Plan that was settled in stock), (ii) shares of Stock delivered to or withheld by the Company to pay the exercise price of an Option (or an option granted under a Preexisting Plan), (iii) shares of Stock delivered to or withheld by the Company to pay the withholding taxes related to an Option or SAR (or an option or stock appreciation right granted under a Preexisting Plan), or (iv) shares of Stock repurchased on the open market with cash proceeds from exercise of an Option (or option granted under a Preexisting Plan). Any shares of Stock that again become available for grant (or with respect to awards under a Preexisting Plan, are added to the aggregate number of shares of Stock available for issuance) pursuant to this Section 5.02 shall be added back as one (1) share of Stock if such shares were subject to Options or SARs granted under the Plan or options or stock appreciation rights granted under a Preexisting Plan, and as two and one half (2.5) shares of Stock if such shares were subject to full-value Awards granted under the Plan or subject to awards other than options or stock appreciation rights granted under the Preexisting Plans.

5.03 Per Person Award Limits. Subject to Section 12.05, the aggregate number of shares of Stock subject to Awards that are intended to qualify as “performance-based compensation” under Code Section 162(m) granted during any calendar year to any one Eligible Person (taking into account the maximum number payable based on performance exceeding target objectives) shall not exceed 500,000. The maximum amount payable as a cash Award for any performance period to an Eligible Person that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be $2.5 million per calendar year. In the case of an award with a multi-year performance period, the 500,000 share and $2.5 million limit shall apply to each calendar year (or portion thereof) in the performance period. This limitation on cash Awards is

E-8	2015 Proxy Statement • Exhibit 1

separate from and not affected by the limitation on Awards denominated in shares of Stock. RSUs and other Awards denominated in Shares that are granted to Non-Employee Directors (exclusive of Non-Employee Director elective fee deferrals under Section 9.04 below) shall not exceed $150,000 in Fair Market Value (determined as of the date of grant) for any Non-Employee Director in any calendar year.

5.04 Preexisting Plans. No grants of Awards will be made under any Preexisting Plan after the Effective Date.

VI. Eligibility

Awards may be granted under the Plan only to Eligible Persons. An employee on leave of absence, including for a disability who has not had a Separation from Service may be considered as still in the employ of the Company or an Affiliate for purposes of eligibility for participation in the Plan.

VII. Specific Terms of Certain Stock-Based Awards

7.01 General. Awards may be granted on the terms and conditions set forth in this Article VII. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 12.07), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

7.02 Options. The Committee is authorized to grant Options to Eligible Persons on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and Nonstatutory Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option.

(b) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, which in no event shall exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment, including, without limitation, cash, Stock (including Stock deliverable upon exercise), Restricted Stock or other property that does not have a deferral feature, other Awards or awards granted under other plans of the Company or any Affiliate, or other property (including through “net exercise” or “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options.

(c) Incentive Stock Options.

(i) Only employees (as determined in accordance with Section 3401(c) of the Code) of the Company or any of its subsidiaries may be granted Incentive Stock Options. For this purpose, “subsidiary” means any company (other than the Company) in an unbroken chain beginning with the Company; provided each company in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one or the other companies in such chain.

(ii) If and to the extent that the aggregate Fair Market Value of the Stock (determined as of the date of grant) with respect to which a Participant’s Incentive Stock Options are exercisable for the first time during any calendar year exceeds $100,000, such Options shall be treated as Nonstatutory Options. For purposes of applying this limitation, Incentive Stock Options shall be taken into account in the order in which they were granted.

(iii) Unless otherwise provided in the Award Agreement, upon the Participant’s termination of employment for any reason, any outstanding Incentive Stock Option granted to such Participant, whether vested or unvested, to the extent not theretofore exercised, shall terminate immediately.

(iv) No Incentive Stock Option shall be granted more than 10 years after the earlier of the adoption of the Plan or shareholder approval of the Plan; provided that after the initial adoption of the Plan, such 10-year period shall be measured from the earlier of a subsequent amendment of the Plan requiring shareholder approval or shareholder approval of the Plan as so subsequently amended.

(v) Award Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to comply with the applicable provisions of Section 422 of the Code.

7.03 Stock Appreciation Rights. The Committee is authorized to grant SARs to Eligible Persons. The Committee shall determine the term of each SAR; provided that in no event shall the term of an SAR exceed a period of ten years from the date of grant. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement (whether cash, Stock, or other property), and the method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be free-standing or in tandem or combination with any other Award.

2015 Proxy Statement • Exhibit 1	E-9

7.04 Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

(a) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. A Participant shall pay such consideration for the Restricted Stock as the Committee may require; provided that the minimum consideration for shares of Restricted Stock (other than treasury shares) shall be the par value of such shares of Stock. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to subsection (d) below).

(b) Forfeiture. Except as otherwise determined by the Committee or provided in the Award Agreement, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(c) Evidence of Stock Ownership. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine, including appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(d) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Restricted Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, cash, Stock or other property distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

7.05 Restricted Stock Units. The Committee is authorized to grant RSUs to Eligible Persons, subject to the following terms and conditions except as provided in subsection (e) below:

(a) Award and Restrictions. RSUs shall be subject to restrictions constituting a substantial risk of forfeiture, which conditions may be time-based or performance-based. Unless deferred pursuant to subsection 7.05(d) below, settlement of RSUs by delivery of cash, Stock, or other property, as specified in the Award Agreement, shall occur upon the lapse of the substantial risk of forfeiture, but no later than March 15 of the year following the year in which the substantial risk of forfeiture lapses. In addition, RSUs shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the same time as the substantial risk of forfeiture or at earlier or later specified times, separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter.

(b) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the RSUs), all RSUs that are at that time subject to such forfeiture conditions shall be forfeited, together with any Dividend Equivalents that have accrued thereon; unless the Committee provides, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to RSUs will lapse in whole or in part, including in the event of terminations of employment or service resulting from specified causes.

(c) Dividend Equivalents. Unless otherwise determined by the Committee, Dividend Equivalents on RSUs shall be either (A) paid with respect to such RSUs at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such RSUs, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in RSUs, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect, and shall be paid when the RSUs to which they relate are settled. Notwithstanding the foregoing, Dividend Equivalents (whether in the form of RSUs or otherwise) on RSUs that are Performance Awards shall be forfeited if the RSUs to which they relate are forfeited or otherwise not earned. Unless otherwise determined by the Committee, cash, Stock or other property distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

E-10	2015 Proxy Statement • Exhibit 1

(d) Deferral of RSUs. The Committee may permit an employee or Non-Employee Director who is granted RSUs to elect to defer settlement of the RSUs in accordance with this Section 7.05(d), subject to such additional terms and conditions as the Committee shall designate in its discretion.

(i) Deferral Elections. An election to defer RSUs shall be made on or before December 31 of the calendar year preceding the calendar year in which the RSUs are granted, on a form (which may be electronic) authorized by the Committee, and shall not carry over from year to year unless the Committee timely provides otherwise. The RSU deferral election shall include (x) the portion of the RSU Award to be deferred, (y) the date on which settlement of the deferred RSUs shall be made or commence (which may be a fixed date, the grantee’s attainment of a particular age, the grantee’s Separation from Service for any reason, or such other dates or circumstances as may be required or permitted by the Committee); and (z) whether settlement shall be made on a single date or in installments over a period and subject to such terms and conditions as may be set by the Committee at the time of the deferral election. If there is no election as to form of settlement, then settlement shall be made no later than 90 days following the date designated in (y), in a lump sum in cash, Stock, or such other medium as the Committee may designate.

(ii) New Grantees. Notwithstanding subsection (i) above, the Committee may permit an RSU deferral election to be made by a grantee who never previously received an RSU, and who never previously had an Account and never previously had deferred compensation under any other plan required by Code Section 409A to be aggregated with his or her RSUs. Such an individual’s RSU deferral election shall be made within 30 days of the grant of the RSUs and shall be effective only with respect to a fractional portion of the RSUs determined by multiplying (separately with respect to each applicable vesting date), the grant date value of the number of RSUs vesting on such vesting date by a fraction, the numerator of which is the number of calendar days between the date the deferral election is received by the Company and the date such RSUs vest, and the denominator of which is the total number of calendar days between the grant date and the vesting date.

(iii) Dividend Equivalents on Deferred RSUs. During the deferral period, Dividend Equivalents shall be credited to deferred RSUs pursuant to subsection (c) subject to such terms and conditions as the Committee shall specify.

(iv) Claims Procedure. To the extent RSUs are deferred to the termination of covered employment or beyond, they shall be subject to the claims procedure under Section 9.12, substituting “grantee” for “Deferred Cash Participant” and “settlement of deferred RSUs” for “distribution from an Account”.

(e) Notwithstanding subsections (a) through (d) above, those subsections shall not apply to fully vested RSUs credited to an Account pursuant to the Deferred Cash Sub-Plan, which shall be subject to the terms and conditions set forth in Article IX.

7.06 Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or an Affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

7.07 Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a freestanding basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify with due regard to the applicability of Code Section 409A. Notwithstanding the foregoing, (a) Dividend Equivalents shall not be provided with respect to Options or Stock Appreciation Rights, and (b) any Dividend Equivalents associated with a Performance Award shall be forfeited to the extent the Performance Award is forfeited or otherwise not earned.

7.08 Other Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards, which may include the right to elective deferral thereof, subject to such terms and conditions as the Committee may specify in its discretion. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 7.08 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 7.08.

VIII. Performance Awards, Including Annual Incentive Awards

8.01 Performance Awards Generally. The Committee is authorized to grant Performance Awards to Eligible Persons, denominated in cash or in Stock or other property, in accordance with this Article VIII. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards or property (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee over a performance period established by the Committee. If the performance period is one year, then the Performance Award shall be deemed an Annual Incentive Award. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or

2015 Proxy Statement • Exhibit 1	E-11

satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. After the end of each performance period, the Committee shall determine the amount, if any, of the Performance Award for that performance period payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Performance Award shall be reduced from the amount of his or her potential Performance Award, including a determination to make no final Award whatsoever, and may exercise its discretion to increase the amounts payable under any Performance Award, except as limited under Section 8.02 (relating to Performance Awards intended to qualify as “performance-based compensation” under Code Section 162(m)). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment or service by the Participant or other event (including a Change in Control) prior to the end of a performance period or otherwise prior to settlement of such Performance Awards. Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, at the discretion of the Committee.

8.02 Performance Awards and Code Section 162(m). If the Committee determines in its discretion that a Performance Award (including an Annual Incentive Award) should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of one or more preestablished performance goals based upon the criteria set out in subsection (b) and shall be subject to other terms set forth in this Section 8.02. The Committee shall not be required to structure an Award as “performance-based compensation” even if compliance with the requirements of Code Section 162(m) is feasible and failure to meet the requirements of Code Section 162(m) causes the loss of a tax deduction otherwise available to the Company. Unless the Award Agreement otherwise provides, if for any reason an Award intended to qualify as “performance-based compensation” is contingent on performance goals that have not been approved or re-approved by shareholders as required by Section 162(m) the Award shall be contingent on shareholder approval of the applicable performance goal.

(a) Performance Goal Generally. The performance goal for Performance Awards intended to qualify as “performance-based compensation” for purposes of Code Section 162(m) shall consist of one or more of the business criteria listed in Section 8.02(b)(i), including or excluding the adjustments described in Section 8.02(b)(ii), and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8.02. The Performance Award may also have threshold levels of performance (below which no Performance Award shall be paid) and maximum levels of Performance Award, regardless of the degree to which the actual performance exceeds the target level. The performance goal shall be objective. Any performance goal may be established for one performance period or averaged over time, as the Committee may deem appropriate. Performance may, but need not be, based on a change or an increase or positive result. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies, or any combination thereof.

(b) Business Criteria; Inclusion and Exclusion of Certain Items.

(i) Performance goals shall be based on one or more of the following business criteria for the Company, on a consolidated basis, pre-tax or after-tax, and/or for specified subsidiaries or affiliates, other business units, or lines of business, or for any individual shall be used by the Committee in establishing performance goals for such Performance Awards: (1) insurance premiums written, insurance premiums earned, contract deposits, contract charges earned, or policies or contracts in force; (2) increase in gross revenues; (3) income before realized investment gains and losses (operating income), before or after taxes, and income before or after interest, depreciation, amortization, or extraordinary, or, for accounting periods beginning after December 15, 2015, unusual or infrequently occurring or special items; (4) income before realized investment gains and losses (operating income) per common share (basic or diluted), and income before realized investment gains and losses (operating income) from continuing operations per common share (basic or diluted); (5) return on equity (including operating income return on average equity), return on assets (gross or net), return on investment, or return on capital; (6) market capitalization; (7) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (8) book value of Stock, including or excluding the effect of unrealized investment gains and losses (FAS 115 or any successor thereto); (9) net interest margin; (10) annuity accumulated value or annuity accumulated value persistency; (11) net investment income and realized investment gains or losses (including on a per share basis); (12) economic value created; (13) operating margin or profit margin; (14) expense ratios, claims ratios, or loss ratios; (15) stock price or total shareholder return; (16) shareholder equity or changes in shareholder equity; (17) dividends, including as a percentage of net income; (18) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or geographic business expansion goals, cost targets, market share, premium levels, surplus levels, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, sales units, agent growth and goals relating to acquisitions, divestitures or joint ventures; (19) satisfaction of hiring goals; (20) financial or credit ratings; (21) results of objective customer satisfaction surveys; (22) satisfaction of diversity goals; (23) enterprise risk management; or (24) succession planning.

(ii) The Committee may provide in any Performance Award that any evaluation of performance may include or exclude any of the following items: (1) unusually large catastrophe losses which aggregate (net of reinsurance) in excess of “planned” catastrophe losses; (2) asset write-downs; (3) litigation or claim judgments or settlements; (4) the effect of changes in tax laws, accounting principles, regulations, or other laws or regulations affecting reported results; (5) any reorganization and restructuring programs; (6) acquisitions or divestitures; (7) extraordinary, or, for accounting periods beginning after December 15, 2015, unusual or infrequently occurring items identified in the Company’s audited financial statements, including footnotes, (8) annual incentive payments, other bonuses or benefit plan charges; or (9) capital charges.

E-12	2015 Proxy Statement • Exhibit 1

(c) Performance Period; Timing for Establishing Performance Goals; Per-Person Limit. Achievement of performance goals in respect of a Performance Award intended to qualify for the “performance-based compensation” exception under Code Section 162(m) shall be measured over a performance period specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed. The level of attainment of performance goals shall be “substantially uncertain” at the time such goals are established. In all cases, the maximum Performance Award of any Participant intended to qualify for the “performance-based compensation” exception under Code Section 162(m) shall be subject to the per-person limitation set forth in Section 5.03.

(d) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of one or more performance goals based on one or more of the business criteria set forth in Section 8.02(b) during the performance period, as specified by the Committee. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria. The maximum amount payable to any Participant shall be a stated percentage of the bonus pool; provided the sum of such percentages shall not exceed 100%.

8.03 Settlement of Performance Awards. Prior to settlement of a Performance Award (including an Annual Incentive Award) intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), the Committee shall certify the level of attainment of performance goals and the satisfaction of other material terms of the Award upon which settlement of the Award was conditioned. The Committee may not exercise discretion to increase the amount payable to a covered employee (as defined in Code Section 162(m)(3)) in respect of a Performance Award intended to qualify as “performance-based compensation” for purposes of Code Section 162(m). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards intended to qualify for the “performance-based compensation” exception under Code Section 162(m) do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m).

8.04 Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards including Annual Incentive Awards, the level of actual achievement of the specified performance goals, and the amount of any final Performance Award or Annual Incentive Award shall be recorded in writing in the case of Performance Awards intended to qualify as “performance-based compensation” under Code Section 162(m).

IX. Deferred Cash Sub-Plan

9.01 Deferred Cash Sub-Plan. This Article IX providing for deferrals of certain amounts otherwise payable in cash shall constitute the Deferred Cash Sub-Plan (“Sub Plan”) within the Plan. To the extent the Sub-Plan results in deferral of income by employees to the termination of covered employment or beyond, the Sub-Plan is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. Except as otherwise provided, the terms and conditions of this Sub-Plan apply solely to the Sub-Plan.

9.02 Sub-Plan Definitions. For purposes of this Sub-Plan,

(a) “Administrator” means the persons designated by the Committee to administer the Accounts under this Sub-Plan, or, if no such persons have been designated, the Committee. The Administrator shall have the powers and duties of the Committee and such additional powers and duties as are set forth in Section 9.03.

(b) “Deferred Cash Participant” means a Participant who is a current or former LTIP Employee or Non-Employee Director with an Account under the Sub-Plan.

(c) “Deferred Stock Equivalent Account” or “Account” means the bookkeeping account established by the Company in respect to each Deferred Cash Participant, to which shall be credited the amounts deferred by such Participant and, in the case of a Non-Employee Director, Company matching deferrals, as provided in the Sub-Plan and converted into fully vested RSUs pursuant to the Sub-Plan.

(d) “Distribution Date” means, with respect to any Subaccount, the date selected by the Deferred Cash Participant for distribution with respect to such Subaccount on an approved election form. The date selected may be a fixed date, the Deferred Cash Participant’s attainment of a particular age, the Deferred Cash Participant’s Separation from Service for any reason, or such other dates or circumstances as may be required or permitted by the Administrator with respect to a given deferral election.

(e) “LTIP Employee” means an Employee of the Company or an Affiliate eligible for Long-Term Bonus Compensation.

(f) “Long-Term Bonus Compensation” means the bonus payable under the Company’s long term incentive plan, as such plan shall exist from time to time.

(g) “Payment Date” means the date on which the Company would have paid an amount of compensation to the Deferred Cash Participant but for the such Participant’s deferral election with respect thereto.

2015 Proxy Statement • Exhibit 1	E-13

(h) “Subaccount” means each subaccount of a Deferred Cash Participant in the Employees Plan or the Directors Plan as of December 31, 2009, plus, for periods after December 31, 2009, each subaccount of a Deferred Cash Participant’s Deferred Stock Equivalent Account maintained by the Administrator, to which is credited (i) in the case of a Director, the fees deferred under the Plan for each separate calendar year and Company matching deferrals attributable to such fees, and (ii) in the case of an LTIP Employee, the Long-Term Bonus Compensation deferred with respect to each election period. Subaccounts may be commingled on the Administrator’s records to the extent they are subject to identical distribution provisions.

(i) “Unforeseeable Emergency” is a severe financial hardship to the Deferred Cash Participant resulting from a sudden and unexpected illness or accident of the Deferred Cash Participant, the Deferred Cash Participant’s spouse, Beneficiary, or dependent (as defined in Code Section 152(a), without regard to subsections (b)(1), (b)(2) and (d)(1)(B)), the loss of the Deferred Cash Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Deferred Cash Participant.

9.03 Sub-Plan Administration.

(a) The Sub-Plan shall be administered by the Administrator. The action of a majority of the committee shall be deemed to be the action of the Administrator; provided that no member of the committee shall vote on any discretionary action with respect to such member’s own Deferred Stock Equivalent Account or status or action as a Deferred Cash Participant. In addition to the powers and subject to the limitations contained elsewhere in the Plan and the Sub-Plan, the Administrator shall have the sole and complete authority: (a) to impose such limitations, restrictions and conditions as the Administrator shall deem appropriate, (b) to interpret the Sub-Plan and to adopt, amend and rescind administrative guidelines, forms, and other rules and regulations relating to the Sub-Plan, (c) to correct defects in the Sub-Plan, supply omissions and correct administrative errors, and (d) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Sub-Plan. Notwithstanding the foregoing, the Administrator shall have no authority, discretion or power to alter or amend any terms or conditions specified in the Sub-Plan. The Administrator’s determinations on matters within the Administrator’s authority shall be conclusive and binding upon the Company, the Deferred Cash Participants, Beneficiaries and all other persons.

9.04 Deferral Elections.

(a) LTIP Employees. An LTIP Employee may elect to defer receipt of all or a specified portion of any Long-Term Bonus Compensation otherwise payable in cash.

(b) Non-Employee Directors. A Non-Employee Director may elect to defer receipt of all or a specified portion of the Non-Employee Director’s cash annual retainer, cash annual committee chair’s fee, cash annual Chairman of the Board’s fee, cash Board meeting fees, cash Committee meeting fees, or other Director compensation otherwise payable in cash.

(c) Deferral Election. Deferral elections must be timely filed with the Company on forms (which may be electronic) approved by the Administrator. An LTIP Employee’s election shall include: the percentage or dollar amount of each applicable Long-Term Bonus Compensation payment to be deferred. A Non-Employee Director’s election shall include the percentage or dollar amount of cash fees to be deferred (which may be designated separately with respect to each type of cash fees). Each Deferred Cash Participant shall designate (i) the Distribution Date for such deferred payments and (ii) the form of distribution thereof.

9.05 Timing of Deferral Elections.

(a) Initial Elections. An election to defer Long-Term Bonus Compensation payments shall be made on or before December 31 of the calendar year preceding the first calendar year in the performance period during which the Long-Term Bonus Compensation is earned. An election to defer cash Non-Employee Directors fees must be filed no later than December 31 preceding the calendar year in which the fees to be deferred are to be earned. Unless otherwise provided by the Administrator, deferral elections do not carry over from year to year. A new deferral election must be made with respect to amounts earned in each calendar year (or where longer than one year, each performance period).

(b) New LTIP Employees. Notwithstanding Section 9.05(a), with respect to an individual who first becomes an LTIP Employee during a calendar year, the LTIP Employee’s election must be made and filed within thirty (30) days of the date such individual first becomes an LTIP Employee; provided, however, that if the LTIP Employee has or ever had a Deferred Stock Equivalent Account under the Plan or has or ever had deferred compensation any other plan required by Code Section 409A to be aggregated with his or her Deferred Stock Equivalent Account, the preceding portion of this sentence shall not apply and the LTIP Employee may not make a deferral election with respect to Long-Term Bonus Compensation until the next calendar year, unless:

(i) he or she was not eligible to make a deferral election under this Sub-Plan (or under any other plan required by Code Section 409A to be aggregated with this Sub-Plan) at any time during the twenty-four (24)-month period ending on the date he or she again becomes an LTIP Employee, or

(ii) he or she was paid all nonqualified deferred compensation amounts previously due under the Sub-Plan (or under any other plan required by Code Section 409A to be aggregated with this Sub-Plan) and, on and before the date of the last such payment, was not eligible to continue to participate in this Sub-Plan (and any other plan required by Code Section 409A to be aggregated with this Sub-Plan) for periods after such payment.

E-14	2015 Proxy Statement • Exhibit 1

A deferral election under this Section 9.05(b) will be effective only with respect to Long-Term Bonus Compensation paid for services performed after such election. For this purpose, the amount of the bonus payable to the LTIP Employee for services rendered subsequent to the LTIP Employee’s election will be determined by multiplying the bonus by a fraction, the numerator of which is the number of calendar days remaining in the performance period after the election and the denominator of which is the total number of calendar days in such performance period. For this purpose, the date the executed election form (which may be electronic) is received by the Company.

(c) New Non-Employee Directors. Notwithstanding Section 9.05(a), with respect to the calendar year in which an individual first becomes a Non-Employee Director (either by election or appointment), the Non-Employee Director’s election must be made and filed:

(i) with respect to the annual Director’s fee, the annual committee chair’s fee, the annual Chairman of the Board’s fee, or other fees paid on an annual basis, prior to the date the individual becomes a Director; and

(ii) with respect to the Non-Employee Director’s meeting fees, within thirty (30) days after the date the individual becomes a Non-Employee Director (either by election or appointment), but only with respect to fees for meetings which occur after the date of such deferral election.

An individual who was a Non-Employee Director, ceased being a Director, and again becomes a Non-Employee Director (either by election or appointment), shall be considered a new Non-Employee Director only if:

(iii) he or she was not eligible to make deferral elections under this Sub-Plan (or any other plan or arrangement required by Code Section 409A to be aggregated with this Sub-Plan) at any time during the twenty-four (24)-month period ending on the date he or she again becomes a Non-Employee Director, or

(iv) he or she was paid all nonqualified deferred compensation amounts previously due under the Sub-Plan (or under any other plan or arrangement required by Code Section 409A to be aggregated with the Sub-Plan) and, on and before the date of the last such payment, was not eligible to continue to participate in the Sub-Plan (or any other plan or arrangement required by Code Section 409A to be aggregated with the Sub-Plan) for periods after such payment.

9.06 Accounts.

(a) Deferred Stock Equivalent Accounts. A Deferred Stock Equivalent Account and related Subaccounts shall be established for each Deferred Cash Participant. Amounts deferred by a Deferred Cash Participant shall be converted into fully vested RSUs as of the applicable Payment Date in a number determined by dividing the amount deferred (net of any applicable withholding) by the Fair Market Value of a share of Stock on the applicable Payment Date (rounded to two decimal places), and shall be credited to the Deferred Stock Equivalent Account as of such date. The Deferred Stock Equivalent Account shall be credited with Dividend Equivalents as provided in Section 9.06(b) and shall be reduced by the amount of any distributions as of the date of distribution.

(b) Dividend Equivalents. A Deferred Cash Participant’s Deferred Stock Equivalent Account shall be credited with Dividend Equivalents on the dividend distribution date with respect to each fully vested RSU credited to such Account on the applicable record date. Notwithstanding the foregoing, no Dividend Equivalents shall be credited to the Account of a Non-Employee Director Participant whose Separation from Service occurs prior to the applicable record date.

(c) Fractional Shares. Fractional shares shall be credited to a Deferred Cash Participant’s Deferred Stock Equivalent Account cumulatively, but distribution of the Deferred Stock Equivalent Account shall be made in accordance with Section 9.08.

9.07 Distributions.

(a) Timing of Payment. Each Subaccount in a Deferred Cash Participant’s Deferred Stock Equivalent Account shall be distributed or shall commence to be distributed promptly upon and in no event more than ninety (90) days following the Distribution Date; provided that if the applicable Distribution Date is the Deferred Cash Participant’s Separation from Service and as of the date of such Separation from Service the Deferred Cash Participant is a Specified Employee, the Subaccount shall be distributed or shall commence to be distributed on the Delayed Distribution Date. If the Deferred Cash Participant did not make an affirmative election as to the Distribution Date of any Subaccount, he or she shall be deemed to have elected the Deferred Cash Participant’s Separation from Service as the Distribution Date.

(b) Form of Payment. Each Subaccount in a Deferred Cash Participant’s Deferred Stock Equivalent Account shall be distributed in the form selected by the Deferred Cash Participant within the time period for making an initial deferral election with respect to such Subaccount, which shall be one of the following, subject to the remaining provisions of this Article IX.

(i) a single lump sum; or

(ii) installments over a period designated by the Deferred Cash Participant (not to exceed five (5) years). Except as otherwise provided in the Deferred Cash Participant’s deferral form, the first such installment shall be based on the number of fully vested RSUs credited to the Account on the first Distribution Date, divided by the number of installments. Subsequent installment payments shall be based on the same number of RSUs as the first installment (subject to adjustments as provided in Section 12.05), plus Dividend Equivalents

2015 Proxy Statement • Exhibit 1	E-15

accumulated on such number of RSUs since payment of the prior installment. The last installment shall include all amounts not previously distributed. For purposes of this Sub-Plan and Code Section 409A, the entitlement to installment payments is treated as the entitlement to a single payment.

If the Deferred Cash Participant does not make an affirmative election as to the form of election of any Subaccount, he or she shall be deemed to have elected distribution of such Subaccount in a lump sum.

Notwithstanding the foregoing, for avoidance of doubt, Accounts are subject to the provisions of Article XI (regarding Change in Control).

9.08 Medium of Payment.

(a) Deferred Cash Participant Election. Distributions from a Deferred Cash Participant’s Deferred Stock Equivalent Account shall be made in shares of Stock (one share of Stock for each RSU subject to such distribution), or in cash in an amount equal to the number of RSUs subject to such distribution multiplied by the Fair Market Value of a share of Stock, as of the date of the distribution, as the Deferred Cash Participant may choose at such time and in such manner as may be permitted by the Administrator.

(b) Cash is Default Election. If the Deferred Cash Participant does not make an affirmative election as to the medium of payment, the Deferred Cash Participant shall be deemed to have elected a distribution in cash.

9.09 No Subsequent Elections as to Time and Form of Distribution.

(a) Pre-2009 Subaccounts. Notwithstanding anything herein to the contrary, the Distribution Date and form of payment with respect to any Subaccount in existence as of January 1, 2009 shall be in accordance with the last election made or deemed made by the Deferred Cash Participant on or before December 31, 2008 with respect to such Subaccount.

(b) No Subsequent Deferral Elections. After December 31, 2008, no Deferred Cash Participant may change his or her Distribution Date or form of payment with respect to any Subaccount at any time after he or she makes the initial election.

9.10 Payment Upon the Deferred Cash Participant’s Death. In the event a Deferred Cash Participant dies before his or her entire Deferred Stock Equivalent Account is distributed, all undistributed amounts remaining in such Account shall be distributed to the Deferred Cash Participant’s Beneficiary promptly and in no event more than ninety (90) days after the Deferred Cash Participant’s death in a lump sum cash payment or other manner permitted by the Administrator.

9.11 Unforeseeable Emergencies.

(a) Application for Distribution. In the event of an Unforeseeable Emergency, to the extent the Administrator determines that such action is necessary to alleviate the Unforeseeable Emergency, the Administrator may pay all or a part of a Deferred Cash Participant’s Account to the Deferred Cash Participant in cash, plus amounts necessary to pay federal, state or local income taxes and penalties reasonably anticipated to result from the distribution, after taking into account the extent to which such need is or may be relieved through reimbursement or compensation by insurance, by liquidation of the Deferred Cash Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship), or by cessation of deferrals under the Sub-Plan or another plan required by Code Section 409A to be aggregated with the Sub-Plan. Such action shall be taken only if the Deferred Cash Participant (or the Deferred Cash Participant’s legal representative or successor) submits a signed application describing fully the circumstances which are deemed to justify the payment, together with an estimate of the amounts necessary to alleviate the Unforeseeable Emergency (together with taxes on the distribution), which application shall be approved or denied by the Administrator after making such inquiries as the Administrator deems necessary or appropriate.

(b) Application for Cessation of Deferrals. In the event a Deferred Cash Participant requests a distribution due to an Unforeseeable Emergency, or the Deferred Cash Participant requests a cancellation of deferrals under the Plan in order to alleviate his or her Unforeseeable Emergency, and the Administrator determines that the Deferred Cash Participant’s Unforeseeable Emergency may be relieved through the cessation of some or all the Deferred Cash Participant’s deferral elections under the Plan for such calendar year, the Administrator shall permit cancellation of such deferral elections as appropriate to alleviate the Unforeseeable Emergency, shall be cancelled as soon as administratively practicable following such determination by the Administrator.

9.12 Claims Procedures. Any Deferred Cash Participant or Beneficiary of a Deferred Cash Participant (“Applicant”) who believes he or she is entitled to a distribution from an Account or who desires to clarify his or her rights under this Sub-Plan may file a written claim for benefits with the Administrator. If a claim for benefits is denied, the Administrator shall furnish to the Applicant within 90 days after its receipt of such claim (or within 180 days after such receipt if special circumstances require an extension of time), a written notice which: (a) specifies the reasons for the denial, (b) refers to the pertinent provisions of the Sub-Plan on which the denial is based, (c) describes any additional material or information necessary for the perfection of the claim and explains why such material or information is necessary, and (d) explains the claim review procedures. Upon the written request of the Applicant submitted within 60 days after receipt of such written notice, the Administrator shall afford the Applicant a full and fair review of the decision denying the claim and, if so requested: (1) permit the Applicant to review any documents which are pertinent to the claim, (2) permit the Applicant to submit to the Administrator issues and comments in writing and (3) afford the Applicant an opportunity to meet with the Administrator as a part of the review procedure. Within 60 days after the Administrator’s receipt of a request for review (or within 120 days after such receipt if special circumstances, such as the need to hold a meeting, require an extension of time) the Administrator shall notify the Applicant in writing of the Administrator’s decision on appeal and the reasons for such decision, and shall refer the Applicant to the provisions of the Plan which form the basis for such decision.

E-16	2015 Proxy Statement • Exhibit 1

9.13 Deferred Compensation Plan. The Sub-Plan is a non-qualified plan of deferred compensation and Accounts represent 409A Compensation. No benefits under the Sub-Plan shall be subject to “grandfathering” treatment under Code Section 409A, even if such benefits were deferred and vested under the Employees’ Plan or the Directors’ Plan before January 1, 2005. The Company intends that amounts deferred under the Sub-Plan shall either be exempt from or comply with the restrictions of Section 409A of the Code, and the Plan (including the Sub-Plan) shall be administered, interpreted and construed at all times consistent with that intent.

X. Certain Provisions Applicable to Awards

10.01 Additional and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either in addition to, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity acquired or to be acquired by the Company or an Affiliate, or any other right of a Deferred Cash Participant to receive payment from the Company or any Affiliate. Awards granted in addition to other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

10.02 Interest. Awards may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the granting or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

10.03 Exemptions from Section 16(b) Liability. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall grant Awards under the Plan and otherwise administer the Plan in a manner so that the grant and exercise of each Award with respect to such a Participant may qualify for exemption from liability under Rule 16b-3 or otherwise not be subject to liability under Section 16(b), except that this provision shall not limit sales by such a Participant, and shall not limit a Participant’s ability to engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award in order to avoid a Participant who is subject to Section 16 of the Exchange Act incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

XI. Change in Control

11.01 Committee Discretion for Awards that are not 409A Compensation. Unless otherwise provided in the Award Agreement, in the event there is any Change in Control, the Committee may, in its discretion, with respect to any Award or agreement that is not 409A Compensation, without the consent of the Participant, provide for any or all of the following to occur:

(a) the assumption or substitution of, or adjustment to, such outstanding Award or agreement;

(b) acceleration of the vesting of such Award and termination of any restrictions or performance conditions on such Award; or

(c) the cancellation of such Award or agreement for a payment to the Participant in cash or other property.

The Committee may provide for the preceding to occur immediately upon the Change in Control or upon the termination of employment or service of the Participant initiated by the Company or an Affiliate other than for Cause (as defined below) within a fixed time (not to exceed two years) following the Change in Control. In addition, with respect to any unexercised Option or SAR, the Committee may extend the period for exercising the vested portion thereof for the greater of three (3) months following such a termination of employment or service within such fixed time (but only during the stated term of the Option or SAR).

11.02 Effect of Change in Control on 409A Compensation.

(a) 409A Change in Control.

(i) Awards that are 409A Compensation. Unless otherwise provided at the time of grant of an Award providing for 409A Compensation, in the event there is a 409A Change in Control, and within the one-year period thereafter, an affected Participant has a termination of employment or service initiated by the Company or an Affiliate other than for Cause as defined below, then such Participant’s Award shall become fully vested, any restrictions or performance conditions on such Award shall thereupon lapse; and the Award shall be settled as promptly as practicable but no more than 90 days following such termination, subject to Section 12.12(b).

(ii) Accounts. Unless otherwise provided at the time an election is made to defer cash compensation to an Account, if there is a 409A Change in Control, each affected Sub-Plan Participant shall receive, within ten (10) days of the date of such Change in Control, a lump sum distribution of his or her Deferred Stock Equivalent Account in cash.

(b) Non-409A Change in Control. The occurrence of a Change in Control that is not a 409A Change in Control with respect to an affected Participant shall have no effect per se on any 409A Compensation of that Participant.

2015 Proxy Statement • Exhibit 1	E-17

11.03 “Cause”. For purposes of this Article XI, the term “Cause” shall mean, unless otherwise defined in an Award agreement or employment or Change-of-Control agreement between the Company or a subsidiary and the Participant then in effect:

(a) A Participant’s conviction of any felony under federal law or the law of the state in which the act occurred;

(b) Dishonesty by the Participant in the course of fulfilling his or her employment duties or service duties to the Company or a subsidiary; or

(c) Willful and deliberate failure on the part of the Participant to perform his or her employment or service duties to the Company or a subsidiary in any material respect, after reasonable notice of the non-performance and opportunity to correct it.

The existence of “Cause” shall be determined by the Committee or its delegate in its sole discretion.

XII. General Provisions

12.01 Additional Award Forfeiture Provisions. The Committee may condition a Participant’s right to receive a grant of an Award to be eligible to make a deferral under the Sub-Plan, to exercise an Award, to retain Stock, cash or other property acquired in connection with an Award or an Account, or to retain the profit or gain realized by a Participant in connection with an Award, including cash or other property received upon sale of Stock acquired in connection with an Award, upon compliance by the Participant with specified conditions relating to non-competition, confidentiality of information relating to the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and its officers, Directors and affiliates, and other requirements applicable to the Participant, as determined by the Committee, including during specified periods following termination of employment or service to the Company.

12.02 Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

12.03 Limits on Transferability; Beneficiaries. The right of a Participant and his or her Beneficiary to receive payments or distributions hereunder, and Awards and other rights and interests of Participants and Beneficiaries shall not be subject in any manner to anticipation, alienation, sale, transfer (other than by will or the laws of descent and distribution or as provided below), assignment, pledge, hypothecation, encumbrance, attachment, lien, obligation or liability, or garnishment by creditors (collectively, “Assignment”) of a Participant or his or her Beneficiary (other than in favor of the Company or an Affiliate thereof). Any attempted Assignment shall be void. Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Permitted Transferees (as defined below) during the lifetime of the Participant, and may be exercised by such Permitted Transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee. “Permitted Transferee” shall mean, with respect to an employee who has transferred his or her award (but not in a transfer for value), any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent of the voting interests. A Beneficiary, Permitted Transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

12.04 Designation of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons or revocable trusts as the Beneficiary who shall be entitled to receive the amount, if any, payable hereunder after the Participant’s death or to exercise an Award or to receive settlement of an Award after the Participant’s death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee prior to the Participant’s death shall be controlling. If no such Beneficiary designation is in effect at the time of the Participant’s death, or if no designated Beneficiary survives the Participant, the Participant’s estate shall be deemed to have been designated his or her Beneficiary and the executor or administrator thereof shall receive the amount, if any, payable hereunder or exercise or receive settlement of an Award after the Participant’s death. If the Committee is in doubt as to the right of any person as Beneficiary, the Company may retain any amount in question until the rights thereto are determined, or the Company may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.

12.05 Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is appropriate, or, in the case of any outstanding Award, necessary, in order to prevent dilution or enlargement of the rights of the Participant, then the

E-18	2015 Proxy Statement • Exhibit 1

Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the aggregate number and kind of shares of Stock which may be delivered in connection with Awards granted or Accounts established under the Plan, (ii) the number and kind of shares of Stock by which annual per person Award limitations are measured under Section 5.03, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards or Accounts, (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option, and (v) in the terms of RSUs under the Plan; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m), or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation Section 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs intended to qualify as “performance-based compensation” under Code Section 162(m).

12.06 Tax Provisions.

(a) Withholding. The Company and any Affiliate is authorized to withhold, at the time of grant or settlement or other time as appropriate, from any Award or Account, any payment relating to an Award or Account, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes required to be withheld by the Company or Affiliate. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of the Company’s (or an Affiliate’s) withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. The Committee is specifically authorized to allow Participants to satisfy withholding tax amounts by electing to have the Company (or an Affiliate) withhold from the shares of Stock to be delivered upon exercise of an Option or vesting or settlement of a Stock Award or Account that number of shares of Stock having a Fair Market Value equal to the amount required to be withheld.

(b) Required Consent to and Notification of Code Section 83(b) Election. No election under Code Section 83(b) (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award Agreement or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(c) Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Committee of such disposition within ten days thereof.

(d) Payment of Tax Amount. Notwithstanding anything herein to the contrary, in the event the Internal Revenue Service should finally determine that part or all of the value of a Participant’s Account which has not actually been distributed or an Award that has not been settled is nevertheless required to be included in the Participant’s or Beneficiary’s gross income for federal income tax purposes, then an amount necessary to pay applicable federal, state or local income taxes on such includible value shall be distributed from the Account or with respect to the Award in a lump sum cash payment within sixty (60) days after such determination, without the requirement of separate approval by the Committee. A “final determination” of the Internal Revenue Service is a determination in writing ordering the payment of additional tax, reporting of additional gross income or otherwise requiring an Account or portion thereof to be included in gross income, which is not appealable or which the Participant or Beneficiary does not appeal within the time prescribed for appeals. For avoidance of doubt, this Section 12.06(d) applies to all Awards and Accounts both 409A Compensation and non-409A Compensation.

12.07 Amendment and Termination of the Plan. The Company, acting through its Board on the recommendation of the Compensation Committee, may at any time terminate, and from time to time may amend or modify the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable federal or state statutory or regulatory requirements; and provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any Account or any outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant). In no event may any amendment or termination of the Plan accelerate the date of payment or distribution of 409A Compensation, except as may be permitted under Code Section 409A.

12.08 No Repricing. Without the approval of shareholders, the Committee will not amend or replace previously granted Options in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange, including but not limited to by means of cashing out options that whose exercise price is above the current Fair Market Value of a share of Stock.

12.09 Clawback; Right of Setoff. Awards and Accounts are subject to the Company’s policy on recoveries and such other terms and conditions as the Committee may impose in the event the Committee determines a participant’s own misconduct contributed materially to his or her receipt of unearned amounts of cash, Stock or other property. The Company or any Affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or an Affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such

2015 Proxy Statement • Exhibit 1	E-19

deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 12.09. Any such setoff shall be subject to Section 12.12. Notwithstanding the foregoing, no setoff form 409A Compensation may be made if it results in acceleration or deferral of the permitted payment date under Code Section 409A.

12.10 Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

12.11 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

12.12 Nature of Payments. Unless otherwise specified in the Award Agreement, Awards shall be special incentive payments to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or any Affiliate, except as such plan shall otherwise expressly provide, or (b) any agreement between the Company or any Affiliate and the Participant, except as such agreement shall otherwise expressly provide.

12.13 Electronic Media. Under procedures authorized or approved by the Committee, any form for any notice, election, designation, or similar communication required or permitted to be given to or received from a Participant under this Plan may be given or received in an electronic medium (including computer network, e-mail or voice response system) and any such communication to or from a Participant through such electronic media shall be fully effective under this Plan for such purposes as such procedures shall prescribe. Any record of such communication retrieved from such electronic medium under its normal storage and retrieval parameters shall be effective as a fully authentic executed writing for all purposes of this Plan absent manifest error in the storage or retrieval process.

12.14 Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration, or if less, the Fair Market Value on the date of forfeiture of the shares of Stock for which the Participant paid. Distributions in Stock shall be made in whole shares only, with the value of any fractional share distributed in cash.

12.15 Code Section 409A Considerations.

(a) Construction in Compliance with Code Section 409A. The Company intends that none of the grant, exercise, settlement or amendment or termination of any Award under the Plan will cause the Participant to be liable for payment of interest or a tax penalty under Code Section 409A. The provisions of the Plan and any Award Agreement shall be construed consistent with that intent.

(b) Six-Month Delay. Any distribution or settlement of 409A Compensation triggered by the Separation from Service of a Specified Employee that would otherwise be made prior to the Deferred Distribution Date (as defined below) shall not occur earlier than the Deferred Distribution Date. The “Deferred Distribution Date” is the day that is six (6) month and one (1) day after a Participant’s Separation from Service.

(c) Certain Grandfathered Awards. Awards that are “grandfathered” under Code Section 409A and that, but for such grandfathered status, would be deemed to be subject to Code Section 409A shall be subject to the terms and conditions of the 2002 Incentive Plan as amended and restated at May 26, 2005 other than Sections 6(b)(ii) and 6(c)(ii) thereof, provided that if any provision adopted by amendment to the 2002 Incentive Plan or an Award Agreement after October 3, 2004, would constitute a material modification of such grandfathered Award, such provision will not be effective as to such Award unless so stated by the Committee in writing with specific reference to revoking such grandfathered status. Notwithstanding the foregoing, no Accounts shall be “grandfathered” under Code Section 409A.

12.16 Governing Law. The Plan and all agreements and forms hereunder shall be construed in accordance with and governed by the laws of the State of Delaware without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

12.17 Awards to Participants Outside the United States. The Committee may adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for a Participant or group of participants who are then resident or primarily employed outside of the United States. Without limiting the generality of the foregoing, the Committee is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements and (B) to adopt sub-plans in addition to the Sub-Plan, and Plan addenda as the Committee deems desirable, to accommodate foreign laws, regulations and practice; and (C) to modify the terms of any Award under the Plan in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States.

12.18 Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or an Affiliate,

E-20	2015 Proxy Statement • Exhibit 1

(ii) interfering in any way with the right of the Company or an Affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award. Except as expressly provided in the Plan or an Award Agreement, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

12.19 Severability; Entire Agreement. If any of the provisions of this Plan or any Award Agreement are finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

12.20 Plan Term. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan, and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan; subject to Section 7.02 regarding Incentive Stock Options.

12.21 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definitions of any term herein in the singular shall also include the plural.

12.22 General Creditor Status. With respect to Awards and Accounts not denominated in Stock or Restricted Stock, each Participant and Beneficiary shall be and remain an unsecured general creditor of the Company with respect to any payments due and owing to such Participant or Beneficiary hereunder. All payments to persons entitled to benefits hereunder shall be made out of the general assets of the Company and shall be solely the obligation of the Company. To the extent the Plan is a promise by the Company to pay benefits in the future and it is the intention of the Company and Participants that the Plan be “unfunded” for tax purposes (and for the purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended).

2015 Proxy Statement • Exhibit 1	E-21

HA-C00375 (Mar. 15)

HORACE MANN EDUCATORS CORPORATION 1 HORACE MANN PLAZA SPRINGFIELD, IL 62715-0001	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	For	Against	Abstain
1a Daniel A. Domenech 1b Mary H. Futrell 1c Stephen J. Hasenmiller 1d Ronald J. Helow 1e Beverley J. McClure 1f Gabriel L. Shaheen 1g Robert Stricker 1h Steven O. Swyers 1i Marita Zuraitis		☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	The Board of Directors recommends you vote FOR proposals 2, 3 and 4.
							For	Against	Abstain
					2	Approval of the Horace Mann Educators Corporation 2010 Comprehensive Executive Compensation Plan as amended and restated.	☐	☐	☐
					3	Approval of the advisory resolution to approve Named Executive Officers’ compensation.	☐	☐	☐
					4	Ratification of the appointment of KPMG LLP, an independent registered public accounting firm, as the company’s auditors for the year ending December 31, 2015.	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Materials Election - Check this box if you want to receive a complete set of future proxy materials by mail, at no extra cost. If you do not take action you may receive only a Notice to inform you of the Internet availability of proxy materials.

		☐				Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K/Annual Report is/are available at www.proxyvote.com.

HORACE MANN EDUCATORS CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS MAY 20, 2015

The undersigned Shareholder of Horace Mann Educators Corporation (the “Company”) hereby appoints Gabriel L. Shaheen and Marita Zuraitis, or any of them, with full power of substitution, proxies to vote at the Annual Meeting of Shareholders of the Company (the “Meeting”), to be held on May 20, 2015, at 9:00 a.m. Central Daylight Saving Time, at the Horace Mann Lincoln Auditorium, 1 Horace Mann Plaza, Springfield Illinois, and at any adjournment thereof and to vote all shares of Common Stock of the Company held or owned by the Undersigned as directed on the reverse side and in their discretion upon such other matters as may come before the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2, 3 AND 4, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side